As filed with the Securities and Exchange Commission on September 20, 2006

Registration No. 333-131819

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

———————

AMENDMENT NO. 2

TO

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Florida	Cord Blood America, Inc.	65-1078768
(State or Other Jurisdiction of Incorporation or Organization)	(Name of Registrant in Our Charter)	(I.R.S. Employer Identification No.)
9000 West Sunset Boulevard Suite 400 West Hollywood, California 90069	8071	Matthew L. Schissler 9000 West Sunset Boulevard Suite 400 West Hollywood, California 90069
(Address and telephone number of Principal Executive Offices and Principal Place of Business)	(Primary Standard Industrial Classification Code Number)	(Name, address and telephone number of agent for service)
Copies to:
Clayton E. Parker, Esq. Kirkpatrick & Lockhart Nicholson Graham LLP 201 S. Biscayne Boulevard, Suite 2000 Miami, Florida 33131 Telephone: (305)539-3300 Telecopier: (305)358-7095	Ronald S. Haligman, Esq. Kirkpatrick & Lockhart Nicholson Graham LLP 201 S. Biscayne Boulevard, Suite 2000 Miami, Florida 33131 Telephone: (305)539-3300 Telecopier: (305)358-7095

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. Neither the selling stockholders nor we may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 20, 2006

PROSPECTUS

CORD BLOOD AMERICA, INC.

20,569,022 Shares of Common Stock

This Prospectus relates to the sale of up to 20,569,022 shares of common stock of Cord Blood America, Inc. (“Cord Blood”) by certain persons who are stockholders of Cord Blood, including Cornell Capital Partners, L.P. Please refer to “Selling Stockholders” beginning on page 13. Cord Blood is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Cord Blood did, however, receive proceeds from the issuance of $5 million in secured convertible debentures to Cornell Capital Partners pursuant to a Securities Purchase Agreement entered into on September 9, 2005. All costs associated with this registration will be borne by Cord Blood.

Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “CBAI.OB”. The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On September 5, 2006, the last reported sale price of our common stock was $0.165 per share. These prices will fluctuate based on the demand for the shares of our common stock.

Please refer to “Risk Factors” beginning on page 6.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ________ __, 2006.

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY

THE OFFERING

3

SUMMARY FINANCIAL INFORMATION

4

RISK FACTORS

6

FORWARD-LOOKING STATEMENTS

11

SELLING STOCKHOLDERS

13

USE OF PROCEEDS RECEIVED FROM THE SECURED CONVERTIBLE DEBENTURES

15

PLAN OF DISTRIBUTION

16

DILUTION

17

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

18

DESCRIPTION OF BUSINESS

30

MANAGEMENT

36

DESCRIPTION OF PROPERTY

40

LEGAL PROCEEDINGS

40

PRINCIPAL STOCKHOLDERS

41

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

43

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

AND OTHER STOCKHOLDER MATTERS

44

DESCRIPTION OF SECURITIES

46

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT ON ACCOUNTING

AND FINANCIAL DISCLOSURE

48

EXPERTS

49

TRANSFER AGENT

49

LEGAL MATTERS

49

HOW TO GET MORE INFORMATION

49

CONSOLIDATED FINANCIAL STATEMENTS

F-i

i

PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and notes included in this prospectus. You should read the entire prospectus carefully, including “Risk Factors” and our Financial Statements and the notes to the Financial Statements before making any investment in Cord Blood.

Overview

Cord Blood America, Inc. is a Florida corporation, which was formed in 1999. We did not commence business operations until we acquired Cord Partners, Inc., (“Cord”), a Florida corporation and wholly owned subsidiary of Cord Blood America, Inc., as of March 31, 2004. Since Cord’s formation in January 2003, we have been, and continue to be, engaged in the business of collecting, testing, processing and preserving umbilical cord blood, thereby allowing families to preserve cord blood at the birth of a child for potential use in future stem cell therapy. Cord Blood is also the parent company to four additional subsidiaries. The first subsidiary, CBA Professional Services, Inc. D/B/A BodyCells, Inc. (“BodyCells”), is in a developmental stage and is in the business of collecting, processing and preserving peripheral blood and adipose tissue stem cells allowing individuals to privately preserve their stem cells for potential future use in stem cell therapy. The second subsidiary, CBA Properties, Inc. (“Properties”), was formed to hold the corporate trademarks and any other intellectual property of Cord Blood America and its subsidiaries. The third subsidiary, Rainmakers International (“Rain”), was acquired in February 2005 and is engaged in the business of advertising. Rain specializes in delivering leads to corporate customers through national television and radio campaigns. Because Cord Blood and Rain were entities under common control this transaction was accounted for in a manner similar to a pooling of interests. The fourth subsidiary, Family Marketing, Inc. (“Family”), was acquired in April 2005 and is engaged in the business of internet advertising. Family Marketing specializes in delivering leads generated through various forms of internet advertising to corporate customers in the business of family based products and services. Family handles all of Cord’s internet based advertising, to provide a more systematic and thorough approach to the marketing efforts of Cord by tightly controlling the return on investment. Family Marketing was disposed of on September 5, 2006.

We intend to continue the organic growth of Cord through continued improvement of internal processes, expanded print, direct response and internet marketing efforts to facilitate increased prospective customer contact. Additionally, we will be concentrating our efforts on building additional sales channels through obstetrics and gynecological practices and other healthcare professionals, hospitals and other health care influencers. We also intend to experience growth through mergers and/or acquisitions of other stem cell preservation companies. We are currently exploring various acquisition opportunities and will continue to do so. We intend to fund mergers and acquisitions from funding received from a portion of the proceeds we received from $5 million in secured convertible debentures issued to Cornell Capital Partners.

Effective February 28, 2005, Cord Blood entered into a purchase and sale agreement to purchase 100% of the outstanding shares of Rain through a share exchange. Because Cord Blood and Rain were entities under common control, this transaction was accounted for in a manner similar to a pooling of interests. The shareholders of Rain were issued 3,656,000 shares of common stock in Cord Blood for all of their outstanding shares of Rain. The financial information presented in this Prospectus as of and for the years ended December 31, 2005 and 2004, and for the six-month period ended June 30, 2006 reflect this transaction as if the combining companies had been consolidated for all periods presented.

During the first quarter of fiscal 2005, we reevaluated our application of Emerging Issues Task Force No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” (EITF 99-19), to the presentation of our revenues generated from packaged advertising services provided to our clients. Based on our evaluation, we have changed the manner in which we report revenues earned from certain client contracts in the Statement of Operations to the “Gross” basis. Prior to the first quarter 2005, we reported such revenues on a “Net” basis. In order to provide consistency in all periods presented, revenues and costs of revenues for all prior periods have been reclassified to conform to the current period presentation.

Going Concern

Our consolidated financial statements have been prepared assuming we will continue as a going concern. We had net losses of $6,126,131 and $1,681,576 for the years ended December 31, 2005 and 2004, respectively, and we had net losses of $2,981,694 for the six-months ended June 30, 2006. We had an accumulated deficit of $11,113,588 as of June 30, 2006. For the year ended December 31, 2005, we had a working capital deficit of $3,298,086 and a working capital deficit of $5,611,978, for the quarter ended June 30, 2006. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, the accompanying financial statements will be adversely effected and we may have to cease operations.

About Us

Our principal executive offices are located at 9000 West Sunset Boulevard, Suite 400, West Hollywood, California  90069. Our telephone number is (310) 432-4090, our investor website is located at www.cordblood-america.com and our consumer websites are located at www.cordpartners.com and www.rainmakersintl.com.

THE OFFERING

This offering relates to the sale of common stock by certain persons who are, or beneficially deemed to be, stockholders of Cord Blood. Cornell Capital Partners intends to sell up to 19,865,504 shares of common stock, which are under secured convertible debentures issued to Cornell Capital Partners pursuant to a Securities Purchase Agreement dated September 9, 2005.

On September 9, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners purchased secured convertible debentures from us in the original principal amount of $5,000,000, of which $3,500,000 was funded on September 9, 2005 and $1,500,000 was funded on December 28, 2005. The secured convertible debentures mature on December 23, 2008 and accrue annual interest of 10%. These secured convertible debentures are convertible at the holder’s option at the lesser of (i) a conversion price equal to $0.35 or 96% of the lowest daily volume weighted average price of the common stock during the 30 trading days immediately proceeding the conversion date. The secured convertible debentures are secured by substantially all our assets. The secured convertible debentures may be redeemed by us at any time, in whole or in part, provided the closing price is less than $0.35 per share. Upon redemption we will pay a redemption premium of 10% of the principal amount being redeemed. On September 9, 2005, in connection with the Securities Purchase Agreement we entered into an Investor Registration Rights Agreement with Cornell Capital Partners, whereby we committed to registering shares of our common stock underlying the conversion of our secured convertible debentures. On December 26, 2005, we amended the Investor Registration Rights to state that the number of shares of common stock to be registered in an initial registration statement was to be 60 million shares underlying the secured convertible debentures and filed no later than January 15, 2006. In addition, we agreed to file a second registration statement after we increased our authorized common stock to at least 200 million shares no later than March 1, 2006. On June 20, 2006, we entered into an additional agreement with Cornell Capital Partners, whereby we agreed with Cornell Capital Partners to (i) increase the time for us to comply with our obligations to increase our authorized common stock to August 18, 2006, (ii) increase the time for us to have a second registration statement declared effective to September 1, 2006, (iii) have us waive the conversion restriction for Cornell Capital Partners as set forth in the secured convertible debentures and (iv) allow us in the event we do not have sufficient authorized common stock to issue shares upon conversion of the secured convertible debentures to issue such conversion shares from shares of common stock pledged to Cornell Capital Partners and reduce such number of pledged shares. On August 30, 2006, our shareholders voted to approve an amendment to our Articles of Incorporation increasing our authorized common stock to 300 million shares.

Common Stock Offered	20,569,022 shares by selling stockholders
Offering Price	Market price
Common Stock Outstanding Before the Offering(1)	40,541,845 shares as of September 5, 2006
Use of Proceeds

We will not receive any proceeds of the shares offered by the selling stockholders. The proceeds we received from the sale of the secured convertible debentures to Cornell Capital Partners will be used for general working capital. See “Use of Proceeds.”

Risk Factors	The securities offered hereby involve a high degree of risk and immediate substantial dilution. See “Risk Factors.”
Over-the-Counter Bulletin Board Symbol	CBAI.OB

———————

(1)

Excludes up to 19,865,504 shares of our common stock that we are registering in the accompanying registration statement to be issued to Cornell Capital Partners under the secured convertible debentures.

SUMMARY FINANCIAL INFORMATION

FOR CORD BLOOD AMERICA, INC.

Balance Sheet Data	For The Six Months Ended June 30, 2006	For The Year Ended December 31,
		2005	2004
ASSETS

Current assets:
Cash	$188,257	$1,629,475	$120,216
Certificates of deposit	—	385,712	75,000
Accounts receivable, net	427,934	154,374	99,402
Total current assets	616,191	2,169,561	294,618
Property and equipment, net	27,692	17,364	17,394
Deposits	21,756	21,394	20,000
Prepaid expenses	84,453	—	—
Goodwill	12,077	12,077	—
Customer contracts and relationships	247,302	—	—
Domain name	389	—	—
Other assets	670	9,597	2,062
Total assets	$1,010,531	$2,229,993	$334,074
LIABILITIES AND CAPITAL DEFICIT
Current liabilities:
Accounts payable	$534,233	$317,997	$390,238
Accrued expenses	435,934	223,159	271,218
Line of Credit	—	—	6,484
Deferred revenue	495,624	233,842	225,722
Due to related party	—	—	15,215
Due to stockholders	51,012	79,146	83,373
Capital lease obligations, current portion	4,565	4,439	3,630
Promissory notes payable, net of unamortized discount	4,706,800	4,609,065	—
Notes payable	—	—	936,975
Total current liabilities	6,228,169	5,467,647	1,932,855
Capital lease obligations, net of current portion	3,706	3,374	4,159
Total liabilities	6,231,875	5,471,021	1,937,014
Capital deficit:
Preferred stock, $.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—	—
Common stock, $.0001 par value, 100,000,000 shares authorized, 74,541,845, 73,471,857 and 25,429,600 shares, respectively, issued and outstanding	7,454	7,347	2,909
Additional paid-in capital	20,596,946	20,364,059	419,916
Deferred consideration	(3,152,156)	(3,915,583)	—
Common stock held in treasury stock, 34,000,000 shares	(11,560,000)	(11,560,000)	—
Accumulated deficit	(11,113,588)	(8,136,851)	(2,025,765)
Total capital deficit	(5,221,344)	(3,241,028)	(1,602,940)
Total liabilities and capital deficit	$1,010,531	2,229,993	$334,074

SUMMARY FINANCIAL INFORMATION

FOR CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

	Six-Month Period Ended June 30,	Six-Month Period Ended June 30,	For The Year Ended December 31,
Statement Of Operations	2006	2005	2005	2004
Revenues	$1,723,489	$1,485,396	$2,277,523	$1,503,702
Cost of revenues	(1,295,738)	(1,086,594)	(1,764,183)	(1,157,079)
Gross profit	427,751	398,802	513,340	346,623
Selling, general and administrative expenses	(2,426,991)	(2,521,426)	(4,779,060)	1,949,148
Loss from operations	(1,999,239)	(2,122,624)	(4,265,720)	(1,602,525)
Interest expense	(982,455)	(140,709)	(1,867,844)	(79,051)
Other Income	—	—	7,433	—
Net loss before income taxes	(2,981,694)	(2,263,333)	(6,126,131)	(1,681,576)
Income taxes	—	—	—	—
Net loss	$(2,981,694)	$(2,263,333)	$(6,126,131)	$(1,681,576)
Basic and diluted loss per share	$(0.07)	$(0.07)	$(0.17)	$(0.07)
Weighted average common shares outstanding	40,366,699	30,246,827	35,261,989	26,163,359

RISK FACTORS

We Are Subject To Various Risks That May Materially Harm Our Business, Financial Condition And Results Of Operations

You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your entire investment.

Risks Related To Our Business

We Have Been The Subject Of A Going Concern Opinion By Our Independent Auditors Who Have Raised Substantial Doubt As To Our Ability To Continue As A Going Concern

Our Independent Registered Public Accountants have added an explanatory paragraph to their audit opinions issued in connection with our consolidated financial statements which states that our financial statements raise substantial doubt as to our ability to continue as a going concern. We have experienced net losses from operations of $6,126,131 for the year ended December 31, 2005 and $2,981,694 for the six months ended June 30, 2006. In addition, as of December 31, 2005 we had a working capital deficit of $3,298,086 and a working capital deficit of $5,611,978 as of June 30, 2006. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

We May Not Be Able To Increase Sales Or Otherwise Successfully Operate Our Business, Which Could Have A Significant Negative Impact On Our Financial Condition

We believe that the key to our success is to increase sales of our cord blood preservation services as well as our advertising services and thereby increase our revenues and available cash. Our success with regard to cord blood preservation services will depend in large part on widespread market acceptance of cryo-preservation of cord blood and our efforts to educate potential customers and sell our services. Broad use and acceptance of our service requires marketing expenditures and education and awareness of consumers and medical practitioners. We may not have the resources required to promote our services and their potential benefits. Successful commercialization of our services will also require that we satisfactorily address the needs of various medical practitioners that constitute a target market to reach consumers of our services and to address potential resistance to recommendations for our services. If we are unable to gain market acceptance of our services, we will not be able to generate enough revenue to achieve and maintain profitability or to continue our operations.

Our efforts to increase our sales and revenues of advertising and direct response marketing services could be adversely impacted by the need for direct to consumer advertising services and the strength of the United States economy, especially for the small to mid-sized businesses that comprise the majority of our client base. Since downturns in the economy have generally had a more severe effect upon smaller companies, especially single-product companies, any changes or anticipated changes in the economy which cause these companies to reduce their advertising, marketing and promotion budget could negatively impact our advertising and direct response marketing business.

Because of our dependence on a limited number of customers, our failure to attract new clients for our advertising business could impair our ability to continue successful operations. The absence of a significant client base may impair our ability to attract new clients. Our failure to develop and sustain long-term relationships with our clients would impair our ability to continue our direct response marketing business, as a significant number of our agreements for advertising are for short-term or single project engagements. If our clients do not continue to use our services, and if we are unable to replace departing clients or generate new business in a timely or effective manner our business could be significantly and adversely affected.

We may not be able to increase our sales or effectively operate our business. To the extent we are unable to achieve sales growth, we may continue to incur losses. We may not be successful or make progress in the growth and operation of our business. Our current and future expense levels are based on operating plans and estimates of future sales and revenues and are subject to increase as strategies are implemented. Even if our sales grow, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

Accordingly, any significant shortfall in revenues would likely have an immediate material adverse effect on our business, operating results and financial condition. Further, if we substantially increase our operating expenses to increase sales and marketing, and such expenses are not subsequently followed by increased revenues, our operating performance and results would be adversely affected and, if sustained, could have a material adverse effect on our business. To the extent we implement cost reduction efforts to align our costs with revenue, our sales could be adversely affected.

We May Be Unable To Manage Growth, Which May Impact Our Potential Profitability

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•

Establish definitive business strategies, goals and objectives

•

Maintain a system of management controls

•

Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

We Are Dependent Upon External Financing To Fund Our Ongoing Operations And Implement Our Business Plan

Currently, we are dependent upon external financing to fund our operations. Our financing needs have been and are expected to continue to be provided, in large part, by funding we receive from Cornell Capital Partners. It is imperative that we receive this external financing to implement our business plan and to finance ongoing operations. New capital may not be available and adequate funds may not be sufficient for our operations, and may not be available when needed or on terms acceptable to our management. Our failure to obtain adequate additional financing may require us to delay, curtail or scale back some or all of our operations and may hinder our ability to expand or continue our business. Any additional financing may involve dilution to our then-existing shareholders, which could result in a decrease in the price of our shares.

We Are Dependent Upon A Third Party Facility For The Storage Of Umbilical Cord Blood; If Our Storage Arrangements Terminate Or The Facility Fails For Any Reason, We May Not Be Able To Provide Cord Blood Banking Services For Some Period Of Time

We do not own or operate a storage facility for umbilical cord blood. All cord blood collected from our customers is stored at Bergen Community Regional Blood Center in Paramus, New Jersey. If our storage arrangements with the facility terminate for any reason, we may not be able to continue to provide our cord blood banking services for some period of time. Even if we are able to negotiate an extension of our existing agreement or enter into one or more new agreements, we may not be able to obtain favorable terms.

To the extent our cryo-preservation storage service is disrupted, discontinued or the performance is impaired, our business and operations would be adversely affected. Any failure, including network, software, hardware or equipment failure, that causes a material interruption or discontinuance in our cryo-preservation storage of stem cell specimens could result in stored specimens being damaged and/or rendered unusable. Specimen damage, including loss in transit to the Bergen Community Regional Blood Center facility, could result in litigation against us and reduced future revenue, which in turn could be harmful to our reputation. While our agreement with

Bergen Community Regional Blood Center requires both parties to maintain commercial general liability insurance in amounts of not less than $1,000,000 per incident and $3,000,000 annual aggregate amount, such insurance coverage may not adequately compensate us for any losses that may occur due to any system failures or interruptions in the ability to maintain proper, continued, cryo-preservation storage services.

Any material disruption in the ability to maintain continued, uninterrupted storage systems could have a material adverse effect on our business, operating results and financial condition. Our systems and operations are vulnerable to damage or interruption from fire, flood, break-ins, tornadoes and similar events for which we may not carry sufficient business interruption insurance to compensate us for losses that may occur.

We Are Dependent Upon A Patent License Agreement For Certain Technology And Processes Utilized To Collect, Process And Store Umbilical Cord Blood; If Our Licensing Arrangement Terminates For Any Reason, We May Not Be Able To Collect, Process Or Store Umbilical Cord Blood For Some Period Of Time

Pursuant to the Patent License Agreement, Cord Partners may, on a non-exclusive basis, collect, process and store cord blood utilizing PharmaStem technology and processes covered by its patents for so long as the patents remain in effect. If our licensing arrangement with PharmaStem terminates for any reason, then we may not be able to provide our cord blood banking services for some period of time, if at all. Even if we are able to negotiate a new agreement with PharmaStem, we may not be able to obtain favorable terms.

If We Do Not Obtain And Maintain Necessary Domestic Regulatory Registrations, Approvals And Comply With Ongoing Regulations, We May Not Be Able To Market Our Cord Blood Banking Services

The cord blood banking services that we provide are currently subject to FDA regulations requiring infectious disease testing. The cord blood facility we use has registered with the FDA as a cord blood banking service, listed its products with the FDA, and will be subject to FDA inspection. In addition, the FDA has proposed new good tissue practice regulations that would establish a comprehensive regulatory program for human cellular and tissue-based products as well as proposed rules for donor suitability. Consistent with industry practice, our cord blood collection kits have not been cleared as a medical device. The FDA has announced that it will implement more regulatory procedures for cord blood banking in 2006. This new regulation may require medical device pre-market notification clearance or approval for the collection kits. Securing any necessary medical device clearance or approval for the cord blood collection kits may involve the submission of a substantial volume of data and may require a lengthy substantive review. This would increase costs and could reduce profitability. The FDA could also require that we cease using the collection kit and require medical device pre-market notification clearance or approval prior to further use of the kits. This could cause us to cease operations for some period of time.

We may not be able to comply with any future regulatory requirements, including product standards that may be developed after the date hereof. Moreover, the cost of compliance with government regulations may adversely affect revenue and profitability. Failure to comply with applicable regulatory requirements can result in, among other things, injunctions, operating restrictions, and civil fines and criminal prosecution. Delays or failure to obtain registrations could have a material adverse effect on the marketing and sales of services and impair the ability to operate profitably in the future.

Of the states in which we provide cord blood banking services, only New Jersey and New York currently require that cord blood banks be licensed. We maintain the required procurement service licenses of both the states of New York and New Jersey. If other states adopt requirements for the licensing of cord blood banking services, either the cord blood storage facility, or we may have to obtain licenses to continue providing services in those states.

Because Our Industry Is Subject To Rapid Technological And Therapeutic Changes And New Developments, Our Future Success Will Depend On The Continued Viability Of The Use Of Stem Cells And Our Ability To Respond To The Changes

The use of stem cells in the treatment of disease is a relatively new technology and is subject to potentially revolutionary technological, medical and therapeutic changes. Future technological and medical developments could render the use of stem cells obsolete. In addition, there may be significant advances in other treatment methods, such as genetics, or in disease prevention techniques, which could significantly reduce the need for the services we provide. Therefore, changes in technology could affect the market for our services and necessitate changes to those services. We believe that our future success will depend largely on our ability to anticipate or adapt to such changes, to offer on a timely basis, services that meet these evolving standards and demand of our customers. Expectant parents may not use our services and our services may not provide competitive advantages with current or future technologies. Failure to achieve increased market acceptance could have a material adverse effect on our business, financial condition and results of operations.

Our Markets Are Increasingly Competitive And, In The Event We Are Unable To Compete Against Larger Competitors, Our Business Could Be Adversely Affected

Cord blood banking and stem cell preservation is becoming an increasingly competitive business. Our business faces competition from other operators of cord blood and stem cell preservation businesses and providers of cord blood and stem cell storage services. Competitors with greater access to financial resources may enter our markets and compete with us. Many of our competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than we do. Established competitors who have substantially greater financial resources and longer operating histories than us, are able to engage in more substantial advertising and promotion and attract a greater number of customers and business than we currently attract. While this competition is already intense, if it increases, it could have an even greater adverse impact on our revenues and profitability. In the event that we are not able to compete successfully, our business will be adversely affected and competition may make it more difficult for us to grow our revenue and maintain our existing business.

The advertising and direct marketing service industry is highly competitive. We compete with major national and international advertising and marketing companies and with major providers of creative or media services. The client’s perception of the quality of our creative product, our reputation and our ability to serve clients are, to a large extent, factors in determining our ability to generate and maintain advertising business. Our size and our lack of significant revenue may affect the way that potential clients view us.

Our Information Systems Are Critical To Our Business And A Failure Of Those Systems Could Materially Harm Us

We depend on our ability to store, retrieve, process and manage a significant amount of information. If our information systems fail to perform as expected, or if we suffer an interruption, malfunction or loss of information processing capabilities, it could have a material adverse effect on our business.

We Could Fail To Attract Or Retain Key Personnel, Which Could Be Detrimental To Our Operations

Our success largely depends on the efforts and abilities of our Chief Executive Officer, Matthew L. Schissler. The loss of his services could materially harm our business because of the cost and time necessary to find his successor. Such a loss would also divert management’s attention away from operational issues. We do not presently maintain key-man life insurance policies on our Chief Executive Officer. We also have other key employees who manage our operations and if we were to lose their services, senior management would be required to expend time and energy to find and train their replacements. To the extent that we are smaller than our competitors and have fewer resources, we may not be able to attract the sufficient number and quality of staff.

Risks Related To This Offering

Future Sales By Our Stockholders May Negatively Affect Our Stock Price And Our Ability To Raise Funds In New Stock Offerings

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 40,541,845 shares of common stock outstanding as of September 5, 2006, 16,245,070 shares are, or will be, freely tradable without restriction, unless held by our “affiliates”. The remaining 24,296,775 of common stock, which will be held by existing stockholders, including the officers and directors, are “restricted securities” and may be resold in the public market only if registered or pursuant to an exemption from registration.

The Selling Stockholders Intend To Sell Their Shares Of Common Stock In The Market, Which Sales May Cause Our Stock Price To Decline

The selling stockholders intend to sell in the public market 20,569,022 shares of common stock being registered in this offering. That means that up to 20,569,022 shares may be sold pursuant to this Prospectus. Such sales may cause our stock price to decline. Our officers and directors and those shareholders who are significant shareholders as defined by the SEC will continue to be subject to the provisions of various insider trading and Rule 144 regulations.

The Sale Of Our Stock Under The Secured Convertible Debentures Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

In many circumstances the provision of financing based on floating-rate convertible debentures has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock. Such an event could place further downward pressure on the price of common stock. Even if we use the proceeds from the issuance of the secured convertible debentures to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market of our stock, the price will likely decline.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly, Which May Affect Our Shareholders’ Ability To Sell Shares Of Our Common Stock

Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders’ ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. The factors may negatively impact shareholders’ ability to sell shares of our common stock.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

Forward-looking statements include, without limitation, our ability to increase income streams, to grow revenue and earnings, and to obtain additional cord blood banking revenue streams. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. These risks and uncertainties include: (1) whether we will continue as a going concern; (2) whether we will continue to increase revenues within our core business; (3) whether we will generate revenues through offering additional stem cell services and acquiring other businesses in the stem cell industry; (4) whether we will be successful in achieving our goals of diversifying revenue streams and working towards profitability; (5) whether we are able to meet our financing requirements, and to ultimately achieve profitable operations (6) whether our current and future plans will provide an opportunity to continue as a going concern; (7) whether we will create tremendous value in building a database of qualified leads with specific demographic information which can be used to market a number of products and services; (8) whether we will be able to further monetize our website traffic through the use of our web properties, and therefore offset these increasing costs; (9) whether we will continue to carry a deficit until such time that we can greatly increase our assets and reduce our significant liabilities; (10) whether we will be able to reduce our working capital deficit over the long-term; (11) whether our current funding will partially be used to supplement the remaining 70% of operating cash needed through the end of 2006; (12) whether a portion of the funding will also be used to promote additional channels of stem cell services to further diversify our revenue streams; (13) whether other channels that will furnish a more favorable financial model; (14) whether a portion of the funding will be used for mergers and acquisitions of companies in the stem cell industry; (15) whether the combination of the capital raised through the issuance of the convertible debentures and our cash flows from operations will be sufficient through 2006; (16) whether we move towards profitability throughout 2006; (17) whether we further streamline our current operations, through discovering and implementing more profitable stem cell channels and by drastically reducing expenses related to raising additional capital; (18) whether additional financing will be available, and, if available, whether it will take the form of debt or equity; (19) whether Rain’s loans will be paid in full by the end of 2006; (20) whether Rain will not continue to experience a cash flow deficiency in the future; (21) whether Rain will be able to fund its own operations through cash flows from operations again in the very near future; (22) whether our new programs will have a positive impact in the future; (23) whether we find new and improved ways to produce positive financial results that are complimentary to our business; (24) whether the launch of the Annual Payment Option in September 2005 will have a positive impact; (25) whether our new Annual Payment Option will open the door so that the average American family can afford to bank their child’s cord blood stem cells; (26) whether our marketing initiatives will promote the new payment plan and create awareness both with existing prospects and other expectant families outside the company database; (27) whether our Annual Payment Option creates a new demographic of customers who were not previously able to take advantage of our cord blood preservation services; (28) whether there is an increase in potential customers as well as an increase in new customers; (29) whether we can improve our overall conversion rate and cost for acquiring clients; (30) whether we continue to develop new channel sales opportunities through the addition of strategic referral partnerships with Obstetrics and Gynecological practices and other healthcare professionals; (31) whether continuing to develop relationships with medical professionals who work closely with expectant families will further enhance our long-term growth and profitability; (32) whether we are able to accelerate the growth of our channel partnership programs by engaging a firm with existing medical sales representatives on staff to present Cord Partners’ Physician Partnership Programs on a national scale to key healthcare providers; (33) whether we add long form television infomercial buys, Hispanic media buys and call center management services over the next six months; (34) whether we add call center management services during the fourth quarter of 2005; (35) whether Family is able to take advantage of the huge profit potential in the lead generation business as more advertisers are moving to a fixed cost advertising methodology to control their return on investment; (36) whether our campaigns greatly increase the number of leads generated for all of our clients through our web properties over the next 12 months; (37) whether we will continue to add new advertisers to our sites and expand our network to accommodate these advertisers; (38) whether we will continue to re-market to our opt in database of leads using both online and offline mediums to produce additional revenue; (39) whether we are able to diversify our service offerings within the stem cell industry by offering additional sources of adult stem cells for private banking; (40) whether sources such as adipose tissue and peripheral blood have the potential to make a positive financial impact on our company; and (41) whether we continue to actively evaluate opportunities to acquire organizations within the stem cell industry that make both strategic and financial sense. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. The Company’s past performance is not necessarily indicative of its future performance. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

This Prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis”, “Factors That May Affect Future Operating Results” and “Description of Business,” as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders. The selling stockholders are the entities who have assisted in or provided financing to Cord Blood. A description of each selling stockholder’s relationship to Cord Blood and how each selling stockholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholder	Shares Beneficially Owned Before Offering		Percentage of Outstanding Shares Beneficially Owned Before Offering (1)	Shares to be Acquired Under The Securities Purchase Agreement	Percentage of Outstanding Shares to be Acquired Under The Securities Purchase Agreement	Shares to be Sold in the Offering	Percentage of Shares Beneficially Owned After Offering (1)
Cornell Capital Partners, L.P.	2,023,038	(2)	4.99%	19,865,504	32.88%	19,865,504	0%
Cryobank for Oncologic and Reproductive Donors, Inc.	703,518		1.17%	—	—	703,518	0%
Total	2,726,556		6.16%	19,865,504	32.88%	20,569,022	0%

———————

*

Equals less than 1%.

(1)

Applicable percentage of ownership is based on 40,541,845 shares of common stock outstanding as of September 5, 2006, together with securities exercisable or convertible into shares of common stock within 60 days of September 5, 2006, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of September 5, 2006 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations – percentage computation is for form purposes only.

(2)

Represents shares to be acquired by Cornell Capital Partners under the secured convertible debentures. Please note that the terms of the secured convertible debentures held by Cornell Capital Partners provides that in no event shall Cornell Capital Partners be entitled to convert the secured convertible debenture for a number of shares which, upon giving effect to the conversion, would cause the aggregate number of shares beneficially owned by Cornell Capital Partners and its affiliates to exceed 4.99% of our total outstanding shares following such conversion. Please also note that for the secured convertible debenture, the conversion price may fluctuate based on the market price of our stock, therefore the actual number of shares to be issued upon conversion of the secured convertible debentures may be higher or lower.

The following information contains a description of each selling stockholder’s relationship to Cord Blood and how each selling stockholder acquired the shares to be sold in this offering is detailed below. None of the selling stockholders have held a position or office, or had any other material relationship with Cord Blood, except as follows:

Shares Acquired In Financing Transactions With Cord Blood

Cornell Capital Partners. Cornell Capital Partners is the investor under the Equity Distribution Agreement. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners acquired all shares being registered in this offering in financing transactions with Cord Blood. Those transactions are explained below:

Securities Purchase Agreement. On September 9, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners purchased secured convertible debentures from us in the original principal amount of $5,000,000, of which $3,500,000 was funded on September 9, 2005 and $1,500,000 was funded on December 28, 2005. The secured convertible debentures mature on December 23, 2008 and accrue annual interest of 10%. These secured convertible debentures are also convertible at the holder’s option at the lesser of (i) a conversion price equal to $0.35 or 96% of the lowest daily volume weighted average price of the common stock during the 30 trading days immediately proceeding the conversion date. The debentures are secured by substantially all our assets. The secured convertible debentures may be redeemed by us at any time, in whole or in part, provided the closing price is less than $0.35 per share. Upon redemption we will pay a redemption premium of 10% of the principal amount being redeemed. Pursuant to an Investor Registration Rights Agreement we entered into with Cornell Capital Partners on September 9, 2005, we are registering in the accompanying registration statement, 19,865,504 shares of our common stock under the secured convertible debentures issued to Cornell Capital Partners pursuant to the Securities Purchase Agreement. On September 9, 2005, in connection with the Securities Purchase Agreement we entered into an Investor Registration Rights Agreement with Cornell Capital Partners, whereby we committed to registering shares of our common stock underlying the conversion of our secured convertible debentures. On December 26, 2005, we amended the Investor Registration Rights to state that the number of shares of common stock to be registered in an initial registration statement was to be 60 million shares underlying the secured convertible debentures and filed no later than January 15, 2006. In addition, we agreed to file a second registration statement after we increased our authorized common stock to at least 200 million shares no later than March 1, 2006. On June 20, 2006, we entered into an additional agreement with Cornell Capital Partners, whereby we agreed with Cornell Capital Partners to (i) increase the time for us to comply with our obligations to increase our authorized common stock to August 18, 2006, (ii) increase the time for us to have a second registration statement declared effective to September 1, 2006, (iii) have us waive the conversion restriction for Cornell Capital Partners as set forth in the secured convertible debentures and (iv) allow us in the event we do not have sufficient authorized common stock to issue shares upon conversion of the secured convertible debentures to issue such conversion shares from shares of common stock pledged to Cornell Capital Partners and reduce such number of pledged shares. On August 30, 2006, our shareholders voted to approve an amendment to our Articles of Incorporation increasing our authorized common stock to 300 million shares.

Cryobank for Oncologic and Reproductive Donors, Inc. Cryobank for Oncologic and Reproductive Donor, Inc. (“CORD”) is the beneficiary of the shares issued as payment upon the closing of the Asset Purchase Agreement on January 24, 2006 with CORD. Pursuant to the agreement, we delivered 703,518 restricted shares of our common stock which represented a value of One Hundred Forty Thousand Dollars ($140,000) at the closing sale price, $0.199 of our common stock on the day prior to the closing date.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “1933 Act”), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Cord Blood so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an “accredited investor” as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in our securities.

USE OF PROCEEDS
RECEIVED FROM THE SECURED CONVERTIBLE DEBENTURES

This Prospectus relates to 19,865,504 shares of our common stock underlying secured convertible debentures. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we did receive proceeds from the sale of $5,000,000 of the secured convertible debentures to Cornell Capital Partners pursuant to the Securities Purchase Agreement.

On September 9, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners purchased secured convertible debentures from us in the original principal amount of $5,000,000, of which $3,500,000 was funded on September 9, 2005 and $1,500,000 was funded on December 28, 2005. The secured convertible debentures mature on December 23, 2008 and accrue annual interest of 10%. These secured convertible debentures are also convertible at the holder’s option at the lesser of (i) a conversion price equal to $0.35 or 96% of the lowest daily volume weighted average price of the common stock during the 30 trading days immediately proceeding the conversion date. The secured convertible debentures are secured by substantially all our assets. The secured convertible debentures may be redeemed by us at any time, in whole or in part, provided the closing price is less than $0.35 per share. Upon redemption we will pay a redemption premium of 10% of the principal amount being redeemed. Pursuant to an Investor Registration Rights Agreement we entered into with Cornell Capital Partners on September 9, 2005, we are registering under this registration statement, 19,865,504 shares of our common stock under the secured convertible debentures issued to Cornell Capital Partners pursuant to the Securities Purchase Agreement.

For illustrative purposes only, we have set forth below our intended use of proceeds for proceeds we received upon the sale of $5,000,000 of convertible debentures to Cornell Capital Partners.

Proceeds	$5,000,000
Net Proceeds	$4,538,058

Use Of Proceeds:	Amount
Business Development	$2,840,824
General Working Capital	1,697,234
Total	$4,538,058

PLAN OF DISTRIBUTION

The selling stockholders have advised us that, upon conversion of the secured convertible debentures, the sale or distribution of our common stock owned by the selling stockholders may be effected by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or (ii) in transactions otherwise than in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

We will pay all of the expenses incident to the registration, offering and sale of the shares of common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of:  a SEC registration fee of $1072.14, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,427.86. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We did, however, receive proceeds from the secured convertible debentures we have issued to Cornell Capital Partners.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

DILUTION

The net tangible book value of Cord Blood as of June 30, 2006 was ($5,221,344) or ($0.07) per share of common stock outstanding on June 30, 2006. Net tangible book value per share is determined by dividing the tangible book value of Cord Blood (i.e., total assets less total intangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Cord Blood, our total assets less total intangible assets will be unaffected by this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Cord Blood is an umbilical cord blood stem cell preservation company with a particular focus on the acquisition of customers in need of family based products and services. We also provide television, radio and internet advertising services up to September 5, 2006 to businesses that sell family based products and services.

We operate three core businesses:

•

the umbilical cord blood stem cell preservation operations that are conducted by Cord Partners, Inc. (“Cord”)

•

the television and radio advertising operations that are conducted by Career Channel, Inc. D/B/A Rainmakers International (“Rain”)

•

the internet advertising operations that were conducted by Family Marketing, Inc. (“Family”)

The umbilical cord blood stem cell preservation operations provide umbilical cord blood banking services to expectant parents throughout all 50 United States. The company’s corporate headquarters are located in Los Angeles, California. All cord blood testing, processing, and storage is conducted by our outsourced laboratory partner, Bergen Community Regional Blood Services, located in Paramus, New Jersey. We provide the following services to each customer:

•

Collection Materials. We provide a medical kit that contains all of the materials necessary for collecting the newborn’s umbilical cord blood at birth and packaging the unit for transportation. The kit also provides for collecting a maternal blood sample for later testing.

•

Full-Time Physician And Customer Support. We provide 24-hour consulting services to customers as well as to physicians and labor and delivery personnel, providing any instruction necessary for the successful collection, packaging, and transportation of the cord blood & maternal blood samples.

•

Transportation. We coordinate the transportation of the cord blood unit to our laboratory partner, Community Blood Services, immediately following birth. This process utilizes a private medical courier, Quick International, for maximum efficiency and security.

•

Comprehensive Testing. At the laboratory, the cord blood sample is tested for stem cell concentration levels, bacteria and blood type. The maternal blood sample is tested for infectious diseases. We report these results to the newborn’s mother.

•

Cord Blood Preservation. After processing and testing, the cord blood unit is cryogenically frozen in a controlled manner and stored in liquid nitrogen for potential future use. Data indicates that cord blood retains viability and function for at least fifteen years when stored in this manner and theoretically could be maintained at least as long as the normal life span of an individual.

Cord earns revenue two ways: through a one-time enrollment and processing fee and through an annually recurring storage and maintenance fee.

The television and radio advertising operations provide advertising and direct marketing customers a range of services including:

•

the placement of advertising in television and radio outlets

•

the production of advertising content, including television commercials and radio copy, which is outsourced to third party production companies

•

advertising and marketing consulting services which can include assistance in not only developing an advertising program, but helping the client to develop the particular product or service, determine the appropriate market and design and implement an overall marketing program and strategy.

A majority of Rain’s revenues are realized via direct response media buys and per inquiry campaigns. For direct response, we currently buy television and radio schedules for our clients on a national and local level. Our national television outlets include Directv, DISH Network, Comcast Digital, national cable networks and various local cable interconnects. We buy time with numerous national radio networks including Premiere Radio, Clear Channel, Westwood One and Jones Radio Network, along with a variety of local radio stations. For per inquiry advertising, we focus on national campaigns. The placements are made using our internal media buyers and other agencies with whom we have formed strategic marketing alliances. We also generate revenues through the commercial production aspect of our business using production partners in Florida and California. Rain’s operations are located in Carlsbad, CA.

Family, the internet advertising operation, owned and operated several lead generation web properties that produced internet leads for Cord Blood along with other family based companies. The primary purpose of Family was to be the internet marketing arm for Cord Blood. Website visitors were directed to our web properties through several methods including natural search, paid search, email and banners. We also utilized affiliate marketers to help drive traffic to our web properties while only incurring a fee if a qualified lead is generated. Our websites required a registration process which is beneficial in the following ways:

•

By registering the user with the website, the user consents to receive follow up marketing from us on behalf of our advertisers

•

By pre-qualifying registered users for certain offers based upon their demographic information

•

By creating value in building a database of qualified leads with specific demographic information which can be used to market a number of products and services, enabling us to further monetize our website traffic.

Family earned revenue on a cost per lead basis for any leads generated through our web properties. The cost of acquiring leads for Cord through traditional internet advertising methods had become increasingly expensive. Through the use of our web properties, we were able to monetize the cost of acquiring these leads and therefore offset these increasing costs. Family operated out of our corporate office in Los Angeles, CA.

Consolidation

Effective February 28, 2005, Cord Blood entered into a purchase and sale agreement to purchase 100% of the outstanding shares of Rain through a share exchange. Because Cord Blood and Rain were entities under common control, this transaction was accounted for in a manner similar to a pooling of interests. The shareholders of Rain were issued 3,656,000 shares of common stock in Cord Blood for all of their outstanding shares of Rain. The financial information presented in this Prospectus as of and for the years ended December 31, 2005 and 2004, and for the three and six month periods ended June 30, 2006 reflect this transaction as if the combining companies had been consolidated for all periods presented.

Going Concern

Our consolidated financial statements have been prepared assuming we will continue as a going concern. We had net losses of $6,126,131 for the year ended December 31, 2005 and $2,981,694 for the six months ended June 30, 2006. We had an accumulated deficit of $11,113,588 as of June 30, 2006. As of December 31, 2005, we had a working capital deficit of $3,298,086 and a working capital deficit of $5,611,978 as of June 30, 2006. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment that might result from the outcome of this uncertainty. Assurances cannot be given that adequate financing can be obtained to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis to retain our current financing, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, the accompanying financial statements will be adversely effected and we may have to cease operations.

Critical Accounting Policies

We define critical accounting policies as those that are important to the portrayal of our financial condition and results of operations and require estimates and assumptions based on our judgment of changing market conditions and the performance of our assets and liabilities at any given time. In determining which accounting policies meet this definition, we considered our policies with respect to the valuation of our assets and liabilities and estimates and assumptions used in determining those valuations. We believe the most critical accounting issues that require the most complex and difficult judgments and that are particularly susceptible to significant change to our financial condition and results of operations include the following:

•

determination of the level of allowance for bad debt;

•

deferred revenue; and

•

revenue recognition

Accounts Receivable

Accounts receivable consist of the amounts due for the processing and storage of umbilical cord blood, advertising, commercial production and internet lead generation. The allowance for doubtful accounts is estimated based upon historical experience. The allowance is reviewed periodically and adjusted for accounts deemed uncollectible by management.

Deferred Revenue

Deferred revenue for Cord consists of payments for enrollment in the program and processing of umbilical cord blood by customers whose samples have not been collected, as well as the pro-rata share of annual storage fees for customers whose samples were stored during the year. Deferred revenue for Rain and Family consists of payments for per inquiry leads that have not yet been provided.

Revenue Recognition

We recognize revenue under the provisions of Staff Accounting Bulletin (“SAB”) 104 “Revenue Recognition”. Cord provides a combination of products and services to customers. This combination arrangement is evaluated under Emerging Issues Task Force (Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables,” (“EITF 00-21”). EITF 00-21 addresses certain aspects of accounting for arrangements under multiple revenue generating activities. Cord elected early adoption of EITF 00-21.

Cord Blood recognizes revenue from both enrollment fees and processing fees upon the completion of processing. Storage fees are recognized ratably over the contractual storage period.

Rain generates revenue from packaged advertising services, including media buying, marketing and advertising production services. Rain’s advertising service revenue is recognized when the media ad space is sold and the advertising occurs. Rain’s advertising production service revenue is derived through the production of an advertising campaign including, but not limited to audio and video production, establishment of a target market and the development of an advertising campaign.

During the first quarter of fiscal 2005, we reevaluated our application of Emerging Issues Task Force No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” (EITF 99-19), to the presentation of our revenues generated from packaged advertising services provided to our clients. Based on our evaluation, we have changed the manner in which we report revenues earned from certain client contracts in the Statement of Operations to the “Gross” basis. Prior to the first quarter of 2005, we reported such revenues on a “Net” basis. In order to provide consistency in all periods presented, revenues and costs of revenues for all prior periods have been reclassified to conform to the current period presentation. Such reclassifications had no effect on previously reported results of operations, total assets or accumulated deficit.

Our revenue recognition policy involves significant judgments and estimates about the ability to collect. We assess the probability of collection based on a number of factors, including past transaction history and/or the creditworthiness of our clients’ customers, which is based on current published credit ratings, current events and circumstances regarding the business of our client’s customer and other factors that we believe are relevant. If we determine that collection is not reasonably assured, we defer revenue recognition until such time as collection becomes reasonably assured, which is generally upon receipt of cash payment.

Financial Condition And Results Of Operations:

As of June 30, 2006, total assets increased 358% to approximately $1,011,000 million compared to approximately $220,700 as of June 30, 2005. Items of significant increase include a 455% increase in cash and cash equivalents, a 299% increase in accounts receivable and the addition of approximately $247,691 in intangibles. The increase in cash was due to the receipt of funding from the Securities Purchase Agreement with Cornell Capital Partners which was received in September 2005.

As of June 30, 2006, total liabilities increased 125% to approximately $6.2 million as compared to approximately $2.8 million as of June, 2005. Items of significant increase include a 247% increase in notes payable due to the addition of the convertible debentures in September 2005.

At June 30, 2006, we had a working capital deficit of $5,611,978. We will continue to carry a deficit until such time, if ever, that we can increase our assets and reduce our significant liabilities which are currently composed of notes payable and deferred revenue. While reducing the working capital deficit is our long-term goal we do not foresee this occurring in the near future.

Results Of Operations For The Six Months Ended June 30, 2006 Compared To The Six Months Ended June 30, 2005

For the six months ended June 30, 2006, revenue increased 16% to approximately $1,723,000 compared to approximately $1,485,000 for the six months ending June 30, 2005. Cord, Rain and Family all experienced increases in revenue. We believe Cord experienced this increase due to:

•

An increase in the number of customers having births, which allows us to recognize enrollment revenue, during the first six months of 2006 compared to the first six months of 2005

•

An increase in the number of payments made by customers choosing Annual Payment Option program

Before the implementation of the Annual Payment Option program, all revenue for Cord was recognized upon the birth of our customer’s child. This is the point at which the sample is tested, processed and stored and therefore, our services are fully delivered. Revenue in relation to the Annual Payment Option must be recognized as we collect for the annual payment of $269. The payment plan allows for our customers to defer their first payment until six months after their child’s date of birth. As the program matures, and we are able to process a growing number of annual payment invoices, we will be able to recognize an increasing amount of revenue.

We believe Rain experienced this increase due to:

•

An increase in the number of new customers

•

The continued development of new mediums such as remnant radio and satellite radio

•

For the six months ended June 30, 2006, cost of services increased 19% to approximately $1,295,738 as compared to approximately $1,086,594 for the six months ending June 30, 2005. The percentage of costs to revenue was nearly identical for both periods therefore, the increase in cost of services was due to the overall increase in sales.

For the six months ended June 30, 2006, gross profit increased 7% to approximately $427,800 as compared to approximately $398,800 for the six months ending June 30, 2005. Gross profit percent was nearly identical for both periods therefore, the increase in gross profit was due to the overall increase in sales.

For the six months ended June 30, 2006, administrative and selling expenses decreased 4% to approximately $2,433,000 as compared to approximately $2,521,000 for the six months ending June 30, 2005. Administrative and selling expenses decreased as a result of several factors. First, we experienced an increase in director stock expense of approximately $61,300 due to the issuance of 271,270 shares during the first quarter of 2006 to our board of directors as well as the expense related to options previously issued. We increased advertising expense by approximately $185,700 in the first six months of 2006 as compared to the first six months of 2005 by increasing the number of promotional materials we mailed to prospects as well as increasing print, internet and radio advertising during that time. There was an increase in independent contractor expense of $81,500 due to a consulting agreement entered into with Cord’s former President as well as increased commissions to Cord’s independent sales representatives. Our insurance expense increased by approximately $19,400 during the six months ending June 30, 2006. This was due to increased coverage upon the acquisition of Family and the addition of BodyCells to our policies. Travel expense increased approximately $10,000. We experienced a decrease of $274,648 in account charges and past due fees. There was a decrease in web hosting and design expense of approximately $4,800 due to a reduction in web hosting fees. Finally, there was also a decrease of approximately $167,300 in investor relations, filings, listings and stock transfer and issuance expenses.

For the six months ended June 30, 2006, interest expense increased approximately 598% to approximately $982,455 compared to approximately $140,709 for the six months ended June 30, 2006. The increase was in relation to the interest on a convertible debenture agreement.

For the six months ended June 30, 2006 and 2005, we experienced a loss of approximately $2,982,000 and $2,263,000, respectively. The biggest impact on the increase in Net Loss is due to the increase in interest expense on a convertible debenture agreement.

Results Of Operations For The Three Months Ended June 30, 2006 Compared To The Three Months Ended June 30, 2005

For the three months ended June 30, 2006, revenue increased 60% to approximately $1,067,000 compared to approximately $665,600 for the three months ending June 30, 2005. Cord, Rain and Family all experienced increases in revenue. We believe Cord experienced this increase due to:

•

An increase in the number of customers having births, which allows us to recognize enrollment revenue, during the second quarter of 2006 compared to the second quarter of 2005

•

An increase in the number of payments made by customers choosing Annual Payment Option program

Before the implementation of the Annual Payment Option program, all revenue for Cord was recognized upon the birth of our customer’s child. This is the point at which the sample is tested, processed and stored and therefore, our services are fully delivered. Revenue in relation to the Annual Payment Option must be recognized as we collect for the annual payment of $269. The payment plan allows for our customers to defer their first payment until six months after their child’s date of birth. As the program matures, and we are able to process a growing number of annual payment invoices, we will be able to recognize an increasing amount of revenue.

We believe Rain experienced this increase due to:

•

An increase in the number of new customers

•

The continued development of new mediums such as remnant radio and satellite radio

For the three months ended June 30, 2006, cost of services increased 60% to approximately $768,500 as compared to approximately $480,700 for the three months ending June 30, 2005. The percentage of costs to revenue was nearly identical for both periods therefore, the increase in cost of services was due to the overall increase in sales.

For the three months ended June 30, 2006, gross profit increased 7% to approximately $298,600 as compared to approximately $184,900 for the three months ending June 30, 2006. Gross profit percent was nearly identical for both periods therefore, the increase in gross profit was due to the overall increase in sales.

For the three months ended June 30, 2006, administrative and selling expenses decreased 19% to approximately $1,077,000 as compared to approximately $1,324,000 for the three months ending June 30, 2005. Administrative and selling expenses decreased as a result of several factors. First, we experienced an increase in director stock expense of approximately $8,300 due to the issuance of 271,270 shares during the first quarter of 2006 to our board of directors as well as the expense related to options previously issued. We increased advertising expense by approximately $163,000 in the second quarter of 2006 as compared to the second quarter of 2005 by increasing the number of promotional materials we mailed to prospects as well as increasing print, internet and radio advertising during that time. There was an increase in independent contractor expense of $43,900 due to a consulting agreement entered into with Cord’s former President as well as increased commissions to Cord’s independent sales representatives. Our insurance expense increased by approximately $12,800 during the six months ending June 30, 2005. This was due to increased coverage upon the acquisition of Family and the addition of BodyCells to our policies. Travel expense increased approximately $15,700. There was a decrease of approximately $51,700 in professional fees due to a reduction in accounting and business process consulting fees. There was a decrease in web hosting and design expense of approximately $12,500 due to a reduction in web hosting fees. We experienced a decrease of $194,200 in account charges and past due fees. There was also a decrease of approximately $27,600 in fees associated with raising capital. Finally, there was also a decrease of approximately $204,711 in investor relations, filings, listings and stock transfer and issuance expenses.

For the three months ended June 30, 2006, interest expense increased approximately 420% to approximately $499,200 compared to approximately $94,100 for the three months ended June 30, 2006. The increase was in relation to the interest on a convertible debenture agreement.

For the three months ended June 30, 2006 and 2005, we experienced a loss of approximately $1,267,600 and $1,233,400, respectively. The biggest impact on the increase in Net Loss is due to the increase in interest expense on a convertible debenture agreement.

Financial Condition And Results Of Operations:

As of December 31, 2005, total assets increased 568% to $2.2 million, compared to approximately $334,000 as of December 31, 2004. Items of significant increase included a 1255% increase in cash and a 414% increase in certificates of deposit. The increase in cash was partially due to the receipt of $5 million in funding from Cornell Capital Partners during 2005. Due to the acquisition of Family in April 2005, there was also an increase in goodwill.

As of December 31, 2005, total liabilities increased 182% to approximately $5,471,000 as compared to approximately $1,937,000 as of December 31, 2004. Significant items include a decrease in accounts payable of 19% which is attributed to the repayment of past due vendors during 2005. There was also a 18% decrease in accrued expenses which reflects the repayment of deferred 2004 payroll paid to an officer of Cord Blood during 2005. In addition, there was a 392% increase in notes payable net of unamortized discount due to the addition of the convertible debentures in 2005.

At December 31, 2005, we had a working capital deficit of $3,298,086. We will continue to carry a deficit until such time, if ever, that we can increase our assets and reduce our significant liabilities which are currently composed of notes payable, accounts payable and accrued expenses. While reducing the working capital deficit is our long-term goal we do not foresee this occurring in the near future.

Results Of Operations For The Year Ended December 31, 2005 Compared To The Year Ended December 31, 2004

For the year ended December 31, 2005, revenue increased 52% to approximately $2.3 million, compared to approximately $1.5 million for the year ended December 31, 2004. There was a slight increase in revenue with the acquisition of Family in April 2005, but the majority of the increase was due to increased revenue of both Cord and Rain. We believe Cord experienced an increase in revenue due to:

•

increased marketing efforts through print media and the internet;

•

consistent communication with prospective customers through telephone, direct mail and e-mail;

•

the addition of salespeople allowing us to reach a greater number of prospective clients and schedule more frequent follow-ups;

•

more efficient sales efforts through the experience and knowledge gained by the retention of existing salespeople;

•

the redesign of the packaging of our umbilical cord blood collection kit to increase awareness of the Cord Partners brand in hospitals and among consumers;

•

an increase in repeat business from existing customers having additional children

•

an increase in referrals by existing customers; and

•

a price increase for cord blood enrollment and processing in January 2005 from $1,595 to $1,695.

We believe Rain experienced an increase in revenue due to:

•

the addition of a major customer, Innovative Tax Relief, in January 2005;

•

a number of existing customers increasing their direct response weekly budgets after successful campaigns on national radio and television outlets with Rain; and

•

the expansion of our radio and television per inquiry networks generating more lead volume for our per inquiry clients.

For the year ended December 31, 2005, cost of services increased 52% to approximately $1.8 million compared to approximately $1.2 million for the year ended December 31, 2004. There was a slight increase in cost of services with the acquisition of Family in April 2005 but the majority of the increase was due to costs directly associated with increased sales of both Cord and Rain. We believe Cord experienced an additional increase in cost of services due to:

•

the increase in cost of our newly packaged medical kit;

•

our inability to take an early payment discount on our lab processing and storage fees for most of 2005; and

•

an increase in the average medical courier service delivery fee.

We believe Rain experienced an additional increase in cost of services due to:

•

our cost of commercial production increased; and

•

our cost per inquiry increased.

For the year ended December 31, 2005, gross profit increased 48% to approximately $513,000 compared to approximately $347,000 for the year ended December 31, 2004. Because both revenue and cost of services increased at the same rate, gross profit increased at the same rate, as well.

For the year ended December 31, 2005, administrative and selling expenses increased 145% to approximately $4.8 million as compared to approximately $1.9 million for the year ended December 31, 2004.

Administrative and selling expenses increased as a result of several factors. First, compensation expense increased by approximately $1,137,700 in 2005, due to adding and retaining twelve full time and two part time employees, and an increase in salary and stock compensation of four executives. The addition of the new employees contributed to the approximate $32,100 increase in other employee related expenses, such as telephone and internet service expenses, computer licenses and service expense, parking expense and office supplies expense. Independent contractor expense increased by approximately $4,300. Insurance expense increased by approximately $25,200 as the result of additional coverage required by the Patent License Agreement with PharmaStem and the purchase of a Directors and Officers insurance policy. We incurred approximately $353,900 in finance and bank related charges for fees on carried balances and fees from the addition of multiple bank accounts, merchant accounts and company credit cards. Some of these fees were paid with options or shares of our stock. Expenses for development, maintenance and hosting of our websites increased by approximately $69,600 pursuant to the Web Development and Maintenance Agreement with Gecko Media. Travel expense increased by approximately $19,400. Additionally, we increased the number of print publications we advertised in leading to an increase of approximately $23,600 in print advertising expense during 2005. The production of marketing materials and associated postage and delivery expenses increased by approximately $145,100 as we experienced a significant increase in prospect customer inquires requiring increased distribution of consumer information guides. We also increased the number of direct mailings and the dispersal of brochures to medical professionals. We increased our internet advertising which led to an increase of approximately $60,300 in web advertising expense during 2005. During 2005, we engaged a public relations firm and in doing so incurred an increase in public relations expense of approximately $20,400. In October 2004, we relocated to a larger, traditional office space, which contributed to the increase in rent of approximately $59,600 in 2005. In 2005, a multi-year audit was performed on Rain, which we acquired on February 28, 2005. The audit, as well as other public company obligations, contributed to the increase in professional fees for auditing and legal services of approximately $153,700. We also saw an increase of approximately $383,100 in professional fees in relation to our financing agreements as well as business process consulting. There were approximately $351,100 in other public company related expenses, such as investor relations, public filings and stock transfer and issuance expenses. Depreciation expense increased approximately $6,000. Of the expenses above, finance fees on carried balances, audit and legal fees related to the acquisition of Rain and professional fees related to our financing agreements are non-recurring fees.

For the year ended December 31, 2005, interest expense increased 2366% to approximately $1,867,800 as compared to approximately $79,100 for the year ended December 31, 2004. The increase was in relation to promissory notes issued as part of an equity distribution agreement and interest on a convertible debenture agreement.

Liquidity And Capital Resources

We have experienced net losses from operations of $778,400 for the six months ended June 30, 2006 and 2005, respectively. At June 30, 2006, we had $188,300 in cash and cash equivalents. We currently collect cash receipts from operations through three of our subsidiaries: Cord, Rain and Family. All corporate expenses such as legal, auditing, investor relations and interest are currently being paid through Cord. Cord’s cash flows from operations are not currently sufficient to fund operations in combination with these corporate expenses. Because of this shortfall, we have had to obtain additional capital through other sources. On September 9, 2005, we received $3,500,000 in funding from the issuance of convertible debentures to Cornell Capital Partners in a private placement. On December 28, 2005, we received an additional $1,500,000. The $5,000,000 raised has been partially used to supplement the operating cash needed in 2006. Approximately $1,059,000 was used to fully repay outstanding notes, including interest, and approximately $440,000 was used to pay past due balances with various vendors. A portion of the funding has also been invested in Family, as we believed there was an excellent opportunity for growth through this subsidiary. Family Marketing was disposed of on September 5, 2006. Currently, Family has the highest margins of any of our subsidiaries with the potential of an attractive return on investment. Finally, we invested part of the funding into an asset purchase of approximately 750 umbilical cord blood samples, as well as three cryogenic freezers used for the storage of the umbilical cord blood samples from Cryobank for Oncologic and Reproductive Donors, Inc. This transaction increased Cord’s revenue producing contracts by approximately 53%.

We will need to obtain additional capital in order to continue operations of Cord at the current level. A critical component of our operating plan that may have a substantial impact on our continued existence is our ability to obtain capital through additional equity and/or debt financing.

We do not anticipate adequate positive internal operating cash flow until such time as we can generate substantially greater revenues than we are generating at present.

Since inception, we have financed cash flow requirements through the issuance of common stock and warrants for cash, services and loans. As we expand our operational activities, we may continue to experience net negative cash flows from operations and we will be required to obtain additional financing to fund operations through equity offerings and borrowings to the extent necessary to provide working capital. Financing may not be available, and, if available, it may not be available on acceptable terms. Should we secure such financing, it could have a negative impact on our financial condition and our shareholders.

The sale of debt would, among other things, adversely impact our balance sheet, increase our expenses and increase our cash flow requirements. The sale of equity would, among other things, result in dilution to our shareholders.

If our cash flows from operations are significantly less than projected, then we would either need to cut back on our budgeted spending, look to outside sources for additional funding or a combination of the two. If we are unable to access sufficient funds when needed, obtain additional external funding or generate sufficient revenue from the sale of our products, we could be forced to curtail or possibly cease operations.

Our Independent Registered Public Accountants have added an explanatory paragraph to their audit opinions issued in connection with our consolidated financial statements which states that our 2005 consolidated financial statements raise substantial doubt as to our ability to continue as a going concern. Adequate financing may not be obtained by us to meet our capital needs. If we are unable to generate profits and unable to continue to obtain financing to meet our working capital requirements, we may have to curtail our business sharply or cease operations altogether. Our continuation as a going concern is dependent upon our ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing, and, ultimately, to attain profitability. Should any of these events not occur, we will be adversely affected and we may have to cease operations.

A large shortfall in projected cash flows may occur due to, but is not limited to, any of the following reasons:

•

an extreme shift in the selection of our new Annual Payment Option plan by new customers;

•

introduction of a competing stem cell product that would decrease interest in cord blood stem cell preservation;

•

loss of market share to new or existing competitors;

•

a major increase in the cost of our services;

•

changes in company strategies that produce unforeseen adverse results;

•

decreased visibility of the stem cell industry within the national media

•

a medical break-through deeming cord blood stem cell preservation obsolete; or

•

poor economic factors leaving families with less disposable income.

Our subsidiary, Rain, has been able to fund its own operations during the six months ended June 30, 2006 through cash flows from operations due to an increase in sales. However, it is possible Rain may experience insufficient cash flows in the future due to, but not limited to, the following reasons:

•

a loss of current customers to competitors;

•

our inability to add new customers to our current customer base;

•

increased pricing that leaves companies with smaller advertising budgets unable to continue to use our services;

•

changes in company strategies that produce unforeseen adverse results;

•

seasonal factors within the television and radio advertising industry; and

•

poor economic factors leaving companies with smaller advertising budgets unable to continue to use our services.

The cash flows from operations of our third subsidiary, Family, are currently sufficient to cover its cash flow needs. We believe this will continue to be the case for the next twelve months.

On June 30, 2006, we held accounts receivable (net of allowance for doubtful accounts) of $427,934. Accounts receivable are generally kept current through punctual collection efforts.

Our sources of funding that are currently outstanding or available are as follows:

On December 26, 2005, Cord Blood and Cornell amended and restated the $3,500,000 Debentures dated September 9, 2005 and funded the $1,500,000 Debentures pursuant to the Second Closing on December 28, 2005. The Securities Purchase Agreement (“SP Agreement”) and the Registration Rights Agreement dated September 9, 2005 were also amended. The amended agreement states that Cord Blood shall issue and sell to Cornell, and Cornell shall purchase Five Million Dollars ($5,000,000) of secured convertible debentures, which shall be convertible into shares of Cord Blood’s common stock, par value $0.0001, of which Three Million Five Hundred Thousand Dollars ($3,500,000) has been funded as of September 9, 2005 and One Million Five Hundred Thousand Dollars ($1,500,000) was funded on December 28, 2005 for a total purchase price of Five Million Dollars ($5,000,000). The interest rate has been amended to 10% per annum and the principal together with accrued but unpaid interest is due on or before December 23, 2008.

The SP Agreement was amended to state Cord Blood shall pay Cornell or its designees a non refundable commitment fee of $375,000 (equal to seven and one half percent (7.5%) of the $5,000,000 Purchase Price), all of which has been paid. It also states Cord Blood agrees to take any and all appropriate action necessary to increase its authorized common stock to two hundred million (200,000,000) by March 1, 2006. This action has been approved by the Company’s board and must still be voted on by the Company’s shareholders at its annual meeting.

The Investor Registration Rights Agreement that was entered into by Cord Blood and Cornell concurrently with the SP Agreement was amended to state the number of shares to be registered on the Initial Registration Statement, as defined in the Registration Right Agreement, is to be 60,000,000 shares underlying the Debentures. The initial registration statement was filed on February 13, 2006. The number of shares to be registered on the Second Registration Statement, as defined in the Registration Right Agreement, to be filed no later than thirty (30) days after Cord Blood has increased its authorized common stock to at least two hundred million (200,000,000) shares, are as follows:

•

Such number of shares of Common Stock equal to five (5) times the total principal balance of the Convertible Debentures remaining at the time the Second Registration Statement is filed divided by the conversion price in effect at the time the Second Registration Statement is filed.

•

7,000,000 Shares underlying the Warrant dated 9/9/05

•

7,285,000 Shares underlying the Warrant dated 9/9/05

•

8,285,000 Shares underlying the Warrant dated 9/9/05

On June 27, 2006, Cord Blood entered into an agreement with Cornell. The agreement amends certain terms of the SP Agreement, the Registration Rights Agreement and the Pledge and Escrow Agreement entered into on September 9, 2005. Pursuant to the agreement, the following changes have been agreed to by both parties. First, the time for Cord Blood to increase its authorized common stock to 200,000 million has been increased to August 18, 2006. Second, the deadline for Cord Blood to have the second Registration Statement declared effective by the SEC has been increased to September 30, 2006. Third, Cord Blood will waive the Conversion Restriction which restricts Cornell from converting any amounts of the outstanding principal of the Debentures at the Market Conversion Price prior to September 9, 2006. Fourth, in the event that Cord Blood does not have a sufficient number of authorized shares of Common Stock to issue Conversion Shares upon a conversion of the Debentures, Cord Blood is hereby authorized to issue to Cornell such number of shares otherwise reserved as Pledge Shares to Cornell and reduce the number of Pledged Shares by the amount of such issuance. The number of shares included in the amended registration statement have been reduced to 19,865,504.

If we default on any of the above agreements, we may have to curtail our business or cease operations.

Business Outlook

We are currently engaged in many new programs at various stages that we believe will have a positive impact on the future of Cord Blood. We are constantly seeking new and improved ways to produce positive financial results that are complimentary to our business. We are also focused on refining our current programs. Below is a discussion of those programs and strategies.

Cord

We believe the launch of Cord’s Annual Payment option in September 2005 will positively impact Cord’s ability to attract new customers. One of the greatest challenges we encounter in acquiring new customers is the objection to the initial fee of $1,695. For many new parents, the fee can be difficult given the numerous expenses that come along with a new baby. To address this, we launched a new payment alternative, which allows parents to pay $269 six months after their child is born, and an additional 17 payments of $269 annually thereafter.

This new Annual Payment Option provides an opportunity for families to consider banking their child’s cord blood stem cells, when they previously may not have been able to afford it. To our knowledge, no other competitor in the private cord blood banking industry currently offers such a plan. We experienced an increase in sales during the first quarter of 2006 as compared to previous quarters which we believe is due, in part, to prospect awareness of the Annual Payment Option.

Over the next twelve months, we plan to focus on improving the direct to consumer sales strategy which includes a customer focused approach to generating and closing potential clients via print and internet advertising, direct mail solicitation, email solicitation, and telemarketing. The addition of new salespeople to an experienced and successful staff will enable us to better manage our existing, potential, and new customers, while improving the overall conversion rate and cost for acquiring clients. In 2006, we plan to improve our utilization of technology to create new sales process efficiencies. We believe this will enable Cord to increase prospective customer conversion while maintaining current staffing levels.

Rain

During the first quarter of 2006, Rain focused on the development of a new sales channel, referred to as “remnant radio”, which is unsold radio inventory from radio networks that is available at a deeply discounted rate.

In the past, this unsold inventory was available to us on nationally syndicated radio shows. This new channel involves unsold inventory at the local radio station level. We have developed relationships with the top two firms in this space and now offer discounted unsold radio inventory to our clients on a local level. The ability to purchase this local remnant radio inventory is made possible in large part due to the utilization of the internet as a supply chain management tool, allowing local radio station managers to sell their unsold inventory at the last minute.

The addition of this service benefits us in two major ways:

•

we are now able to offer a lower entry point for new clients wishing to test radio which has provided us the opportunity to pursue business that we were unable to serve in the past; and

•

we are now able to target specific cities or states which has been a common request by our prospective clients

By being able to offer our clients these new services, we have been able to increase our customer base as well as an increase in media buys from existing clients. We believe this will continue to be a trend over the next twelve months.

BodyCells

The development of BodyCells, which will facilitate the collecting, processing and preserving of peripheral blood and adipose tissue stem cells allowing individuals to privately preserve their stem cells for potential future use in stem cell therapy, is temporarily on hold. We are awaiting the completion of the laboratory by the company in which we have partnered with. The processing and preserving of the peripheral blood and adipose tissue stem cells is to be performed at the laboratory by the partner company. The completion of the laboratory has taken longer than expected.

Cord Blood

Finally, we continue to actively evaluate opportunities to acquire organizations within the stem cell industry that make both strategic and financial sense.

Management remains committed to these efforts as a possible additional method of growth.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Recent Accounting Pronouncements

Effective January 1, 2006, we adopted Statement of Financial Accounting Standards ("SFAS") No. 123(R), Share-Based Payment, using the modified prospective application transition method. Prior to January 1, 2006, we accounted for share-based compensation with employees using the intrinsic value based method of accounting, under which no compensation expense is recognized for stock option awards granted at fair market value. With the adoption of SFAS No. 123(R), there will be an increase in compensation expense however, the increase has not had a material impact on our results of operations or our cash flows.

DESCRIPTION OF BUSINESS

Overview Business Development

Cord Blood America, Inc. is a Florida corporation, which was formed in 1999. We did not commence business operations until we acquired Cord Partners, Inc., (“Cord”), a Florida corporation and wholly owned subsidiary of Cord Blood America, Inc., as of March 31, 2004. Since Cord Partners’ formation in January 2003, we have been, and continue to be, engaged in the business of collecting, testing, processing and preserving umbilical cord blood, thereby allowing families to preserve cord blood at the birth of a child for potential use in future stem cell therapy. Cord Blood America is also the parent company to four additional subsidiaries. The first subsidiary, CBA Professional Services, Inc. D/B/A BodyCells, Inc. (“BodyCells”), is in a developmental stage and is in the business of collecting, processing and preserving peripheral blood and adipose tissue stem cells allowing individuals to privately preserve their stem cells for potential future use in stem cell therapy. The second subsidiary, CBA Properties, Inc. (“Properties”), was formed to hold the corporate trademarks and any other intellectual property of Cord Blood America and its subsidiaries. The third subsidiary, Rainmakers International (“Rain”), was acquired in February 2005 and is engaged in the business of advertising. Rain specializes in delivering leads to corporate customers through national television and radio campaigns. Because Cord Blood and Rain were entities under common control this transaction was accounted for in a manner similar to a pooling of interests. The fourth subsidiary, Family Marketing, Inc. (“Family”), was acquired in April 2005 and was engaged in the business of internet advertising. Family Marketing specialized in delivering leads generated through various forms of internet advertising to corporate customers in the business of family based products and services. Family handled all of Cord’s internet based advertising, to provide a more systematic and thorough approach to the marketing efforts of Cord by tightly controlling the return on investment. Family Marketing was disposed of on September 5, 2006.

We intend to continue the organic growth of Cord through continued improvement of internal processes, expanded print, direct response and internet marketing efforts to facilitate increased prospective customer contact. Additionally, we will be concentrating our efforts on building additional sales channels through obstetrics and gynecological practices and other healthcare professionals, hospitals and other health care influencers. We also intend to experience growth through mergers and/or acquisitions of other stem cell preservation companies. We are currently exploring various acquisition opportunities and will continue to do so.

In addition to our current plans, we will continue to implement growth strategies of our latest acquisitions, Rain and Family, as both companies have shown profitability in the past. We will focus on increasing revenues while keeping operating expenses to a minimum.

Business Of Issuer

Industry Background Of Cord

Stem cells. The human body is comprised of many types of cells with individual characteristics and specific functions. Cells with a defined or specialized function are referred to as differentiated. Examples of differentiated cells include nerve cells, red blood cells and skin cells. Differentiated cells are replaced and renewed over time from a population of rare, undifferentiated cells known as stem cells. As stem cells grow and proliferate, they are capable of producing both additional stem cells as well as cells that have differentiated to perform a specific function. Stem cell differentiation is prompted by specific cell-to-cell interactions or other molecular signals. These signals trigger a change in the cell’s genetic profile, causing specific genes to become active and others to become inactive. As a result, the cell develops specialized structures, features and functions representative of its differentiated cell type.

There are many types of stem cells in the human body. These stem cells are found in different concentrations and in different locations in the body during a person’s lifetime. Current thinking suggests that each organ and tissue in the body is founded, maintained and possibly rejuvenated to different degrees, on a more or less continual basis, by specific stem cell populations naturally present in the body. Types of stem cells include:

Hematopoietic stem cells. Hematopoietic, or blood, stem cells reside in the bone marrow. They can also be found in an infant’s umbilical cord as well as circulating in very small numbers in the blood. Hematopoietic stem cells generate all other blood and immune system cells in the body.

Neural stem cells. Neural stem cells can be found in the brain and spinal cord and are capable of differentiating into nerve and brain tissue.

Mesenchymal stem cells. Mesenchymal stem cells can be found in bone marrow and differentiate into bone, cartilage, fat, muscle, tendon and other connective tissues.

Pancreatic islet stem cells. Pancreatic islet stem cells can be found in the pancreas and differentiate into specialized cells of the pancreas including cells that secrete insulin.

The ability of a stem cell to differentiate into multiple types of cells of a certain tissue is referred to as pluripotency. For example, a hematopoietic stem cell has the ability to differentiate into many types of blood and immune system cells. However, stem cells of one tissue type may also generate specialized cells of another tissue type, a characteristic referred to as plasticity. For example, under specific conditions, hematopoietic stem cells have been shown to generate specialized cells of other systems, including neural, endocrine, skeletal, respiratory and cardiac systems. These characteristics make stem cells highly flexible and very useful for a number of applications, including the potential use as therapeutics.

Cell therapy. Cell therapy is the use of live cells as therapeutic agents to treat disease. This therapy involves the introduction of cells to replace or initiate the production of other cells that are missing or damaged due to disease. Currently, the most common forms of cell therapy include blood and platelet transfusions and bone marrow transplants.

Bone marrow transplantation is a medical procedure in which hematopoietic stem cells are introduced into the body in order to regenerate healthy, functioning bone marrow. In this procedure, stem cells are obtained from a donor through a surgical procedure to remove approximately one liter of bone marrow. The donated bone marrow, including any “captured” stem cells, is then transfused into the patient. Stem cells for transplantation may also be obtained from peripheral blood or umbilical cord blood donations. Sometimes the stem cells used in the procedure are obtained from the patient’s own bone marrow or blood.

Bone marrow transplantation has been successfully employed in the treatment of a variety of cancers and other serious diseases since the 1960s. According to the International Bone Marrow Transplant Registry, over 45,000 bone marrow and other hematopoietic (blood) stem cell transplant procedures were performed worldwide in 2002.

The flexibility and plasticity of stem cells has led many researchers to believe that stem cells have tremendous promise in the treatment of diseases other than those currently addressed by stem cell procedures. Researchers have reported progress in the development of new therapies utilizing stem cells for the treatment of cancer, neurological, immunological, genetic, cardiac, pancreatic, liver and degenerative diseases.

Umbilical Cord Blood Banking

The success of current and emerging cell therapies is dependent on the presence of a rich and abundant source of stem cells. Umbilical cord blood has been emerging as an ideal source for these cells. As information about the potential therapeutic value of stem cells has entered the mainstream, and following the first successful cord blood transplant performed in 1988, cord blood collection has grown.

In the past decade, several public and private cord blood banks have been established to provide for the collection and preservation of these cells. Public cord blood banks collect and store umbilical cord blood donated by women at the birth of the child. This blood is preserved and made available for a significant fee to anyone who needs it in the future. We do not currently collect or store donated cord blood units. Private, or family, cord blood banks such as Cord, collect and store umbilical cord blood on a fee-for-service basis for families. This blood is preserved and made available to the family in the event the family needs stem cells for a transplant. While stem cells have been successfully recovered from cord blood after at least fifteen years of storage in liquid nitrogen, these cells should theoretically be able to retain their usefulness at least as long as the normal life span of an individual.

Cord

Services Provided By Cord

Cord’s customers are expectant parents who choose to collect and store umbilical cord blood at the birth of their child for potential use in a stem cell transplant at a later date for that child or for another family member. Through partnering with Bergen Community Regional Blood Center, Cord is able to provide services to collect, test, process and preserve umbilical cord blood.

Private cord blood banking has been growing in acceptance by the medical community and has become increasingly popular with families. For an initial fee of $1,695 and an annual storage fee of $95 for each year thereafter, we provide the following services to each customer:

Collection. We provide a kit that contains all of the materials necessary for collecting the newborn’s umbilical cord blood at birth and packaging the unit for transportation. The kit also provides for collecting a maternal blood sample for later testing.

Full-Time Physician and Customer Support. We provide 24-hour consulting services to customers as well as to physicians and labor and delivery personnel, providing any instruction necessary on the collection of the cord blood.

Transportation. We manage all logistics for transporting the cord blood unit to our centralized facility immediately following birth. This procedure ensures chain-of-custody control during transportation for maximum security.

Comprehensive Testing. At the laboratory, the cord blood sample is tested for stem cell concentration levels and blood type. The cord blood sample and the maternal blood sample are also tested for infectious diseases. We report these results to both the mother and her doctor.

Cord Blood Preservation. After processing and testing, the cord blood unit is cryogenically frozen in a controlled manner and stored in liquid nitrogen for potential future use. Data indicates that cord blood retains viability and function for at least fifteen years when stored in this manner and theoretically could be maintained at least as long as the normal life span of an individual.

At present, all of our cord blood units are tested, processed and stored at, Bergen Community Regional Blood Center in Paramus, New Jersey.

Explanation of Material Agreements

Blood Bank Service Agreement

Pursuant to our Service Agreement with Bergen Community Regional Blood Center, the blood center tests all cord blood received from Cord and stores the cord blood in computerized, temperature monitored liquid nitrogen vapor tanks or other suitable storage units. Individual cord blood samples can be retrieved upon request. The blood center is compensated for its services based upon the number of umbilical cord blood units stored with it by Cord each month. Our agreement with the blood center runs through June 30, 2012. However, our agreement may be terminated by either party on 90 days notice.

Several other blood centers also provide the services currently provided to us by Bergen Community Regional Blood Center. If our agreement with Bergen Community Regional Blood Center were to terminate for any reason, we believe that comparable services could be secured from another provider at comparable cost within the contractual notice period. However, we may not be able to secure such terms or secure such terms within such time frame. In such event, we may not be able to continue to provide our cord blood banking services for some period of time or our expenses of storage may increase, or both. This would have an adverse effect on our financial condition and results of operations.

We are responsible for securing the proper collection and transportation of the cord blood to Bergen Community Regional Blood Center. Bergen Community Regional Blood Center is responsible for the proper testing, processing and storage of the cord blood delivered to it. Upon request by customer or a customer’s physician for release of stored cord blood or termination of our agreement, Bergen Community Regional Blood Center is not responsible for any cord blood once it is properly released to a courier or delivery service.

Our agreement with Bergen Community Regional Blood Center requires both parties to maintain commercial general liability insurance in amounts of not less than $1,000,000 per incident and $3,000,000 annual aggregate amount. Our agreement provides that each party will indemnify the other from its respective acts, errors or omissions in performing its respective obligations under the agreement.

Patent License Agreement

PharmaStem Therapeutics holds certain patents relating to the storage, expansion and use of hematopoietic stem cells. In the past two years, PharmaStem has commenced suit against numerous companies involved in cord blood collection and preservation alleging infringement of its patents. In October 2003, after a jury trial, judgment was entered against certain of our competitors and in favor of PharmaStem in one of those suits. In February 2004, PharmaStem commenced suit against Cord and certain of its competitors alleging infringement of its patents. Management of Cord determined to settle, rather than to litigate, this matter. As a result, PharmaStem and Cord entered into a Patent License Agreement in March 2004. Pursuant to the Patent License Agreement, Cord may, on a non-exclusive basis, collect, process and store cord blood utilizing PharmaStem technology and processes covered by its patents for so long as the patents may remain in effect. All of the patents are scheduled to expire in 2010. Cord is obligated under the Patent License Agreement to pay royalties to PharmaStem of 15% of all revenues generated by Cord from the collection and storage of cord blood on and after January 1, 2004. Other than royalties, no amount is payable by Cord to PharmaStem. All litigation between the parties was dismissed and all prior claims were released.

Marketing

The marketing of our services is based upon the education of our potential customers. Most people do not know about the medical benefits that stem cells can provide and, even when they do, they may not know that stem cells saved from the birth of their child could have significant value to their family. We attempt to inform and educate our potential customers as to these benefits.

We utilize several methods to educate our potential customers. Primarily, we use our website (www.cordpartners.com), printed information kits and brochures to educate families about the benefits and costs of cord blood storage. We provide potential customers with access to basic information about stem cells and their current and potential uses in medical treatment. We also educate potential customers as to their options with regard to private storage, public donation and disposal of umbilical cord blood as well as various collection methods, transportation of samples, laboratory testing and preservation techniques. We provide potential customers with the option of having a one-on-one counseling session with a Cord Partners Preservation Counselor.

We help potential customers find non-commercial resources to provide further information about stem cells and their uses in medical treatment and cord blood banks. The most referred sources include: The Parents Guide to Cord Blood (www.parentsguidecordblood.com), the National Institute of Health (www.nih.gov) and the National Marrow Donor Program (www.marrow.org). Our marketing campaigns are designed to capture as many qualified leads as possible so as to enable us to educate potential customers about their storage options. A marketing campaign is any promotion which is aimed at reaching numerous potential customers. This can be achieved through one or many advertising media. At present, our marketing focuses on the following: personal referrals, professional referrals, internet advertising, print advertising, direct mail, baby fairs and public relations.

We funnel our leads through a well-defined process which utilizes numerous methods for educating our potential clients, including direct mail, email and telephone consultations. To us, the most important aspect of our work is to try to teach expectant families what their umbilical cord blood preservation options may be. While we would like to convert all leads into customers, it is most important that each family is aware of the private and public storage options available to them so that they can make an informed decision.

All of our marketing efforts are designed and implemented by our employees. Our website was designed and is maintained and hosted by Gecko Media, Inc. Stephen Weir, a director of Cord Blood, is a founder, principal shareholder, director and officer of Gecko Media, Inc. Because of our internet presence, our marketing efforts are worldwide in scope. Nevertheless, virtually all of our customers reside in the United States.

Competition

Our competitors in the cord blood preservation industry include the approximately 24 other national private family cord blood banks in the United States, including Viacell, California Cryobank, Cbr Systems (Cord Blood Registry), Cryo-Cell International, CorCell, LifeBankUSA, and New England Cord Blood Bank. These companies privately store umbilical cord blood on a fee basis. Some of our competitors, such as Cryo-Cell, charge a lower price for their products than we do. Other competitors such as Viacell and Cbr Systems may have greater financial resources than we do. There are also more than fifty public cord blood banks throughout the world, including the

New York Blood Center (National Cord Blood Program), University of Colorado Cord Blood Bank, Milan Cord Blood Bank and Duesseldorf Cord Blood Bank. These competitors accept and store cord blood for little or no compensation, but charge a significant fee for the retrieval of the cord blood.

Our ability to compete with other private family and public cord blood banks will depend on our ability to distinguish ourselves as a leading provider of quality cord blood banking services. We believe that three factors distinguish our services. First, unlike many of our larger competitors, we have entered into a Patent License Agreement with PharmaStem. We believe this ensures our ability to continue to provide cord blood banking services to our customers. Second, unlike many of our competitors, our initial fee covers all services for the first year, including collection, transportation, testing, processing and preservation of the cord blood. Several of our competitors do not include all of these services in their initial fee. Finally, we provide individualized services to all of our customers. At the time of enrollment, each customer is assigned their own customer service representative, referred to as a “cord partner.”  The cord partner is available to their customers 24 hours per day, 7 days per week, via a toll free pager number. Each cord partner is trained not only to handle all customer inquires, but to communicate with labor and delivery staff in the event questions arise before, during or subsequent to delivery of the child.

Government Regulation

The cord blood banking services provided by us are subject to the Food and Drug Administration regulations requiring infectious disease testing. The cord blood facility we use has registered with the FDA as a cord blood banking service, has listed its products with the FDA, and will be subject to FDA inspection. In addition, the FDA has proposed good tissue practice regulations that would establish a comprehensive regulatory program for human cellular and tissue-based products as well as proposed rules for donor suitability. We believe that we are in compliance with existing regulatory requirements.

BodyCells

BodyCells is a developmental stage company in the business of collecting, processing and preserving peripheral blood and adipose tissue stem cells that allows individuals to privately preserve their stem cells for potential future use in stem cell therapy.

Properties

Properties holds all of the trademarks and other intellectual property of Cord Blood and its subsidiaries. The trademarks were applied for in the fourth quarter of 2004. The trademark, “Cord Partners” was registered with the United States Patent and Trademark office on January 17, 2006.

Family

Family specialized in delivering leads generated through various forms of internet advertising to corporate customers in the business of family based products and services. Family handled all of Cord’s internet based advertising, to provide a more systematic and thorough approach to the marketing efforts of Cord by tightly controlling the return on investment.

Rain

Services Provided By Rain

Rain was acquired on February 28, 2005 and is in the business of advertising. Sources of revenue for Rain include:  procuring and placing radio and television advertising; per-inquiry advertising on radio and television; production of radio and television commercials, procuring and setting up call centers; editing, dubbing and distribution of radio and television commercials; and procuring and placing print advertising.

Costs of services associated with the revenues of Rain are as follows:  set up and per minute charges from the procured call center; set up, filming, recording, creating graphics, editing, dubbing and distribution of commercials produced; media venue fees for advertising procured; and media venue fees for sales leads generated via per inquiry advertising.

Advertising And Direct Marketing

Rain offers its advertising and direct marketing customers a range of services including:

•

The placement of advertising in television and radio outlets;

•

The production of advertising content, including television commercials, and radio copy Advertising and marketing consulting services relating to the customer’s marketing campaign.

In performing its advertising agency services, Rain outsources commercial production services to third party production companies.

Rain’s advertising clients are typically small companies for whom our range of services include, in addition to the placement of advertising, a range of consulting services which can include assistance in not only developing an advertising program, but helping the client to design or develop the particular product or service, determine the appropriate market and design and implement an overall marketing program and strategy.

Competition

The marketing communications business is highly competitive, with agencies of all sizes and disciplines competing primarily on the basis of reputation and quality of service to attract and retain clients and personnel. Companies such as Integrated Media, Last Second Media, Media Associates, RevShare, Mercury Media, ChoicePoint Precision Marketing and E&M Advertising generally serve large corporations. We intend to seek a market niche by providing a full level of service quality that users of direct marketing services may not receive from our larger competitors. Most of our advertising clients are smaller companies that would not typically be sought by the major advertising and marketing companies.

Our customers compete with products of many large and small companies, including well-known global competitors. We market our customers with advertising, promotions and other vehicles to build awareness of their brands in conjunction with an extensive sales force including direct response advertising. We believe this combination provides the most efficient method of marketing for these types of products. We believe that we gain a certain level of competitive advantage by utilizing cost savings from our direct response advertising sector for multiple customers.

Government Regulation

The Federal Trade Commission oversees much of the advertising industry and does provide information on fair advertising practices. It also provides guidelines and enforcement of such, on fair advertising principals. Because we are not marketing our own products, and only buying media for other customer products, our liabilities under such practices are minimal and we protect against advertising any product that does not meet the highest standards of the FTC guidelines.

Dependence on One or a Few Major Customers

Currently Rain is dependent on one major customer, Tax Incorporated.

Reports to Security Holders

Cord Blood makes news releases, financial and other information available on it’s Corporate website at www.cordblood-america.com. There is a direct link to all of Cord Blood’s Securities and Exchange Commissions filings via the EDGAR database on the Corporate website. Cord Blood’s annual reports on Form 10-KSB, quarterly reports on form 10-QSB, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are accessible from the link free of charge or by going directly to http://www.sec.gov. The public may also read and copy any materials filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the SEC’s Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

Employees

At present, we employ seven full time employees and two part-time employees. Our full time employees include our Chairman of the Board and Chief Executive Officer, and our Chief Financial Officer. We believe our relations with all of our employees are excellent.

MANAGEMENT

Officers And Directors

The following table sets forth the names and positions of our executive officers and directors. Our directors are elected at our annual meeting of stockholders and serve for one year or until successors are elected and qualify. Our Board of Directors elect our officers, and their terms of office are at the discretion of the Board, except to the extent governed by an employment contract.

As of September 8, 2006, our directors and executive officers, their age, positions, the dates of their initial election or appointment as directors or executive officers, and the expiration of their terms are as follows:

Name of Director/Executive Officer	Age	Position	Period Served
Matthew L. Schissler	35	Chairman of the Board and Chief Executive Officer	January 1, 2003 to present
Sandra D. Smith	34	Chief Financial Officer	June 1, 2004 to present
Noah Anderson	26	Chief Technology Officer	June 1, 2004 to present
Joseph R. Vicente	43	Director	April 28, 2004 to present
Stephen Weir	33	Director	April 28, 2004 to present
Gayl Rogers Chrysler	53	Director	August 2005 to present
Timothy McGrath	41	Director	March 2006 to present

Below are the biographies of each of our officers and directors as of February 9, 2006.

Matthew L. Schissler is one of the founders of Cord. He has served as Chairman of the Board and Chief Executive Officer of Cord since its inception in January 2003. From April 2001 until January 2003, Mr. Schissler was the President and Chief Executive Officer of Rain, an advertising agency which he founded. From 1994 through March 2001, Mr. Schissler held various management sales positions at TMP Worldwide, Inc., a personnel staffing company.

Joseph R. Vicente, Director, joined Cord Blood in April 2004. From July 2002 through September 2004, Mr. Vicente was an independent consultant where he provided strategic consulting services to organizations on acquisitions, operational practices and efficiencies, and sales management. From July 1993 through April 2002, he was a Senior Vice President at TMP Worldwide, Inc. where he held various strategic, operational, and sales management positions. He currently serves as Vice President, Corporate Strategy of Cord Blood America, Inc.

Stephen Weir, Director, is one of the founders of Gecko Media, Inc., a website development company. Since August 2002, he has served as President of Gecko Media, Inc. Mr. Weir was also a founder of Global Interactive Network Systems, Inc., a network consulting company. From September 1996 to August 2002, Mr. Weir served as President of Global Interactive Network Systems, Inc.

Gayl Rogers Chrysler, Director, joined the Board of Directors for Cord Blood in August, 2005. Since May 2006, she has served as Vice President of Cellular Therapies and Clinical Affairs at BioE, Inc. From May 2003 to March 2006, Ms. Chrysler served as National Director of Operations of the Cord Blood Program for the National American Red Cross. From September 1994 until April 2003, Mrs. Chrysler held various management positions with the North Central Blood Services division of the American Red Cross in Minneapolis, Minnesota.

Timothy McGrath, Director, joined the Board of Directors for Cord Blood in March 2006. Mr. McGrath has served in an executive capacity for the past twelve years and is currently the Vice President of Finance and Accounting for BioE, Inc.. From October 1999 thru September 2005 Mr. McGrath served as Vice President and Chief Financial Officer of Orphan Medical, Inc.

Involvement In Certain Legal Proceedings

None of our officers, directors, promoters or control persons have been involved in the past five years in any of the following:

(1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee And Financial Expert

As of April 3, 2006, our board of directors has determined that Cord Blood has one audit committee financial expert, Mr. Timothy McGrath, and two committee members serving on its audit committee. Prior to March 1, 2006, Sandra Smith (former CFO) and Matthew Schissler performed some of the same functions of an audit committee, such as:  recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors’ independence, the financial statements and their audit report; and reviewing management’s administration of the system of internal accounting controls. On April 26, 2006, the board adopted its written audit committee charter.

Code Of Ethics

We adopted a Code of Ethics on April 13, 2005. The Code of Ethics was attached as Exhibit 14.1 to our registration statement filed on Form SB-2 on May 2, 2005.

Executive Compensation

The following table sets forth, for the fiscal year ended December 31, 2005, information regarding the compensation earned by our Chief Executive Officer and each of our most highly compensated executive officers whose aggregate annual salary and bonus exceeded $100,000, for each of the years indicated (the “Named Executive Officers”), with respect to services rendered by such persons to Cord Blood and its subsidiaries.

SUMMARY COMPENSATION TABLE

			Annual Compensation				Long-Term Compensation
							Awards	Payouts
Name And Principal Position	Year		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(S) ($)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)	All Other Compensation ($)
Matthew L. Schissler Chairman of the Board and Chief Executive Officer	2005		150,000	0	36,000	0	250,000	0	0
	2004	(2)	125,000	0	0	0	500,000	0	0
	2003		—	—	—	—	—	—	—

Stephanie A. Schissler(1) Chief Operating Officer and President of Cord Partners, Inc.	2005		150,000	0	0	0	250,000	0	0
	2004	(3)	125,000	0	0	0	500,000	0	0
	2003		—	—	—	—	—	—	—

———————

(1)

Ms. Schissler resigned as an officer of Cord Blood effective December 31, 2005.

(2)

In 2004, $32,586 was deferred at the election of Mr. Schissler.

(3)

In 2004, $33,502 was deferred at the election of Ms. Schissler.

The following table sets forth information concerning individual grants of stock options in 2005 to the Named Executive Officers:

OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

Name	Number Of Securities Underlying Options/SARS Granted (#) (2)	% Total Options/Sars Granted To Employees In Fiscal Year (3)	Exercise Or Base Price ($/Sh)	Market Price on Date of Grant	Expiration Date (4)
Matthew L. Schissler	20,555	*	0.18	0.50	07/01/2015
	1,600,000	38.7%	0.31	0.33	09/12/2015
	250,000	6.0%	0.20	0.20	12/31/2015
Stephanie A. Schissler	27,777	*	0.18	0.50	07/01/2015
	184,848	4.5%	0.33	0.37	08/01/2015
	250,000	6.0%	0.20	0.20	12/31/2015
Sandra Smith	11,111	*	0.18	0.50	12/08/2006
	250,000	6.0%	0.25	0.47	12/08/2006
	150,000	3.6%	0.20	0.20	12/31/2015
Noah Anderson	38,888	*	0.18	0.50	12/05/2006
	250,000	6.0%	0.25	0.47	12/05/2006
	150,000	3.6%	0.20	0.20	12/31/2015

———————

*

Less than 1%

(1)

The date of the grant of the options were various dates in 2005.

(2)

The options vest in either one year on the anniversary of the grant date or 25% per year over four years.

(3)

The total number of options granted to our employees during 2005 was 4,134,579

(4)

In no event may the options be exercised, in whole or in part, after December 31, 2015.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARS at FY-End (#)		Value of Unexercised In-The-Money Options/SARs at FY-End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Matthew L. Schissler	—	—	125,000	2,245,555	0	411

Stephanie A. Schissler	—	—	125,000	462,625	0	556

Sandra Smith	—	—	0	411,111	0	222

Noah Anderson	—	—	0	438,888	0	778

———————

(1)

As of December 31, 2005, all Options were unexercised.

(2)

A stock price of $0.20, which was the closing price of CBAI stock on December 30, 2005, was used to calculate the value of unexercised in-the-money options/SAR’s.

Compensation Of Directors

In January 2006, we implemented a standard arrangement for the compensation of our directors. In April 2004, as recognition of their service, each of our two non-management directors, Joseph R. Vicente and Stephen Weir, were each granted options to purchase 50,000 shares of our common stock at an exercise price of $0.25 per share. Such options vest 25% per year over a four year period and expire April 29, 2014. In addition, we reimburse Messrs. Vicente and Weir for their out-of-pocket expenses necessary to attend meetings of the Board of Directors. In August 2005, as recognition of their service, each of our two then serving non-management directors, Joseph R. Vicente and Stephen Weir, each were granted an option to purchase 50,000 shares of our common stock at an exercise price of $0.25 per share. 25,000 of such options vested immediately while the remaining 25,000 vest on the one year anniversary of the grant date. The options expire August 1, 2015. In August 2005, our new non-management director, Gayl Chrysler, was granted options to purchase 100,000 shares of our common stock at an exercise price of $0.25 per share. 50,000 options vested immediately while the remaining 50,000 vest on the one year anniversary of the grant date. The options expire August 1, 2015. In addition, we reimburse Ms. Chrysler for her out-of-pocket expenses necessary to attend meetings of the Board of Directors.

On January 26, 2006 the Company’s board of directors approved a board compensation plan through 2008. Shares issued as compensation for one year of service in 2006 are based on the closing stock price on January 25, 2006 divided by $10,000. Shares issued as compensation for one year of service in 2007 and 2008 will be based on the closing stock price of the last business day of 2006 and 2007, respectively, divided by $10,000.

Employment Agreements

On January 1, 2006, we entered into one year employment agreements with three executive officers, Matthew L. Schissler, Sandra D. Smith and Noah J. Anderson. Pursuant to the employment agreement with Matthew L. Schissler, Mr. Schissler serves as our Chairman and Chief Executive Officer at an annual salary of $150,000 through December 31, 2006. The agreement entitles Mr. Schissler to receive a net year-end performance bonus of $25,000 as well as certain other benefits. Mr. Schissler is subject to non-competition and confidentiality requirements. We may terminate this Agreement at any time without cause. In such event, not later than the Termination Date specified in the Termination Notice, we shall pay to the Executive an amount in cash equal to the sum of the Executive’s Compensation determined as of the date of such Termination Notice through the remaining term of the Agreement.

Pursuant to the employment agreement with Sandra Smith, Ms. Smith will serve as our Chief Financial Officer at an annual salary of $108,000 through December 31, 2006. The agreement entitles Ms. Smith to receive a quarterly performance bonus of up to $5,500 as well as certain other benefits. Ms. Smith is subject to non-competition and confidentiality requirements. We may terminate this Agreement at any time without cause. In such event, not later than the Termination Date specified in the Termination Notice, we shall pay to the Executive an amount in cash equal to the sum of the Executive’s Compensation for 90 days determined as of the date of such Termination Notice Agreement. The agreement with Ms. Smith was terminated on September 8, 2006.

Pursuant to the employment agreement with Noah J. Anderson, Mr. Anderson will serve as our Chief Technology Officer and President of Family Marketing, Inc. at an annual salary of $108,000 through December 31, 2006. The agreement entitles Mr. Anderson to receive a quarterly performance bonus of up to 10% of Gross Profit of Family, a year-end bonus of up to 10% of Net Income of Family as well as certain other benefits. Mr. Anderson is subject to non-competition and confidentiality requirements. We may terminate this Agreement at any time without cause. In such event, not later than the Termination Date specified in the Termination Notice, we shall pay to the Executive an amount in cash equal to the sum of the Executive’s Compensation for 90 days determined as of the date of such Termination Notice Agreement. The agreement with Mr. Anderson was terminated on September 5, 2006.

DESCRIPTION OF PROPERTY

Our principal office is located at 9000 W. Sunset Boulevard, Suite 400, West Hollywood, California, 90069. The property is a suite of approximately 2,000 square feet. The property is leased from an unaffiliated third party for a period of five years ending September 30, 2009. The monthly lease payments are approximately $6,000.

We maintain tenant fire and casualty insurance on our leased property in an amount deemed adequate by management.

LEGAL PROCEEDINGS

Kenneth D. Worth v. Cord Blood America

In May 2004, we received a complaint filed in the Superior Court of the State of California by Kenneth D. Worth, naming as defendants a number of private cord blood banks, including us. The complaint alleges that the defendants have made fraudulent claims in connection with the marketing of their cord blood banking services and seeks restitution for those affected by such marketing, injunctive relief precluding the defendants from continuing the allegedly abusive and fraudulent marketing of their services, unspecified punitive damages and attorney’s fees. In October 2004, the Court ruled that the complaint was stricken and no longer operative with respect to each defendant. A motion for reconsideration was filed by the Plaintiff requesting the Court consider new evidence, but that motion was denied. The Plaintiff has proposed a settlement that would result in the Plaintiff paying our attorneys’ fees and that no further action or damages will be pursued by the Plaintiff.

In June 2005, Kenneth D. Worth, who previously alleged a number of private cord blood banks, including Cord Partners, had made fraudulent claims in connection with the marketing of their cord blood banking services, was granted the request for dismissal of his appeal. The Plaintiff is responsible for paying $22,911 and $220 per month over two years for Cord Partners’ attorney’s fees. The ability of collecting these amounts has not been determined; therefore no receivable has been recorded at June 30, 2006.

Merrill Corporation v. Cord Blood America and Cord Partners

In June 2005, we received a complaint filed in the United States District Court of the Western District of Washington by Merrill Corporation, a Minnesota corporation, naming as defendants Cord Blood America and Cord Partners. The complaint alleges that the defendants owe Merrill Corporation, the Plaintiff, $109,000 for work performed and products provided plus attorneys’ fees, costs, applicable service charges and penalties. The complaint seeks judgment in the principal amount, plus applicable service charges and penalties; an award of post-judgment interest on all amounts; attorney’s fees and costs and for such other and further relief as the Court deems just and equitable.

In January 2006, both parties executed a Settlement and Release Agreement (“Agreement”) to compromise and settle the litigation. Pursuant to the Agreement, Cord Blood paid Merrill Corporation $109,000 in cash.

PRINCIPAL STOCKHOLDERS

Security Ownership Of Certain Beneficial Owners And Management

The table below sets forth information with respect to the beneficial ownership of our common stock as of June 1, for (i) any person who we know is the beneficial owner of more than 5% of our outstanding common stock; (ii) each of our directors or those nominated to be directors, and executive officers; and (iii) all of our directors and executive officers as a group.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Common	Matthew L. Schissler 9000 W. Sunset Boulevard, Suite 400 West Hollywood, CA 90069	11,219,922	27.67%
Common	Stephanie A. Schissler 9000 W. Sunset Boulevard, Suite 400 West Hollywood, CA 90069	8,230,915	20.30%

SECURITY OWNERSHIP OF MANAGEMENT
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Common	Matthew L. Schissler 9000 W. Sunset Boulevard, Suite 400 West Hollywood, CA 90069	11,219,922	27.67%
Common	Sandra Smith 9000 W. Sunset Boulevard, Suite 400 West Hollywood, CA 90069	513,611	1.27%
Common	Noah Anderson 9000 W. Sunset Boulevard, Suite 400 West Hollywood, CA 90069	672,631	1.66%
Common	Joseph R. Vicente 9000 W. Sunset Boulevard, Suite 400 West Hollywood, CA 90069	341,554	*
Common	Stephen Weir 9000 W. Sunset Boulevard, Suite 400 West Hollywood, CA 90069	149,054	*
Common	Gayl Rogers Chrysler 9000 W. Sunset Boulevard, Suite 400 West Hollywood, CA 90069	154,054	*
Common	Timothy McGrath 9000 W. Sunset Boulevard, Suite 400 West Hollywood, CA 90069	54,054	*
Common	All directors and executive officers as a group (6 persons)	13,104,880	32.32%

———————

*

Less than 1%.

(1)

Applicable percentage of ownership is based on 40,541,845 shares of common stock outstanding as of September 5, 2006 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of September 5, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the past two years, we have entered into transactions with a value in excess of $60,000 with an officer, director or beneficial owner of 5% or more of our common stock, or with a member of the immediate family of any of the foregoing named persons or entities, as follows:

(1)

On January 1, 2006, we entered into a one year consulting agreement with Stephanie Schissler, our former President and Chief Operating Officer. The agreement entitles Ms. Schissler to a $10,000 per month retainer and stock option incentives for her services in relation to strategic corporate planning and other business related matters. The agreement automatically renews for a second year, unless a 60 day written notice of cancellation is provided by us or Ms. Schissler.

(2)

On January 17, 2005, our wholly-owned subsidiary, CBA Professional Services, Inc. borrowed $100,000 from Joseph R. Vicente, a director of our company, on an unsecured basis. CBA Professional Services, Inc. guaranteed the loan. The loan is for a period of one year and bears interest at 6% per annum. Interest was payable on a monthly basis. This loan was repaid on March 31, 2005.

(3)

In June 2005, we received $17,700 as a short term, non-interest bearing advances from certain of our officers. These advances were repaid in June 2005.

(4)

In March of 2004, Cord became a party to a Web Development and Maintenance Agreement with Gecko Media, Inc. Stephen Weir, a director of Cord Blood, is a founder, principal shareholder, director and officer of Gecko Media, Inc. Pursuant to the Web Development and Maintenance Agreement, we pay to Gecko Media, Inc. the amount of $5,000 per month for March through May 2004, and the amount of $10,000 per month for June 2004 through March 2006, for development, maintenance and hosting of our website. In addition, we have granted to Gecko Media, Inc. options to purchase 150,000 shares of our common stock at $.25 per share. If Gecko Media, Inc. performs its obligations under the Web Development and Maintenance Agreement, then in March 2005, we will be obligated to issue to Gecko Media, Inc. options to purchase an additional 150,000 shares of our common stock at $1.00 per share. On May 5, 2006, Cord entered into a new Web Development and Maintenance Agreement (the "Web Agreement") for the development and maintenance of a website with a company whose president is a member of the board of directors of Cord Blood. The Web Agreement replaced the agreement that expired on March 31, 2006. The Web Agreement calls for fees of $10,000 per month from April 2006 until termination in April 2008. At the beginning of each annual term, Cord Blood America will issue to Gecko Media so many shares of common stock of CBAI as will total a value of $10,000 at the closing sales price of CBAI stock on the date of issuance.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

(a)

Market Information

As of December 31, 2004 our shares of common stock had never traded on any securities exchange. Therefore, there is no market information to report as of December 31, 2004. On January 21, 2005, our stock began trading on the Over-the-Counter Bulletin Board under the symbol “CBAI.OB”.

The following table sets forth the high and low bid prices for our common stock for the periods indicated as reported by the Over-the-Counter Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High Bid	Low Bid
YEAR 2006
Quarter Ended March 31, 2006	$0.195	$0.205
Quarter Ended June 30, 2006	$0.26	$0.28
Quarter Ended September 30, 2006 (through September 5)	$0.14	$0.15
YEAR 2005
Quarter Ended March 31, 2005 (from January 31, 2005)	$0.31	$0.16
Quarter Ended June 30, 2005	$0.66	$0.08
Quarter Ended September 30, 2005	$0.70	$0.215
Quarter Ended December 31, 2005	$0.24	$0.18

(b)

Holders Of Common Stock

As of September 5, 2006, we had approximately 950 shareholders of our common stock and 40,541,845 shares of our common stock were issued and outstanding.

(c)

Dividend

We have never declared or paid a cash dividend. There are no restrictions on the common stock or otherwise that limit the ability of us to pay cash dividends if declared by the Board of Directors. The holders of common stock are entitled to receive dividends if and when declared by the Board of Directors, out of funds legally available therefore and to share pro-rata in any distribution to the shareholders. Generally, we are not able to pay dividends if after payment of the dividends, we would be unable to pay our liabilities as they become due or if the value of our assets, after payment of the liabilities, is less than the aggregate of our liabilities and stated capital of all classes. We do not anticipate declaring or paying any cash dividends in the foreseeable future.

On April 2, 2004, we declared and paid a two for one stock split, effected as a stock dividend, to all of our shareholders.

(d)

Equity Compensation Plan*

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	0	N/A	0
Equity compensation plans not approved by equity holders	2,251,400	$0.23	5,748,600
Total	2,251,400	$0.23	5,748,600

———————

*

This table includes totals as of September 5, 2006.

(1)

The Option Plan was initially approved by the Board of Directors of the Company in February 2005. The Board is now submitting the Option Plan to the shareholders for approval. Subsequent to the Board’s approval of the Option Plan, however, the Board approved option grants to certain officers, directors and employees of the Company pursuant to Rule 701 of the Securities Act of 1933, as amended (“Rule 701”). The options listed in this Equity Compensation Plan Information table are those granted by the Board of Directors pursuant to Rule 701.

DESCRIPTION OF SECURITIES

General

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, $0.0001 par value per share. As of September 5, 2006, there were 40,541,845 outstanding shares of common stock. We are authorized to issue 5,000,000 shares of preferred stock but to date we have not issued any shares of preferred stock. Set forth below is a description of certain provisions relating to our capital stock. For additional information, regarding our stock please refer to our Articles of Incorporation and By-Laws.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Preferred Stock

We have 5,000,000 authorized shares of preferred stock with a par value of $0.0001 per share, issuable in such series and bearing such voting, dividend, conversion, liquidation and other rights and preferences as the Board of Directors may determine. As of September 5, 2006, none of our preferred shares were outstanding.

Secured Convertible Debentures

On September 9, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners purchased secured convertible debentures from us in the original principal amount of $5,000,000, of which $3,500,000 was funded on September 9, 2005 and $1,500,000 was funded on December 28, 2005. The secured convertible debentures mature on December 23, 2008 and accrue annual interest of 10%. These secured convertible debentures are also convertible at the holder’s option at the lesser of (i) a conversion price equal to $0.35 or 96% of the lowest daily volume weighted average price of the common stock during the 30 trading days immediately proceeding the conversion date. The debentures are secured by substantially all our assets. The secured convertible debentures may be redeemed by us at any time, in whole or in part, provided the closing price is less than $0.35 per share. Upon redemption we will pay a redemption premium of 10% of the principal amount being redeemed. Pursuant to an Investor Registration Rights Agreement we entered into with Cornell Capital Partners on September 9, 2005, we are registering in the accompanying registration statement, 19,865,504 shares of our common stock under the secured convertible debentures issued to Cornell Capital Partners pursuant to the Securities Purchase Agreement.

On September 9, 2005, in connection with the Securities Purchase Agreement we entered into an Investor Registration Rights Agreement with Cornell Capital Partners, whereby we committed to registering shares of our common stock underlying the conversion of our secured convertible debentures. On December 26, 2005, we amended the Investor Registration Rights to state that the number of shares of common stock to be registered in an initial registration statement was to be 60 million shares underlying the secured convertible debentures and filed no later than January 15, 2006. In addition, we agreed to file a second registration statement after we increased our authorized common stock to at least 200 million shares no later than March 1, 2006. On June 20, 2006, we entered into an additional agreement with Cornell Capital Partners, whereby we agreed with Cornell Capital Partners to (i) increase the time for us to comply with our obligations to increase our authorized common stock to August 18, 2006, (ii) increase the time for us to have a second registration statement declared effective to September 1, 2006, (iii) have us waive the conversion restriction for Cornell Capital Partners as set forth in the secured convertible debentures and (iv) allow us in the event we do not have sufficient authorized common stock to issue shares upon conversion of the secured convertible debentures to issue such conversion shares from shares of common stock pledged to Cornell Capital Partners and reduce such number of pledged shares.

Limitation Of Liability:  Indemnification

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers of from and against certain claims arising from or related to future acts or omissions as a director or officer of Cord Blood. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Cord Blood pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation Authorized And Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Cord Blood that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Cord Blood’s Board of Directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of Cord Blood by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANT
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On December 9, 2005, we decided to engage a new auditing firm, Rose, Snyder and Jacobs, as our independent accountants to audit our financial statements. Our Board of Directors recommended and approved the change of accountants. Accordingly, Tedder, James, Worden and Associates, P.A., was dismissed on December 9, 2005.

During our two most recent fiscal years, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Tedder, James, Worden and Associates, P.A., on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The report on the financial statements prepared by Tedder, James, Worden and Associates, P.A., for either of the last two years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that Tedder, James, Worden and Associates, P.A. expressed in their report substantial doubt about our ability to continue as a going concern. The decision to change accountants was determined by the Board of Directors to be in our best interests at the current time given the geographic challenges we faced by being located in Los Angeles, CA while Tedder, James, Worden and Associates, P.A. is located in Orlando, FL.

We provided Tedder, James, Worden and Associates, P.A. with a copy of the current report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this current report on Form 8-K, and if not, stating the aspects with which they do not agree. The letter from Tedder, James, Worden and Associates, P.A. was filed as an amendment to Form 8-K dated December 9, 2005 on December 20, 2005.

We have engaged the firm of Rose, Snyder & Jacobs, as of December 14, 2005. Rose, Snyder & Jacobs was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements.

EXPERTS

The consolidated financial statements for the fiscal years ended December 31, 2005 and 2004, included in this prospectus and this registration statement, have been audited by Rose, Snyder & Jacobs, a corporation of public accountants and Tedder, James, Worden and Associates, P.A., respectively, as stated in their independent auditor’s reports appearing with the financial statements and this registration statement. These financial statements are included in reliance upon their reports, given upon their authority as experts in accounting and auditing.

TRANSFER AGENT

The transfer agent for our common stock is Interwest Transfer Company, Inc. Their address is 1981 East 4800 South, Suite 100, P. O. Box 17136, Salt Lake City, Utah  84117, and their telephone number is 801-272-9294.

LEGAL MATTERS

Kirkpatrick & Lockhart Nicholson Graham LLP will pass upon the validity of the shares of common stock offered hereby. Kirkpatrick & Lockhart Nicholson Graham LLP is located at 201 South Biscayne Boulevard, Miami Center, Suite 2000, Miami, Florida  33131.

HOW TO GET MORE INFORMATION

We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement we were not subject to the information requirements of the Securities Exchange Act of 1934. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to Cord Blood and the shares to which this prospectus relates. Copies of the registration statement and other information filed by Cord Blood with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 100 F Street, NE, Washington, DC 20549. In addition, the SEC maintains a World Wide Website that contains reports, proxy statements and other information regarding registrants such as Cord Blood which filed electronically with the SEC at the following Internet address: (http:www.sec.gov).

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

F-i

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Unaudited)

June 30, 2006
ASSETS

Current assets:
Cash	$188,257
Accounts receivable, net of allowance for doubtful accounts of $20,672	427,934
Total current assets	616,191

Property and equipment, net of accumulated depreciation and amortization of $16,963	27,692
Deposits	21,756
Prepaid expenses	84,453
Goodwill	12,077
Customer contracts and relationships, net of amortization of $6,684	247,302
Domain name, net of amortization of $11	389
Other assets	670

Total assets	$1,010,531

LIABILITIES AND CAPITAL DEFICIT

Current liabilities:
Accounts payable	$534,233
Accrued expenses	435,934
Deferred revenue	495,624
Due to stockholders	51,012
Capital lease obligations, current portion	4,565
Promissory notes payable, net of unamortized discount of $293,200	4,706,800
Total current liabilities	6,228,169

Capital lease obligations, net of current portion	3,706
Total liabilities	6,231,875

Capital deficit:
Preferred stock, $.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—
Common stock, $.0001 par value, 100,000,000 shares authorized 74,541,845 shares issued and outstanding	7,454
Additional paid-in capital	20,596,946
Deferred Consideration	(3,152,156)
Common stock held in treasury stock, 34,000,000 shares	(11,560,000)
Accumulated deficit	(11,113,588)
Total capital deficit	(5,221,344)

Total liabilities and capital deficit	$1,010,531

See the accompanying notes to consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three-Month Period Ended June 30,
	2006	2005

Revenue	$1,067,111	$665,582

Cost of services	(768,540)	(480,729)

Gross profit	298,572	184,853

Administrative and selling expenses	(1,076,935)	(1,324,140)

Loss from operations	(778,363)	(1,139,287)

Interest expense	(489,208)	(94,103)

Net loss before income taxes	(1,267,571)	(1,233,390)

Income taxes	—	—

Net loss	$(1,267,571)	$(1,233,390)

Basic and diluted loss per share	$(0.03)	$(0.04)

Weighted average common shares outstanding	40,541,845	34,124,663

See the accompanying notes to consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Six-Month Period Ended June 30,
	2006	2005

Revenue	$1,723,489	$1,485,396

Cost of services	(1,295,738)	(1,086,594)

Gross profit	427,751	398,802

Administrative and selling expenses	(2,426,991)	(2,521,426)

Loss from operations	(1,999,239)	(2,122,624)

Interest expense	(982,455)	(140,709)

Net loss before income taxes	(2,981,694)	(2,263,333)

Income taxes	—	—

Net loss	$(2,981,694)	$(2,263,333)

Basic and diluted loss per share	$(0.07)	$(0.07)

Weighted average common shares outstanding	40,366,699	30,246,827

See the accompanying notes to consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended March 30, 2006 and 2005
(Unaudited)

	Three Month Period Ended March 31,
	2006	2005
Cash flows from operating activities:
Net loss	$(2,981,694)	$(2,263,333)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of stock for services	—	1,099,868
Loan costs paid in cash	—	—
Shares issued as compensation	44,759	—
Amortization of deferred consideration	630,431	—
Provision for uncollectible accounts	14,734	6,437
Depreciation	7,093	4,807
Amortization of discount on warrants	97,735	69,221
Fixed asset write off	4,539	—
Share based compensation	181,231
Customer contracts and relationships	6,694
Changes in operating assets and liabilities:
Accounts receivable	(288,294)	(10,308)
Deposits	(362)	(1,392)
Other assets	—	—)
Prepaid expenses	(75,526)	(24,799)
Accounts payable	220,930	345,930
Accrued expenses	212,776	(38,256)
Deferred revenue	261,782	25,285
Due to related party	—	—
Net cash used in operating activities	(1,663,172)	(786,540)
Cash flows from investing activities:
Purchase of property and equipment	(13,515)	(4,483)
Redemption (purchase) of certificates of deposit	—	75,000
Purchase of Cryobank	(120,000)	—
Net cash provided by investing activities	(133,515)	70,517
Cash flows from financing activities:
Proceeds from the issuance of loans payable	—	545,000
Payments of loans payable	—	(31,362)
Proceeds from the issuance of notes payable	—	—
Payments of notes payable	—	—
Payments on capital lease obligations	(2,109)	(1,317)
Net Repayments on Line of Credit	—	(6,484)
Proceeds from advance from officer	—	50,791
Payments on advance from officer	(28,134)	—
Proceeds from issuance of common stock	—	73,085
Net cash provided by financing activities	(30,243)	629,713
Net increase (decrease) in cash	(1,826,930)	(86,310)

Cash and cash equivalents, at beginning of period	2,015,187	120,216
Cash and cash equivalents, at end of period	188,257	33,906

See the accompanying notes to consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

For the three months ended March 31, 2006
(Unaudited)

	Six-Month Period Ended June 30,
	2006	2005

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,348	$52,005

Supplemental disclosures of non-cash investing and financing activities:
Discount on issuance of debt with detachable warrants	97,735	123,147
Issuance of shares for the acquisition of Family Marketing, Inc.	—	16,184
Acquisition of computer equipment under capital lease obligations	2,567	2,058
Debt repaid through issuance of common stock	$—	$—

See the accompanying notes to consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2006

NOTE 1. – BASIS OF PRESENTATION

The accompanying unaudited financial statements of Cord Blood America, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The financial statements reflect all normal recurring adjustments, which, in the opinion of management, are considered necessary for a fair presentation of the results for the periods shown. The results of operations for the periods presented are not necessarily indicative of the results expected for the full fiscal year or for any future period. Certain prior period amounts have been reclassified to conform to the current period presentation. The information included in these unaudited financial statements should be read in conjunction with Management's Discussion and Analysis and Plan of Operations contained in this report and the audited financial statements and accompanying notes included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)

Basis Of Consolidation

The consolidated financial statements include the accounts of the Cord Blood America, Inc. (“Cord Blood”) and its wholly owned subsidiaries, Cord Partners, Inc. (“Cord”), CBA Professional Services, Inc. D/B/A BodyCells, Inc. (“BodyCells”), CBA Properties, Inc. (“Properties”), Career Channel Inc, D/B/A Rainmakers International (“Rain”) and Family Marketing, Inc. (“Family”). Significant inter-company balances and transactions have been eliminated upon consolidation.

(b)

Organization And Description Of Business

Cord Blood, formerly D&A Lending, Inc., was incorporated in the State of Florida on October 12, 1999. Cord Blood’s headquarters are located in Los Angeles, California.

Cord specializes in providing private cord blood stem cell preservation services to families.

BodyCells is a developmental stage company and intends to be in the business of collecting, processing and preserving peripheral blood and adipose tissue stem cells allowing individuals to privately preserve their stem cells for potential future use in stem cell therapy.

Properties was formed to hold the corporate trademarks and any other intellectual property of Cord Blood.

Rain specializes in creating direct response television and radio advertising campaigns, including media placement and commercial production.

Family specializes in delivering leads through internet based lead generation to corporate customers in the business of family based products and services.

The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that may be necessary in the event Cord Blood cannot continue as a going concern. See Note 3 to the financial statements for a discussion of management’s plans and intentions.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
JUNE 30, 2006

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

(c)

Deferred Revenue

Deferred revenue for Cord consists of payments for enrollment in the program and processing of umbilical cord blood by customers whose samples have not been collected, as well as the pro-rata share of annual storage fees for customers whose samples were stored during the year. For Cord customers who have enrolled in the Annual Payment Option, revenue is neither deferred nor recognized at the time the sample is collected. Instead, revenue is recognized in the amount of each payment as payment is received. Deferred revenue for Rain and Family consists of payments for per inquiry leads that have not yet been delivered or media buys that have not yet been placed.

(d)

Revenue Recognition

We recognize revenue under the provisions of Staff Accounting Bulletin ("SAB") 104 "Revenue Recognition". Cord provides a combination of products and services to customers. This combination arrangement is evaluated under Emerging Issues Task Force (Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables," ("EITF 00-21"). EITF 00-21 addresses certain aspects of accounting for arrangements under multiple revenue generating activities. CBA elected early adoption of EITF 00-21.

Cord recognizes revenue from both enrollment fees and processing fees upon the completion of processing while storage fees are recognized ratably over the contractual storage period unless the customer enrolls in the Annual Payment Option. For Cord customers who have enrolled in the Annual Payment Option, revenue is recognized in the amount of each payment as payment is received.

Rain generates revenue from packaged advertising services, including media buying, marketing and advertising production services. Rain’s advertising service revenue is recognized when the media ad space is sold and the advertising occurs. Rain’s advertising production service revenue is derived through the production of an advertising campaign including, but not limited to audio and video production, establishment of a target market and the development of an advertising campaign. Rain recognizes revenue generated from packaged advertising services provided to our clients using the “Gross” basis of Emerging Issues Task Force No. 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent" (EITF 99-19).

Rain’s revenue recognition policy involves significant judgments and estimates about the ability to collect. We assess the probability of collection based on a number of factors, including past transaction history and/or the creditworthiness of our clients' customers, which is based on current published credit ratings, current events and circumstances regarding the business of our client's customer and other factors that we believe are relevant. If we determine that collection is not reasonably assured, we defer revenue recognition until such time as collection becomes reasonably assured, which is generally upon receipt of cash payment.

Both Rain and Family recognize revenue generated through per inquiry advertising as the per inquiry leads are delivered to the customer.

(e)

Cost Of Services

Costs for Cord are incurred as umbilical cord blood is collected. These costs include the transport of the umbilical cord blood from the hospital to the lab, the lab’s processing fees and royalties. Cord expenses costs in the period incurred and does not defer any costs of sales. Costs for Rain include commercial productions costs, lead generation costs and media buys. Costs for Family include lead generation.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
JUNE 30, 2006

NOTE 2. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

(f)

Accounting For Stock Compensation Plan

Effective January 1, 2006, we adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment, using the modified prospective application transition method. Prior to January 1, 2006, we accounted for share-based compensation with employees using the intrinsic value based method of accounting, under which no compensation expense is recognized for stock option awards granted at fair market value. With the adoption of SFAS No. 123(R), there will be an increase in compensation expense. The increase has had a material impact on our results of operations but not on our cash flows. The following table illustrates the effect on net loss and loss per share if the fair value based method had been applied to all outstanding awards in each period:

	Six months ended June 30,
	2006	2005

Net loss, as reported	$(2,981,694)	$(2,263,333)
Add: stock-based compensation expense included in reported net loss net of related tax effects	181,231	3,053
Deduct: total stock-based compensation expense determined under the fair value method for all awards, net of related tax effects	(181,231)	(49,289)
Pro forma net loss	$(2,981,694)	$(2,309,569)
Basic and diluted loss per common share, as reported	$(0.07)	$(0.08)
Basic and diluted loss per common share, pro forma	$(0.07)	$(0.08)

(g)

Net Loss Per Share

Net loss per common share is calculated in accordance with SFAS No. 128, Earnings per Share. Basic net loss per share is computed by dividing the net loss by the weighted average common shares outstanding of 40,366,699 and 30,246,827 for the six-months ended June 30, 2006 and 2005, respectively. Cord Blood had 3,047,420 and 2,778,168 outstanding options to acquire common stock at June 30, 2006 and 2005, respectively, and warrants to purchase 23,570,000 and 2,000,000 shares at June1, 2006 and 2005, respectively which are not included in the computation of net loss per common share because the effects of inclusion are anti-dilutive.

NOTE 3. – MANAGEMENT’S PLANS AND INTENTIONS

Cord Blood’s consolidated financial statements have been prepared assuming it will continue as a going concern. Cord Blood has experienced recurring net losses from operations, which losses have caused an accumulated deficit of approximately $11,113,588 as of June 30, 2006. In addition, Cord Blood has consumed cash in its operating activities of approximately $1,663,172 and has a working capital deficit of approximately $5,611,978 as of June 30, 2006. These factors, among others, raise substantial doubt about Cord Blood’s ability to continue as a going concern.

Management has been able, thus far, to finance the losses, as well as the growth of the business, through private placements of its common stock, the issuance of debt and proceeds from the Equity Distribution Agreement and Securities Purchase Agreement. Cord Blood is continuing to attempt to increase revenues within its core businesses. Recently, management shifted some of Cord Blood’s personnel to assist in growing its subsidiary, Family. We believe growing Family using our existing resources will help improve our cash flow and help us approach profitability more rapidly. In addition, Cord Blood is exploring alternate ways of generating revenues through acquiring other businesses in the stem cell industry. The ongoing execution of Cord Blood’s business plan is expected to result in operating losses over the next twelve months. There are no assurances that Cord Blood will be successful in achieving its goals of increasing revenues and achieving profitability.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
JUNE 30, 2006

NOTE 3. – MANAGEMENT’S PLANS AND INTENTIONS, CONTINUED

In view of these conditions, Cord Blood’s ability to continue as a going concern is dependent upon its ability to meet its financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event Cord Blood cannot continue as a going concern.

NOTE 4. – ACCRUED EXPENSES

The components of accrued expenses at June 30, 2006 are summarized as follows:

June 30, 2006

Accrued salaries and benefits	$120,870
Accrued interest	259,722
Deferred Rent	11,903
Other	43,439
$435,934

NOTE 5. – NOTES AND LOANS PAYABLE

In March 2005, Cord Blood entered into a Standby Equity Distribution Agreement (the “Equity Agreement”) with Cornell Capital Partners L.P. (“Cornell”) whereby Cord Blood could sell up to $5,000,000 of Cord Blood’s common stock to Cornell at Cord Blood’s discretion over a 24-month period. The Equity Agreement and the respective rights and obligations were terminated on December 26, 2005. Prior to termination, the Equity Agreement allowed the Company to sell shares of common stock to the investor group in incremental advances not to exceed $250,000. The shares of common stock issued at each advance were calculated based on 98% of the lowest volume weighted average price of Cord Blood’s common stock for the five day period after the request for an advance was received. The investment company also received a 5% fee for each advance. The Equity Agreement called for the issuance of 1,239,029 shares of common stock as a one time commitment fee. Prior to any advances, the Securities and Exchange Commission declared effective a registration statement registering the resale of Cord Blood’s securities in accordance with the Equity Agreement.

In connection with the Equity Agreement, Cord Blood entered into a Placement Agency Agreement (the “Agent Agreement”) with a registered broker-dealer to act as the placement agent for Cord Blood. The Agent Agreement called for a placement agent fee of $10,000 paid by the issuance of 51,626 shares of Cord Blood’s common stock.

On April 27, 2005, Cord Blood issued a promissory note to Cornell in the amount of $350,000. The promissory note accrued interest at a rate of 12% per annum and was due and payable nine months from the date of issuance. On April 28, 2005, $175,000 of the $350,000 loan was funded by Cornell. Pursuant to the terms of the note Cord Blood issued Cornell a detachable warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.20 per share. The estimated relative fair value of the warrants of approximately $163,000 was recorded as interest expense. In July 2005, Cornell exercised its right to purchase 1,000,000 shares at $0.20 per share.

On June 21, 2005, Cord Blood issued an Amended and Restated Promissory Note to Cornell in the amount of $600,000 which replaced the Promissory Note dated April 27, 2005 and received $300,000 towards this amended and restated Promissory Note. The Promissory Note accrued interest at 12% per annum. These promissory notes were re-paid with the proceeds of a stock issuance in 2005.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
JUNE 30, 2006

NOTE 5. – NOTES AND LOANS PAYABLE, CONTINUED

On July 13, 2005 Cornell issued a promissory note in the amount of $500,000. The principal amount of $500,000 was funded to Cord Blood on July 14, 2005. The promissory note was non-interest bearing unless an event of default occurred. The note was due and payable on or before August 1, 2005. Full payment was made on July 25, 2005 from the proceeds of a stock issuance.

During the three months ended September 30, 2005, Cord Blood re-paid $1,360,553 in interest and principal on an outstanding loan with Cornell through the proceeds of issuing 3,568,734 shares of common stock. At September 30, 2005, all of the loans relating to the Equity Agreement had been paid.

On December 26, 2005, Cord Blood and Cornell amended and restated the $3,500,000 Debentures dated September 9, 2005 and funded the $1,500,000 Debentures pursuant to the Second Closing on December 28, 2005. The Securities Purchase Agreement (“SP Agreement”) and the Registration Rights Agreement dated September 9, 2005 were also amended. The amended agreement states that Cord Blood shall issue and sell to Cornell, and Cornell shall purchase Five Million Dollars ($5,000,000) of secured convertible debentures, which shall be convertible into shares of Cord Blood’s common stock, par value $0.0001, of which Three Million Five Hundred Thousand Dollars ($3,500,000) has been funded as of September 9, 2005 and One Million Five Hundred Thousand Dollars ($1,500,000) was funded on December 28, 2005 for a total purchase price of Five Million Dollars ($5,000,000). The interest rate has been amended to 10% per annum and the principal together with accrued but unpaid interest is due on or before December 23, 2008.

The SP Agreement was amended to state Cord Blood shall pay Cornell or its designees a non refundable commitment fee of $375,000 (equal to seven and one half percent (7.5%) of the $5,000,000 Purchase Price), all of which has been paid. It also states Cord Blood agrees to take any and all appropriate action necessary to increase its authorized common stock to two hundred million (200,000,000) by March 1, 2006. This action has been approved by the Company’s board and must still be voted on by the Company’s shareholders at its annual meeting.

The Investor Registration Rights Agreement that was entered into by Cord Blood and Cornell concurrently with the SP Agreement was amended to state the number of shares to be registered on the Initial Registration Statement, as defined in the Registration Right Agreement, is to be 60,000,000 shares underlying the Debentures. The initial registration statement was filed on February 13, 2006. The number of shares to be registered on the Second Registration Statement, as defined in the Registration Right Agreement, to be filed no later than thirty (30) days after Cord Blood has increased its authorized common stock to at least two hundred million (200,000,000) shares, are as follows:

Such number of shares of Common Stock equal to five (5) times the total principal balance of the Convertible Debentures remaining at the time the Second Registration Statement is filed divided by the conversion price in effect at the time the Second Registration Statement is filed.

•

7,000,000 Shares underlying the Warrant dated 9/9/05

•

7,285,000 Shares underlying the Warrant dated 9/9/05

•

8,285,000 Shares underlying the Warrant dated 9/9/05

On June 27, 2006, Cord Blood entered into an agreement with Cornell. The agreement amends certain terms of the SP Agreement, the Registration Rights Agreement and the Pledge and Escrow Agreement entered into on September 9, 2005. Pursuant to the agreement, the following changes have been agreed to by both parties. First, the time for Cord Blood to increase its authorized common stock to 200,000 million has been increased to August 18, 2006. Second, the deadline for Cord Blood to have the second Registration Statement declared effective by the SEC has been increased to September 30, 2006. Third, Cord Blood will waive the Conversion Restriction

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
JUNE 30, 2006

NOTE 5. – NOTES AND LOANS PAYABLE, CONTINUED

which restricts Cornell from converting any amounts of the outstanding principal of the Debentures at the Market Conversion Price prior to September 9, 2006. Fourth, in the event that Cord Blood does not have a sufficient number of authorized shares of Common Stock to issue Conversion Shares upon a conversion of the Debentures, Cord Blood is hereby authorized to issue to Cornell such number of shares otherwise reserved as Pledge Shares to Cornell and reduce the number of Pledged Shares by the amount of such issuance. The number of shares included in the amended registration statement have been reduced to 55,840,448.

NOTE 6. – COMMITMENTS AND CONTINGENCIES

Agreements

Cord is operating under an agreement with a not-for-profit company, Bergen Community Regional Blood Center, to process, test and store all umbilical cord blood samples collected. The agreement has a 10-year term, beginning June 30, 2002, and can be terminated by either party giving a 90-day notice. If the agreement is not terminated within 120-days of the end of the initial term, the agreement will renew on an annual basis for successive one-year terms.

In March 2004, Cord entered into a Patent License Agreement with the holder of patents utilized in the collection, processing, and storage of umbilical cord blood to settle litigation against Cord for alleged patent infringements. The Patent License Agreement calls for royalties of 15% of processing and storage revenue, with a minimum royalty of $225 per specimen collected, on all specimens collected after January 1, 2004 until the patents expire in 2010. During the three months ended June 30, 2006 and 2005, Cord incurred approximately $65,561 and $43,900 respectively, in royalties to the Patent License Agreement. During the six months ended June 30, 2006 and 2005, Cord incurred approximately $119,613.15 and $95,500 respectively, in royalties to the Patent License Agreement. At June 30, 2006, approximately $56,600 is included in accounts payable relating to these fees.

Operating Lease

In 2005 and 2004, Cord Blood entered into non-cancelable operating leases for office space and computer software which expire through October 2009. Commitments for minimum future rental payments, by year and in the aggregate, to be paid under the operating leases as of June 30, 2006, are as follows:

2007	$95,836
2008	102,479
2009	106.178
2010	94,822
2011	47,410
$446,726

The total lease payments are recorded as rent expense on a straight-line basis over the lease periods, resulting in a deferred rent liability of $11,903, which is included in accrued expenses in the accompanying balance sheet. Total lease expense for operating leases, including those with terms of less than one year, amounted to approximately $33,490 and $45,510 for the six months ended June 30, 2006 and 2005, respectively.

Employment Agreements

On January 1, 2006, Cord Blood entered into one-year employment agreements with three executive officers, Matthew L. Schissler, Sandra D. Anderson and Noah J. Anderson (the “executive Agreements”). Pursuant to the Executive Agreements with Matthew L. Schissler, Mr. Schissler serves as Chairman and Chief Executive Officer of Cord Blood at an annual salary of $150,000 through December 31, 2006. The Executive Agreement

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
JUNE 30, 2006

NOTE 6. – COMMITMENTS AND CONTINGENCIES, CONTINUED

entitles Mr. Schissler to receive a net year-end performance bonus of $25,000 as well as certain other benefits. Mr. Schissler is subject to non-competition and confidentiality requirements. Cord Blood may terminate Mr. Schissler’s Executive Agreement at any time without cause. In such event, not later than the Termination Date specified in the Termination Notice (both as defined in the Executive Agreement), Cord Blood shall pay to Mr. Schissler an amount in cash equal to the sum of his Compensation determined as of the date of such Termination Notice through the remaining term of the Executive Agreement.

Pursuant to the Executive Agreement with Sandra Anderson, Ms. Anderson will serve as Chief Financial Officer of Cord Blood at an annual salary of $108,000 through December 31, 2006. The Executive Agreement entitles Ms. Anderson to receive a quarterly performance bonus of up to $5,500 as well as certain other benefits. Ms. Anderson is subject to non-competition and confidentiality requirements. Cord Blood may terminate this Executive Agreement at any time without cause. In such event, not later than the Termination Date specified in the Termination Notice (both as defined in the Executive Agreement, Cord Blood shall pay to Ms. Anderson an amount in cash equal to the sum of her Compensation for 90 days determined as of the date of such Termination Notice Agreement (as defined in the Executive Agreement).

Pursuant to the Executive Agreement with Noah J. Anderson, Mr. Anderson will serve as Chief Technology Officer of Cord Blood and President of Family at an annual salary of $108,000 through December 31, 2006. The Executive Agreement entitles Mr. Anderson to receive a quarterly performance bonus of up to 10% of Gross Profit of Family, a year-end bonus of up to 10% of Net Income of Family as well as certain other benefits. Mr. Anderson is subject to non-competition and confidentiality requirements. Cord Blood may terminate this Executive Agreement at any time without cause. In such event, not later than the Termination Date specified in the Termination Notice (both as defined in the Executive Agreement), Cord Blood shall pay to Mr. Anderson an amount in cash equal to the sum of his Compensation for 90 days determined as of the date of such Termination Notice Agreement (as defined in the Executive Agreement).

Compensation Of Directors

On January 26, 2006, Cord Blood’s board of directors approved a board compensation plan through 2008. Shares issued as compensation for one year of service in 2006 are based on $10,000 divided by the closing stock price on January 25, 2006. Shares issued as compensation for one year of service in 2007 and 2008 will be based on $10,000 divided by the closing stock price of the last business day of 2006 and 2007, respectively.

Completion Of Acquisition Or Disposition Of Assets

On January 24, 2006, Cord, a Florida corporation and wholly-owned subsidiary of Cord Blood, a Florida corporation, completed the acquisition of certain assets from Cryobank for Oncologic and Reproductive Donors, Inc., a New York corporation (“Cryobank”), for the purchase price of $120,000 in cash and $140,000, or 703,518, unregistered shares of Cord Blood’s common stock (the “Acquisition”). The Acquisition related to our collecting, testing, processing and preserving umbilical cord blood and included the assets and liabilities associated with approximately 750 umbilical cord blood samples, as well as three cryogenic freezers used for the storage of such umbilical cord blood samples. $253,986 of the purchase price was allocated to customer contracts and relationships, which will be amortized over 18 years. Pursuant to the terms of the acquisition agreement, Cord Blood registered the resale of the common stock Cryobank received in the Acquisition on a Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on February 13, 2006.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
JUNE 30, 2006

NOTE 7. – RELATED PARTY TRANSACTIONS AND COMMITMENTS

In prior years, the Company received non-interest bearing advances from officers of Cord Blood. In November 2005, $15,000 of this advance was repaid and the balance remaining amounted to $45,541 at June 30, 2006.

In January 2003, Cord entered into a Web Development and Maintenance Agreement (the "Web Agreement") for the development and maintenance of a website with a company whose president is a member of the board of directors of Cord Blood. The Web Agreement stipulates that Cord does not own the website; however, Cord maintains a license to utilize the site as long as the Web Agreement is in effect. The Web Agreement calls for commissions to be paid on sales and requests for information resulting in a sale generated through the website. The Web Agreement has an initial three-year term and renews automatically for additional three-year periods unless either party provides written notice at least 30 days prior to the end of the term.

In March 2004, Cord cancelled the existing Web Agreement and signed a new Web Design and Maintenance Agreement. The new agreement replaced the commission payments with a flat monthly fee of $5,000 per month from March 2004 through May 2004 and $10,000 per month from June 2004 until termination of the Web Agreement. The new agreement also called for the issuance of 150,000 stock options with an exercise price of $0.25 per share, issued in April 2004, followed by another 150,000 stock options that were issued in 2005 at an exercise price of $1.00 per share. The new Web Agreement expired on March 31, 2006.

On May 5, 2006, Cord entered into a new Web Development and Maintenance Agreement (the "Web Agreement") for the development and maintenance of a website with a company whose president is a member of the board of directors of Cord Blood. The Web Agreement replaced the agreement that expired on March 31, 2006. The Web Agreement calls for fees of $10,000 per month from April 2006 until termination in April 2008. At the beginning of each annual term, Cord Blood America will issue to Gecko Media so many shares of common stock of CBAI as will total a value of $10,000 at the closing sales price of CBAI stock on the date of issuance.

During the six months ended June 30, 2006 and 2005, Cord incurred approximately $60,000 in each period, relating to the web development agreements. At June 30, 2006, Cord did not owe any money relating to these web development agreements.

In April 2005, Family entered into an exchange agreement with Family Marketing, LLC where Family must pay quarterly royalty fees to Family Marketing, LLC. The president of Family Marketing, LLC is a member of the board of directors of Cord Blood. Royalty fees are calculated as 2% of gross profit. During the six months ended June 30, 2006, Family incurred approximately $6,700 in royalty fees.

On January 1, 2006, Cord Blood entered into a one-year consulting agreement with Stephanie Schissler, Cord Blood’s former President and Chief Operating Officer. Ms. Schissler is the spouse of the Company’s Chief Executive Officer. The agreement entitles Ms. Schissler to a $10,000 per month retainer and stock option incentives for her services in relation to strategic corporate planning and other business related matters. The agreement automatically renews for a second year, unless a 60 day written notice of cancellation is provided by either Cord Blood or Ms. Schissler.

NOTE 8. – SHARE BASED COMPENSATION

Effective January 1, 2006, we adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment, using the modified prospective application transition method. Prior to January 1, 2006, we accounted for share-based compensation with employees using the intrinsic value based method of accounting, under which no compensation expense is recognized for stock option awards granted at fair market value. With the adoption of SFAS No. 123(R), there will be an increase in compensation expense. The increase has had a material impact on our results of operations but not on or our cash flows.

Our net income for the six months ended June 30, 2006 includes $146,644 of compensation costs related to our stock-based compensation arrangements with employees. Our net income for the six months ended June 30,

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
JUNE 30, 2006

NOTE 8. – SHARE BASED COMPENSATION, CONTINUED

2005 does not include any compensation costs related to our stock-based compensation arrangements with employees.

Stock Option Plan. The Company’s Share Option Plan permits the grant of share options to its employees, directors, consultants and independent contractors for up to 8 millions shares of its common stock. The Company believes that such awards encourage employees to remain employed by the Company and also to attract persons of exceptional ability to become employees of the Company.

During 2004 and 2005, the Company estimated the fair value of each stock option at the grant date using the Black-Scholes option-pricing model based on the following assumptions:

Risk free interest rate	3.66% - 4.69%
Expected life	8.95 years
Dividend yield	0%
Volatility	128.34% - 194.85%

Stock Options that vest at the end of a one-year period are amortized over the vesting period using the straight-line method. For stock options awarded using graded vesting, the expense is recorded at the beginning of each year in which a percentage of the options vests.

The following activity has occurred under our existing plan:

	Shares	Weighted Average Grant-Date Fair Value
Stock Option Awards:
Nonvested Balance at January 1, 2006	3,176,400	$0.24
Granted	—	—
Vested	(390,500)	$0.25
Forfeited	(128,000)	$0.25
Nonvested balance at March 31, 2006	2,657,900	$0.24

As of June 30, 2006, there was $394,984 of total unrecognized compensation costs related to employee stock options awards. These costs are expected to be recognized over a weighted average period of 1.60 years.

A summary of option activity under the employee stock option plan as of January 1, 2006, and changes during the six months ended June 30, 2006 is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding: January 1, 2006	3,550,400	$0.24	9.07	$113,153
Granted	—	—		—
Exercised	—	—		—
Canceled	(375,000)	$0.25
Forfeited	(128,000)	$0.25
Outstanding: June 30, 2006	3,047,400	$0.24	8.80	$113,153
Exercisable: June 30, 2006	390,500	$0.25	8.10	$0

We did not receive any cash from stock option exercises for the six months ended June 30, 2006 as no options have been exercised to date.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
JUNE 30, 2006

NOTE 9. – STOCK OPTION AND WARRANT AGREEMENTS

Cord Blood did not issued any options during the six months ending June 30, 2006.

Cord Blood issued warrants to purchase shares of the company, in relation to its issuance of convertible debentures in 2005. The value of these warrants was $4,175,809, which was recorded as deferred consideration, presented against additional paid in capital, and amortized over the term of the convertible debentures.

The following table summarizes the warrants outstanding and exercisable at June 30, 2006:

Number of Warrants Outstanding	Exercise Price	Maturity Date

1,000,000	$0.1875	09/16/2009
14,285,000	$ 0.35	09/09/2010
8,285,000	$ 0.40	09/09/2010
23,570,000

NOTE 10. – PREFERRED STOCK

At inception, Cord Blood had 5,000,000 shares of preferred stock authorized. In March 2004, the board of directors of Cord Blood amended the company’s articles of incorporation to establish a $.0001 par value for the preferred stock. No preferred stock has been issued to date.

NOTE 11. – COMMON STOCK

During the three months ended March 31, 2006, Cord Blood issued a total of 703,518 shares to Cryobank for Oncologic and Reproductive Donors as part of an Asset Purchase Agreement. The total cash value of the stock on the date of issuance was $140,000.

During the three months ended March 31, 2006, Cord Blood issued a total of 271,270 shares to its directors as compensation. The total cash value of the stock on the date of issuance was $44,760.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
JUNE 30, 2006

NOTE 12. – SEGMENT REPORTING

SFAS 131 “Disclosures about Segments of an Enterprise and Related Information,” requires that public business enterprises report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision makers in deciding how to allocate resources and in assessing performance.

Cord Blood has three operating segments. Cord generates revenues related to the processing and preservation of umbilical cord blood. Rain generates revenues related to television and radio advertising. Family generates revenues related to internet advertising. All of its long-lived assets are located in, and substantially all of its revenues are generated from within, the United States of America. The table below presents certain financial information by business segment for the six months ended June 30, 2006:

	Umbilical Cord Blood	Adipose/ Peripheral Blood	Radio/TV Advertising	Internet Advertising	Segments Total	Consolidated Total
Revenue from External Customers	$624,789	$0	$813,928	$284,772	$1,723,489	$1,723,489
Interest Expense	976,125	0	819	0	976,944	976,944
Depreciation and Amortization	13,766	0	22	0	13,788	13,788
Segment Income (Loss)	(3,062,767)	(63,056)	35,768	109,321	(2,981,694)	(2,981,694)
Segment Assets	$760,884	$2,983	$240,723	$5,941	$1,010,531	$1,010,531

The table below presents certain financial information by business segment for the six months ended June 30, 2005:

	Umbilical Cord Blood	Radio/TV Advertising	Internet Advertising	Segments Total	Consolidated Total
Revenue from External Customers	$585,832	$888,865	$10,699	$1,485,396	$1,485,396
Interest Expense	134,352	6,357	0	140,709	140,709
Depreciation and Amortization	4,666	141	0	4,807	4,807
Segment Income (Loss)	(2,379,725)	110,506	5,886	(2,263,333)	(2,263,333)
Segment Assets	$173,895	$24,179	$22,670	$220,744	$220,744

The table below presents certain financial information by business segment for the three months ended June 30, 2006:

	Umbilical Cord Blood	Adipose/ Peripheral Blood	Radio/TV Advertising	Internet Advertising	Segments Total	Consolidated Total
Revenue from External Customers	$364,646	$0	$523,261	$179,204	$1,067,111	$1,067,111
Interest Expense	489,208	0	0	0	489,208	489,208
Depreciation and Amortization	11,410	0	11	0	13,788	13,788
Segment Income (Loss)	(1,177,819)	(33,554)	65,706	57,600	(1,267,571)	(1,267,571)
Segment Assets	$760,884	$2,983	$240,723	$5,941	$1,010,531	$1,010,531

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED
JUNE 30, 2006

NOTE 12. – SEGMENT REPORTING, CONTINUED

The table below presents certain financial information by business segment for the three months ended June 30, 2005:

	Umbilical Cord Blood	Radio/TV Advertising	Internet Advertising	Segments Total	Consolidated Total
Revenue from External Customers	$251,164	$403,719	$10,699	$665,582	$665,582
Interest Expense	90,818	3,285	0	94,103	94,103
Depreciation and Amortization	3,171	0	0	3,171	3,171
Segment Income (Loss)	(1,319,492)	80,216	5,886	(1,233,390)	(1,233,390)
Segment Assets	$173,895	$24,179	$22,670	$220,744	$220,744

NOTE 13. – SUBSEQUENT EVENTS

Notes And Loans Payable

On August 2, 2006, Cord Blood entered into a Subscription Agreement with Strategic Working Capital Fund, L.P. (“Subscriber”). Pursuant to the Subscription Agreement, Cord Blood (i) issued to Subscriber a Promissory Note bearing interest at the rate of 8% with an aggregate principal amount of $285,000 and (ii) delivered 500,000 unregistered shares of its Common Stock (the “Shares”) to Subscriber. The Promissory Note is due one year from the date of issuance, unless redeemed prior thereto by Subscriber no earlier than the third month following issuance of the note. The Promissory Note also is subject to acceleration upon an event of default, as defined in the note. Pursuant to the Subscription Agreement, Subscriber was granted registration rights for the Shares in the event that Cord Blood proposes to register any other shares of its common stock.

Sale of Family Marketing

Effective September 5, 2006, the Company disposed of its subsidiary, Family Marketing, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders Cord Blood America, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Cord Blood America, Inc. and Subsidiaries (the “Company”) as of December 31, 2005 and the related consolidated statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cord Blood America, Inc. and Subsidiaries as of December 31, 2005, and the results of their operations and cash flows for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has sustained recurring operating losses, continues to consume cash in operating activities, and has insufficient working capital and an accumulated deficit during the year ended December 31, 2005. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Rose, Snyder & Jacobs

A Corporation of Public Accountants

Encino, California
March 7, 2006

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Cord Blood America, Inc., and Subsidiaries:

We have audited the accompanying consolidated statements of operations, changes in capital deficit and cash flows of Cord Blood America, Inc. and Subsidiaries for the year ended December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations of Cord Blood America, Inc. and Subsidiaries and their cash flows for the year ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ Tedder, James, Worden & Associates, P.A.

Orlando, Florida
March18, 2005, except for Note 1(b)
in the 2005 financial statements as to which
the date is May 27, 2005

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2005
ASSETS

Current assets:
Cash	$1,629,475
Certificates of Deposit	385,712
Accounts receivable, net of allowance for doubtful accounts of $5,938	154,374
Total current assets	2,169,561

Property and equipment, net	17,364
Deposits	21,394
Goodwill	12,077
Other assets	9,597

Total assets	$2,229,993

LIABILITIES AND CAPITAL DEFICIT

Current liabilities:
Accounts payable	$317,997
Accrued expenses	223,159
Deferred revenue	233,842
Due to stockholders	79,146
Capital lease obligations, current portion	4,439
Promissory notes payable, net of unamortized discount of $390,935	4,609,065
Total current liabilities	5,467,647

Capital lease obligations, net of current portion	3,374

Total liabilities	5,471,021

Capital deficit:
Preferred stock, $.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—
Common stock, $.0001 par value, 100,000,000 shares authorized 73,471,857 shares issued and outstanding	7,347
Additional paid-in capital	20,364,059
Deferred Consideration	(3,915,583)
Common stock held in treasury stock, 34,000,000 shares	(11,560,000)
Accumulated deficit	(8,136,851)
Total capital deficit	(3,241,028)

Total liabilities and capital deficit	$2,229,993

See the accompanying notes to consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2005	2004

Revenue	$2,277,523	$1,503,702

Cost of services	(1,764,183)	(1,157,079)

Gross profit	513,340	346,623

Administrative and selling expenses	(4,779,060)	(1,949,148)

Loss from operations	(4,265,720)	(1,602,525)

Interest expense	(1,867,844)	(79,051)

Other income	7,433	—

Net loss before income taxes	(6,126,131)	(1,681,576)

Income taxes	—	—

Net loss	$(6,126,131)	$(1,681,576)

Basic and diluted loss per share	$(0.17)	$(0.06)

Weighted average common shares outstanding	35,261,989	26,163,359

See the accompanying notes to consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL DEFICIT

For the years ended December 31, 2005 and 2004

	Common Stock		Additional Paid-In Capital	Treasury Stock	Deferred Compensation	Accumulated Deficit	Total
	Shares	Amount
Balances at December 31, 2003	1,186,677	1,253	25,527	—	—	(329,144)	(302,364)
Sale of common stock	2,290	185,000	—	—	—	—	185,000
Stock issued for services	2,000	10,000	—	—	—	—	10,000
Recapitalization of Cord Partners, Inc.	24,996,410	(192,581)	192,581	—	—	—	—
Stock issued for services	20,000	2	4,998	—	—	—	5,000
Sale of common stock	392,400	39	98,061	—	—	—	98,100
Issuance of stock options for services	—	—	13,912	—	—	—	13,912
Issuance of debt with detachable warrants	—	—	84,033	—	—	—	84,033
Net loss	—	—	—	—	—	(1,681,576)	(1,681,576)
Balances at December 31, 2004	26,599,777	$3,713	419,112	—	—	(2,010,720)	(1,587,895)
Sale of common stock	185,000	18	52,982	—	—	—	53,000
Issuance of common stock upon loan conversion	3,568,734	357	1,360,196	—	—	—	1,360,553
Recapitalization of Cord to RainMakers	2,485,823	(804)	804	—	—	—	—
Stock issued for services	4,832,523	483	999,152	—	—	—	999,635
Shares issued as compensation	800,000	80	127,920	—	—	—	128,000
Issuance of debt with detachable warrants	—	—	4,339,068	—	(4,339,068)	—	—
Issuance of debt with conversion features	—	—	200,000	—	—	—	200,000
Issuance of options to employees	—	—	113,153	—	(113,153)	—	—
Warrant Exercise	1,000,000	100	199,900	—	—	—	200,000
Issuance of options for services	—	—	995,172	—	(995,172)	—	—
Treasury Shares	34,000,000	3,400	11,556,600	(11,560,000)	—	—	—
Amortization of Deferred Consideration	—	—	—	—	1,531,810	—	1,531,810
Net loss	—	—	—	—	—	(6,126,131)	(6,126,131)
Balances at December 31, 2005	73,471,857	7,347	20,364,059	(11,560,000)	(3,915,583)	(8,136,851)	(3,241,028)

See the accompanying notes to consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2005	2004
Cash flows from operating activities:
Net loss	$(6,126,131)	$(1,681,576)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of stock for services	999,635	28,912
Conversion Feature	200,000	—
Loan Costs Paid in Cash	(416,790)	—
Amortization of Loan Costs – Walkey	63,025	—
Shares issued as compensation	128,000	—
Amortization of Deferred Consideration	1,531,810	21,008
Provision for uncollectible accounts	(25,377)	11,605
Depreciation	8,463	2,475
Amortization of discount on warrants	25,855	—
Changes in operating assets and liabilities:
Accounts receivable	(29,595)	(85,961)
Deposits	(1,394)	(20,000)
Other assets	(7,535)	17,726
Accounts payable	(72,241)	249,031
Accrued expenses	(25,173)	271,218
Deferred revenue	8,120	110,596
Due to Related Party	—	15,215

Net cash used in operating activities	(3,739,328)	(1,059,751)

Cash flows from investing activities:
Purchase of property and equipment	(10,110)	(11,344)
Redemption (Purchase) of certificates of deposit	75,000	(75,000)

Net cash provided by investing activities	64,890	(86,344)

Cash flows from financing activities:
Proceeds from the issuance of notes payable	6,360,553	1,021,000
Payments on notes payable	(1,000,000)	(54,420)
Payments on capital lease obligations	(2,034)	(889)
Net repayments on line of credit	(6,484)	—
Proceeds from advance from officer	(19,442)	—
Payments on advance from officer	—	(30,706)
Proceeds from issuance of common stock	236,816	283,100

Net cash provided by financing activities	5,569,409	1,218,085

Net increase in cash	1,894,971	71,990

Cash and cash equivalents, at beginning of period, restated	120,216	48,226

Cash and cash equivalents, at end of period	2,015,187	120,216

See the accompanying notes to consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

	Year Ended December 31,
	2005	2004

Supplemental disclosures of cash flow information:
Cash paid for interest	$220,022	$8,005
Supplemental disclosures of non-cash investing and financing activities:
Discount on issuance of debt with detachable warrants	$4,339,071	$84,033
Acquisition of computer equipment under capital lease obligations	$—	$7,975
Debt repaid through issuance of common stock	$1,360,553	$—

See the accompanying notes to consolidated financial statements.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE 1. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)

Organization And Description Of Business

Cord Blood America, Inc., formerly D&A Lending, Inc., (the “Company”) was incorporated in the State of Florida on October 12, 1999. The Company is in the business of collecting, processing, and cryogenically storing umbilical cord blood. The Company’s headquarters are located in Los Angeles, California.

Effective March 31, 2004, the Company entered into an Agreement for the Exchange of Common Stock (the “Agreement”) with Cord Partners, Inc. (“Cord”) where the Company issued 20,790,000 shares, for all of the outstanding stock of Cord. As a result of the Agreement, the shareholders of Cord owned approximately 83% of the outstanding shares of the Company, and Cord has been deemed the accounting acquirer (a reverse acquisition in which Cord is considered the acquirer for accounting purposes). Accordingly, the historical financial information presented for the periods prior to March 31, 2004 is that of Cord, which was incorporated on January 1, 2003. The results of operations of the Company have been included with the results of operations of Cord in the accompanying consolidated financial statements from the date of acquisition. As a result of this reverse acquisition, there were no assets acquired or liabilities assumed.

The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. See Note 3 to the financial statements for a discussion of management’s plans and intentions.

(b)

Basis Of Consolidation

The consolidated financial statements include the accounts of the Cord Blood America, Inc. (“Cord Blood”) and its wholly owned subsidiaries, Cord Partners, Inc. (“Cord”), CBA Professional Services, Inc. D/B/A BodyCells, Inc. (“BodyCells”), CBA Properties, Inc. (“Properties”), Career Channel Inc, D/B/A Rainmakers International (“Rain”) and Family Marketing, Inc. (“Family”). Significant inter-company balances and transactions have been eliminated upon consolidation.

(c)

Organization And Description Of Business

Cord Blood, formerly D&A Lending, Inc., was incorporated in the State of Florida on October 12, 1999. Cord Blood’s headquarters are located in Los Angeles, California.

Cord specializes in providing private cord blood stem cell preservation services to families.

BodyCells is a developmental stage company and is in the business of collecting, processing and preserving peripheral blood and adipose tissue stem cells allowing individuals to privately preserve their stem cells for potential future use in stem cell therapy.

Properties was formed to hold the corporate trademarks and any other intellectual property of Cord Blood.

Effective February 28, 2005, Cord Blood entered into a Purchase and Sale Agreement to purchase 100% of the outstanding shares of Rain through a share exchange. Because Cord Blood and Rain were entities under common control, this transaction was accounted for in a manner similar to pooling of interests.

The shareholders of Rain were issued 3,656,000 shares of common stock in Cord Blood for all of their outstanding shares of Rain of which 1,170,177 was retroactively recorded prior to the purchase transaction. Accordingly, the consolidated financial statements for the year ended December 31, 2004 have been restated to reflect this transaction as if the combining companies had been consolidated for all periods presented.

Rain specializes in delivering leads to corporate customers through national television and radio campaigns.

Family specializes in delivering leads through internet based lead generation to corporate customers in the business of family based products and services.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

December 31, 2005 and 2004

NOTE 1. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. See Note 3 to the financial statements for a discussion of management’s plans and intentions.

(d)

Certificates Of Deposit

Cord Blood holds certificates of deposit. One of the certificates of deposit has a maturity of 30 days while the remaining certificates of deposit have maturities of 7 days. These certificates of deposit automatically renew at the end of each period. Cord Blood considers cash in the bank and cash equivalents that mature in 30 days or less as cash.

(e)

Accounts Receivable

Accounts receivable consist of the amounts due for the processing and storage of umbilical cord blood, advertising, commercial production and internet lead generation. The allowance for doubtful accounts is estimated based upon historical experience. The allowance is reviewed periodically and adjusted for accounts deemed uncollectible by management.

(f)

Property And Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expense as incurred while major replacement and improvements are capitalized as additions to the related assets. Retirements, sales, and disposals of assets are recorded by removing the cost and accumulated depreciation from the related asset and accumulated depreciation accounts with any gain or loss credited or charged to income upon disposition.

(g)

Deferred Revenue

Deferred revenue for Cord consists of payments for enrollment in the program and processing of umbilical cord blood by customers whose samples have not been collected, as well as the pro-rata share of annual storage fees for customers whose samples were stored during the year. For Cord customers who have enrolled in the Annual Payment Option, revenue is neither deferred nor recognized at the time the sample is collected. Instead, revenue is recognized in the amount of each payment as payment is received. Deferred revenue for Rain and Family consists of payments for per inquiry leads that have not yet been delivered.

(h)

Revenue Recognition

We recognize revenue under the provisions of Staff Accounting Bulletin (“SAB”) 104 “Revenue Recognition”. Cord provides a combination of products and services to customers. This combination arrangement is evaluated under Emerging Issues Task Force (Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables,” (“EITF 00-21”). EITF 00-21 addresses certain aspects of accounting for arrangements under multiple revenue generating activities. CBA elected early adoption of EITF 00-21.

Cord recognizes revenue from both enrollment fees and processing fees upon the completion of processing while storage fees are recognized ratably over the contractual storage period unless the customer enrolls in the Annual Payment Option. For Cord customers who have enrolled in the Annual Payment Option, revenue is recognized in the amount of each payment as payment is received.

Rain generates revenue from packaged advertising services, including media buying, marketing and advertising production services. Rain’s advertising service revenue is recognized when the media ad space is sold and the advertising occurs. Rain’s advertising production service revenue is derived through the production of an advertising campaign including, but not limited to audio and video production, establishment of a target market and the development of an advertising campaign.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

December 31, 2005 and 2004

NOTE 1. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

During the first quarter of fiscal year 2005, we reevaluated our application of Emerging Issues Task Force No. 99-19, “Reporting Revenue Gross as a Principal versus Net as an Agent” (EITF 99-19), to the presentation of our revenues generated from packaged advertising services provided to our clients.

Based on our evaluation, we have changed the manner in which we report revenues earned from certain client contracts in the Statement of Operations to the “Gross” basis. Prior to the first quarter of 2005, we reported such revenues on a “Net” basis. In order to provide consistency in all periods presented, revenues and costs of revenues for all prior periods have been reclassified to conform to the current period presentation. Such reclassifications had no effect on previously reported results of operations, total assets or accumulated deficit.

The effect of such reclassification on Cord Blood’s net revenue for the year ended December 31, 2004 is as follows:

Year Ended December 31,
2004

Revenue, as previously reported	$1,186,730
Impact of reclassification to reflect gross revenue presentation	316,972
Revenue, as reclassified	1,503,702

Our revenue recognition policy involves significant judgments and estimates about the ability to collect. We assess the probability of collection based on a number of factors, including past transaction history and/or the creditworthiness of our clients’ customers, which is based on current published credit ratings, current events and circumstances regarding the business of our client’s customer and other factors that we believe are relevant. If we determine that collection is not reasonably assured, we defer revenue recognition until such time as collection becomes reasonably assured, which is generally upon receipt of cash payment.

(i)

Cost Of Services

Costs for Cord are incurred as umbilical cord blood is collected. These costs include the transport of the umbilical cord blood from the hospital to the lab, the lab’s processing fees and royalties. Cord expenses costs in the period incurred and does not defer any costs of sales. Costs for Rain include commercial productions costs, lead generation costs and media buys. Costs for Family include lead generation.

(j)

Advertising

Advertising costs are expensed when incurred. Advertising expense totaled approximately $731,000 and $600,000 for the years ended December 31, 2005 and 2004 respectively.

(k)

Income Taxes

Cord Blood follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

December 31, 2005 and 2004

NOTE 1. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

(l)

Accounting For Stock Compensation Plan

Through December 31, 2005, Cord Blood accounted for its stock option plans using the intrinsic value based method of accounting, under which no compensation expense was recognized for stock option awards granted at fair market value. For purposes of pro forma disclosures under Statement of Financial Accounting Standards No. (“SFAS”) 123, Accounting for Stock-Based Compensation, as amended by SFAS 148, Accounting for Stock-Based Compensation Transition and Disclosure, the estimated fair value of the stock options is amortized to compensation expense over the options’ vesting period. The following table illustrates the effect on net loss and loss per share if the fair value based method had been applied to all outstanding awards in each period:

	Year Ended December 31,
	2005	2004
Net loss, as reported	$(6,126,131)	$(1,681,576)
Add: stock-based employee compensation expense included in reported net loss net of related tax effects	15,226	—
Deduct: total stock-based employee compensation expense determined under the fair value method for all awards, net of related tax effects	(102,179)	(27,823)
Pro forma net loss	$(6,213,084)	$(1,709,399)
Basic and diluted loss per common share, as reported	$(0.17)	$(0.06)
Basic and diluted loss per common share, pro forma	$(0.18)	$(0.07)

The weighted average fair value at the date of grant for the options granted during the year ended December 31, 2005 was approximately $0.28 per common share. Cord Blood estimates the fair value of each stock option at the grant date using the Black-Scholes option-pricing model based on the following assumptions:

Risk free interest rate	4.06% - 4.39%
Expected life	10 years
Dividend yield	0%
Volatility	199.74%

(m)

Net Loss Per Share

Net loss per common share is calculated in accordance with SFAS No. 128, Earnings per Share. Basic net loss per share is computed by dividing the net loss by the weighted average common shares outstanding of 35,261,989 and 26,163,359 for the years ended December 31, 2005 and 2004, respectively. Cord Blood had 6,639,189 and 1,750,000 outstanding options to acquire common stock at December 31, 2005 and 2004, respectively, and warrants to purchase 23,570,000 and 1,000,000 shares at December 31, 2005 and 2004, which are not included in the computation of net loss per common share because the effects of inclusion are anti-dilutive.

(n)

Concentration Of Risk

Relationships and agreements which potentially expose Cord Blood to concentrations of credit risk consist of Cord Blood’s use of one source for the processing and storage of all umbilical cord blood and one source for the development and maintenance of a website. Cord Blood believes alternative sources are available for each of these concentrations.

Cord Blood also maintained cash balances at a financial institution which were in excess of federally insured limits by $1,783,000 at December 31, 2005.

(o)

Use Of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

December 31, 2005 and 2004

NOTE 1. – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

(p)

New Accounting Pronouncements

In December 2004, the FASB issued Statement No. 123R, “Share-Based Payment,” which requires companies to recognize in the statement of operations all share-based payments to employees, including grants of employee stock options, based on their fair values. Accounting for share-based compensation transactions using the intrinsic method supplemented by pro forma disclosures will no longer be permissible. The new statement will be effective for public entities that file as a small business issuer as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The impact of adopting FASB Statement No. 123R has not yet been determined.

NOTE 2. – MANAGEMENT’S PLANS AND INTENTIONS

Cord Blood’s consolidated financial statements have been prepared assuming it will continue as a going concern. Cord Blood has experienced recurring net losses from operations, which losses have caused an accumulated deficit of approximately $8,136,900 as of December 31, 2005. In addition, Cord Blood has consumed cash in its operating activities of approximately $3,802,400 and has a working capital deficit of approximately $3,298,100 as of December 31, 2005. These factors, among others, raise substantial doubt about Cord Blood’s ability to continue as a going concern.

Management has been able, thus far, to finance the losses, as well as the growth of the business, through private placements of its common stock, the issuance of debt and proceeds from the Equity Distribution Agreement and Securities Purchase Agreement. Cord Blood is continuing to attempt to increase revenues within its core businesses. In addition, Cord Blood is exploring alternate ways of generating revenues through offering additional stem cell services and acquiring other businesses in the stem cell industry. The ongoing execution of Cord Blood’s business plan is expected to result in operating losses over the next twelve months. There are no assurances that Cord Blood will be successful in achieving its goals of diversifying revenue streams and achieving profitability.

In view of these conditions, Cord Blood’s ability to continue as a going concern is dependent upon its ability to meet its financing requirements, and to ultimately achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern.

The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event Cord Blood cannot continue as a going concern.

NOTE 3. – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2005:

	Estimated Useful Lives	December 31, 2005
Furniture and fixtures	5 years	$10,368
Computer equipment	3 years	19,464
		29,832
Less accumulated depreciation		(12,468)
		$17,364

For the years ended December 31, 2005 and 2004, depreciation expenses totaled $8,463 and 2,475 respectively.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

December 31, 2005 and 2004

NOTE 4. – ACCRUED EXPENSES

The components of accrued expenses at December 31, 2005 are summarized as follows:

December 31, 2005

Accrued salaries and benefits	$117,941
Deferred rent	22,971
Accrued interest	9,722
Accrual for lawsuit	47,550
Other	24,975
$223,159

NOTE 5. – CAPITAL LEASE OBLIGATIONS

Through December 31, 2005, Cord Blood entered into capital leases for computer equipment. The capital leases expire at various dates in 2007 and 2008.

Assets under capital lease are capitalized using interest rates appropriate at the inception of the lease. At December 31, 2005, these leased assets are included in property and equipment as computer equipment amounting to $12,933.

Accumulated amortization and amortization expense amounted to $7,470 and 6,850 as of and for the year ended December 31, 2005. Accumulated amortization and amortization expense amounted to $620 and $620 as of and for the year ended December 31, 2004. Amortization expense is included as a component of depreciation expense. As of December 31, 2005, future minimum lease payments under capital lease obligations are as follows:

Twelve Months Ended December 31,

2006	$5,128
2007	4,068
2008	513
Total minimum lease payments	9,709
Less amounts representing interest	(1,896)
7,813
Less current portion	(4,439)
$3,374

NOTE 6. – NOTES AND LOANS PAYABLE

In August, September and October 2004, Cord Blood issued three unsecured promissory notes to an unrelated party. The first note (the “First Note”) for $500,000 bearing interest at 8% per annum, the second note (the “Second Note”) for $250,000 bearing interest at 10% per annum and the third note (the “Third Note”) for $250,000 bearing interest at 10% to the same party.

The Second Note and the Third Note each contained detachable warrants to purchase 500,000 shares (1,000,000 in total) of common stock at an exercise price of $0.1875 per share and can be exercised at any time prior to September 2009. The estimated relative fair value of the warrants of approximately $84,000 was recorded as a debt discount in 2004 and was amortized to interest expense over the terms of the Second Note and the Third Note.

At December 31, 2005, all notes have been re-paid in full. During the year ended December 31, 2005, $65,833 of interest had been incurred while $93,333 of interest had been paid on these notes.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

December 31, 2005 and 2004

NOTE 6. – NOTES AND LOANS PAYABLE, CONTINUED

In March 2005, Cord Blood entered into a Standby Equity Distribution Agreement (the “Equity Agreement”) with Cornell Capital Partners L.P. (“Cornell”) whereby Cord Blood may sell up to $5,000,000 of Cord Blood’s common stock to Cornell at Cord Blood’s discretion over a 24-month period. The Equity Agreement allows the Company to sell shares of common stock to the investor group in incremental advances not to exceed $250,000. The shares of common stock issued at each advance are calculated based on 98% of the lowest volume weighted average price of Cord Blood’s common stock for the five day period after the request for an advance is received. The investment company also receives a 5% fee for each advance. The Equity Agreement called for the issuance of 1,239,029 shares of common stock as a one time commitment fee. Prior to any advances, as funded through the issuance of shares of common stock, Cord Blood must file, and the Securities and Exchange Commission must declare effective a registration statement registering the resale of Cord Blood’s securities in accordance with the Equity Agreement.

In connection with the Equity Agreement, Cord Blood entered into a Placement Agency Agreement (the “Agent Agreement”) with a registered broker-dealer to act as the placement agent for Cord Blood as the shares issued in connection with the Equity Agreement are issued. The Agent Agreement called for a placement agent fee of $10,000 paid by the issuance of 51,626 shares of Cord Blood’s common stock.

On April 27, 2005, Cord Blood issued a promissory note to Cornell in the amount of $350,000. The promissory note accrues interest at a rate of 12% per annum and is due and payable nine months from the date of issuance. On April 28, 2005, $175,000 of the $350,000 loan was funded by Cornell. Pursuant to the terms of the note Cord Blood issued Cornell a detachable warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.20 per share. The estimated relative fair value of the warrants of approximately $163,000 was recorded as interest expense. In July 2005, Cornell exercised its right to purchase 1,000,000 shares at $0.20 per share.

On June 21, 2005, Cord Blood issued an Amended and Restated Promissory Note to Cornell in the amount of $600,000 which replaced the Promissory Note dated April 27, 2005 and received $300,000 towards this amended and restated Promissory Note. The Promissory Note accrues interest at 12% per annum. These promissory notes were re-paid with the proceeds of a stock issuance in 2005.

On July 13, 2005 Cord Blood issued a promissory note in the amount of $500,000. The principal amount of $500,000 was funded to Cord Blood on July 14, 2005. The promissory note is non-interest bearing unless and until there is an event of default. The note is due and payable on or before August 1, 2005. Cord Blood shall make two weekly scheduled payments with the first payment due and payable on July 25, 2005, and the succeeding scheduled payment shall be due and payable on August 25, 2005. Payment was made on July 25, 2005 from the proceeds of a stock issuance.

During 2005, Cord Blood re-paid $1,360,553 in interest and principal on an outstanding loan with Cornell through the proceeds of issuing 3,568,734 shares of common stock. At December 31, 2005, $0 was owed relating to these loans.

On September 9, 2005, Cord Blood entered into a Securities Purchase Agreement (the “SP Agreement”) with Cornell. Pursuant to the SP Agreement, Cord Blood issued $5,000,000 in secured convertible debentures (the “Debentures”), of which $3,500,000 was delivered on September 9, 2005 and $1,500,000 was funded on December 28, 2005. The Debentures mature in 24 months and accrue interest at 12% per year. The Debentures are convertible into Cord Blood’s common stock at a pre-determined share price of $0.35 per share. The Debentures are secured by substantially all of Cord Blood’s assets.

In connection with the SP Agreement, three warrants were issued to Cornell for the purchase of a total of 22,570,000 shares of Cord Blood’s common stock. All three warrants were immediately exercisable for a 5-year period, expiring on September 9, 2010. The first two warrants total 14,285,000 shares of common stock at an exercise price of $0.35 per share. The third warrant is for 8,285,000 shares of common stock at an exercise price of $0.40 per share. The estimated fair value of the warrants is approximately $4,175,806, was recorded as deferred consideration against equity and is being amortized to interest expense over the life of the Debentures. At the date of

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

December 31, 2005 and 2004

NOTE 6. – NOTES AND LOANS PAYABLE, CONTINUED

issuance, Cord Blood’s common stock price was $0.31 per share. At December 31, 2005, approximately $393,000 of the discount has been amortized to interest expense relating to these warrants.

On December 26, 2005, Cord Blood and Cornell amended and restated the $3,500,000 Debentures dated September 9, 2005 and funded the $1,500,000 Debentures pursuant to the Second Closing on December 28, 2005. The SP Agreement and the Registration Rights Agreement dated September 9, 2005 were also amended.

The agreement states that Cord Blood shall issue and sell to Cornell, and Cornell shall purchase Five Million Dollars ($5,000,000) of secured convertible debentures, which shall be convertible into shares of Cord Blood’s common stock, par value $0.0001, of which Three Million Five Hundred Thousand Dollars ($3,500,000) has been funded as of September 9, 2005 and One Million Five Hundred Thousand Dollars ($1,500,000) was funded on December 28, 2005 for a total purchase price of Five Million Dollars ($5,000,000). The interest rate has been amended to 10% per annum and the principal together with accrued but unpaid interest is due on or before December 23, 2008.

The SP Agreement was amended to state Cord Blood shall pay Cornell or its designees a non refundable commitment fee of $375,000 (equal to seven and one half percent (7.5%) of the $5,000,000 Purchase Price), of which $262,500 has been paid at the First Closing, and the remaining $112,500 was paid at the Second Closing. It also states Cord Blood agrees to take any and all appropriate action necessary to increase its authorized common stock to two hundred million (200,000,000) by March 1, 2006. The increase in authorized shares will be voted on at the Company’s Annual Meeting of Shareholders.

The Investor Registration Rights Agreement that was entered into by Cord Blood and Cornell concurrently with the SP Agreement was amended to state the number of shares to be registered on the Initial Registration Statement, as defined in the Registration Right Agreement, is to be 60,000,000 shares underlying the Debentures and must be filed no later than January 15, 2006.

However, due to unforeseen delays, the deadline was extended to February 13, 2006. The number of shares to be registered on the Second Registration Statement, as defined in the Registration Right Agreement, to be filed no later than thirty (30) days after Cord Blood has increased its authorized common stock to at least two hundred million (200,000,000) shares, are as follows:

a.

Such number of shares of Common Stock equal to five (5) times the total principal balance of the Convertible Debentures remaining at the time the Second Registration Statement is filed divided by the conversion price in effect at the time the Second Registration Statement is filed.

b.

7,000,000 Shares underlying the Warrant dated 9/9/05

c.

7,285,000 Shares underlying the Warrant dated 9/9/05

d.

8,285,000 Shares underlying the Warrant dated 9/9/05

NOTE 7. – COMMITMENTS AND CONTINGENCIES

Agreements

Cord is operating under an agreement with a not-for-profit company, Bergen Community Regional Blood Center, to process, test and store all umbilical cord blood samples collected. The agreement has a 10-year term, beginning June 30, 2002, and can be terminated by either party giving a 90-day notice. If the agreement is not terminated within 120-days of the end of the initial term, the agreement will renew on an annual basis for successive one-year terms.

In February 2004, Cord entered into a Receivables Agreement with a financing company whereby, at the customer’s discretion, the products and services purchased from Cord can be financed through an unrelated finance company. Cord paid a $500 origination fee in conjunction with executing the Receivables Agreement. During the

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

December 31, 2005 and 2004

NOTE 7. – COMMITMENTS AND CONTINGENCIES, CONTINUED

years ended December 31, 2005 and 2004, Cord sold approximately $70,830 and $32,900, respectively in receivables. As of December 31, 2005, approximately $12,000 is held for default by the financing company, which is included in accounts receivable. The receivables will be released to Cord in January or July, whichever occurs first, following the one year anniversary of when the receivable was initially sold. Effective September 1, 2005, Cord is no longer offering financing through the above third party to its customers.

In March 2004, Cord entered into a Patent License Agreement with the holder of patents utilized in the collection, processing, and storage of umbilical cord blood to settle litigation against Cord for alleged patent infringements. The Patent License Agreement calls for royalties of 15% of processing and storage revenue, with a minimum royalty of $225 per specimen collected, on all specimens collected after January 1, 2004 until the patents expire in 2010. During the years ended December 31, 2005 and 2004, Cord incurred approximately $192,500 and $121,800 respectively, in royalties to the Patent License Agreement. At December 31, 2005, approximately $49,000 is included in accounts payable relating to these fees.

Operating Lease

In 2005 and 2004, Cord Blood entered into non-cancelable operating leases for office space and computer software which expire through October 2009.

Commitments for minimum future rental payments, by year and in the aggregate, to be paid under the operating leases as of December 31, 2005, are as follows:

2006	$94,851
2007	96,126
2008	94,865
2009	94,929
2010	94,822
$475,593

The total lease payments are recorded as rent expense on a straight-line basis over the lease periods, resulting in a deferred rent liability of $22,383, which is included in accrued expenses in the accompanying balance sheet. Total lease expense for operating leases, including those with terms of less than one year, amounted to approximately $98,300 and $49,000 for the years ended December 31, 2005 and 2004, respectively.

Litigation

In June 2005, we received a complaint filed in the United States District Court of the Western District of Washington by Merrill Corporation, a Minnesota corporation, naming as defendants Cord Blood and Cord. The complaint alleges that the defendants owe Merrill Corporation, the Plaintiff, $109,000 for work performed and products provided plus attorneys’ fees, costs, applicable service charges and penalties. The complaint seeks judgment in the principal amount, plus applicable service charges and penalties; an award of post-judgment interest on all amounts; attorney’s fees and costs and for such other and further relief as the Court deems just and equitable.

In January 2006, both parties executed a Settlement and Release Agreement (“Agreement”) to compromise and settle the litigation. Pursuant to the Agreement, Cord Blood paid Merrill Corporation $109,000 in cash.

Employment Agreements

Cord Blood entered into five-year employment agreements with two executive officers, the Chairman of the Board and Chief Executive Officer (“CEO”) and the former President and Chief Operating Officer (“COO”). Pursuant to the employment agreements, the CEO and the COO received annual salaries of $125,000 through December 31, 2004. The annual salaries increased to $150,000 as of January 1, 2005 and $175,000 as of January 1, 2006. The annual salaries are thereafter adjusted in accordance with changes in the cost of living index. The

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

December 31, 2005 and 2004

NOTE 7. – COMMITMENTS AND CONTINGENCIES, CONTINUED

employment agreements also entitle the CEO and COO to receive performance bonuses from time to time determined by the Board of Directors and certain fringe benefits. The employment agreements are subject to non-competition and confidentiality requirements.

In July 2005, Cord Blood entered into five year employment agreements with two executive officers. Pursuant to the employment agreements, the Chief Financial Officer, (“CFO”) and the Chief Technology Officer (“CTO”) each receive annual salaries of $96,000 through December 31, 2005, increasing to $108,000 as of January 1, 2006 and $120,000 as of January 1, 2007. The salaries are adjusted in accordance with changes in the cost of living index. The CFO and CTO are entitled to receive performance bonuses as may from time to time be determined by the Board of Directors and certain fringe benefits. The employment agreements are subject to non-competition and confidentiality requirements.

On December 31, 2005, the employment agreement, dated April 29, 2004, between Cord Blood and its Chairman and Chief Executive Officer, Matthew L. Schissler, was terminated effective close of business December 31, 2005.

On December 31, 2005, the employment agreement dated April 29, 2004 between Cord Blood and its former President and Chief Operating Officer, Stephanie Schissler, was terminated effective close of business December 31, 2005. Ms. Schissler will act as a consultant to Cord Blood pursuant to a one year consulting agreement.

On December 31, 2005, the employment agreement, dated July 13, 2005, between Cord Blood and its Chief Financial Officer, Sandra Smith, was terminated effective close of business December 31, 2005.

On December 31, 2005, the employment agreement, dated July 13, 2005, between Cord Blood and its Chief Technology Officer, Noah J. Anderson, was terminated effective close of business December 31, 2005.

NOTE 8. – INCOME TAXES

The Company has loss carryforwards that it can use to offset a certain amount of taxable income in the future. The loss carryforwards are subject to significant limitations due to change in ownership. The Company is currently analyzing its amount of loss carryforwards, but has recorded a valuation allowance for the entire benefit due to the uncertainty of its realization.

NOTE 9. – RELATED PARTY TRANSACTIONS AND COMMITMENTS

In prior years, the Company received non-interest bearing advances from officers of Cord Blood. In November 2005, $15,000 of this advance was repaid and the balance remaining amounted to $79,146 at December 31, 2005.

In January 2003, Cord entered into a Web Development and Maintenance Agreement (the “Web Agreement”) for the development and maintenance of a website with a company whose president is a member of the board of directors of Cord Blood. The Web Agreement stipulates that Cord does not own the website; however, Cord maintains a license to utilize the site as long as the Web Agreement is in effect. The Web Agreement calls for commissions to be paid on sales and requests for information resulting in a sale generated through the website. The Web Agreement has an initial three-year term and renews automatically for additional three-year periods unless either party provides written notice at least 30 days prior to the end of the term.

In March 2004, Cord cancelled the existing Web Agreement and signed a new Web Design and Maintenance Agreement. The new agreement replaces the commission payments with a flat monthly fee of $5,000 per month from March 2004 through May 2004 and $10,000 per month from June 2004 until termination of the Web Agreement. The new agreement also calls for the issuance of 150,000 stock options with an exercise price of $0.25 per share, issued in April 2004, followed by another 150,000 stock options to be issued one year later at an exercise

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

December 31, 2005 and 2004

NOTE 9. – RELATED PARTY TRANSACTIONS AND COMMITMENTS, CONTINUED

price of $1.00 per share which were issued in October 2005. The new Web Agreement expired on March 31, 2006. We are in the process of creating a new agreement.

During the years ended December 31, 2005 and 2004, Cord incurred approximately $138,100 and $60,800, respectively, relating to the web development agreements. At December 31, 2005, Cord did not owe any money relating to these web development agreements.

In April 2005, Family entered into an exchange agreement with Family Marketing, LLC where Family must pay quarterly royalty fees to Family Marketing, LLC. The president of Family Marketing, LLC is a member of the board of directors of Cord Blood. Royalty fees are calculated as 2% of gross profit. During the year ended December 31, 2005, Family incurred approximately $3,197 in royalty fees.

NOTE 10. – STOCK OPTION AND WARRANT AGREEMENTS

During 2004, Cord Blood entered into a series of stock option agreements with directors and certain employees of Cord Blood. The agreements call for the issuance of a total of 1,600,000 options which vest over a 4-year period at an exercise price of $0.25 per share.

During 2004, Cord Blood entered into a stock option agreement in connection with a Web Development Agreement (see Note 10). The agreement calls for the issuance of 150,000 options which vest over a 4-year period at an exercise price of $0.25 per share. In connection with these options issued, Cord Blood recognized an expense of approximately $13,900, which is included in the accompanying financial statements.

During the year 2005, the company issued 2,051,400 options to employees as compensation. The strike price ranged from $0.20 - $0.51 and the total intrinsic value of the options was $113,153. Total expense was $15,226 during the year 2005.

During the year 2005, the company issued 86,000 options for consulting services ranging in stirke price from $0.20 - $0.33. The value was $18,235.

Total expense was $5,785 during the year 2005.

During the year 2005, the company issued 318,610 options to related party vendors for carrying past due balances. The strike price ranged from $0.18 - $0.25 and the value was $186,318. Total expense was $186,318 during the year 2005.

During the year 2005, the company issued 483,179 options to certain employees for loaning money to the company. The strike price ranged from $0.18 - $0.33 and the value was $191,303. Total expense was $191,303 during the year 2005.

During the year 2005, the company issued 200,00 options as compensation to its directors. All options had a strike price of $0.25 and the value was $73,898. Total expense was $52,336 during the year 2005.

During the year 2005, the company issued 150,000 options for services.

The options had a strike price of $1.00 and a value of $28,522. Total expense was $2,377 during the year 2005.

In September 2005, 1,600,000 options at $0.31 were issued to the Chief Executive Officer of Cord Blood in exchange for that officer placing 7,770,000 shares of common stock owned by such officer in escrow to be used as collateral for the Securities Purchase Agreement. The fair value of these options is approximately $527,100.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

December 31, 2005 and 2004

NOTE 10. – STOCK OPTION AND WARRANT AGREEMENTS, CONTINUED

The following table summarizes stock option activity for the years ended December 31, 2005 and 2004.

	Shares Under Option	Weighted Average Exercise Price Per Share

Outstanding at December 31, 2003	—	$—
Granted	1,750,000	0.25
Exercised	—	—
Expired/forfeited	—	—
Outstanding at December 31, 2004	1,750,000	$0.25
Granted	4,889,189	0.28
Exercised	—	—
Expired/forfeited	—	—
Outstanding at December 31, 2005	6,639,189	0.28
Exercisable at December 31, 2005	712,500
Weighted average fair value of options granted in 2005		$0.33

The weighted average fair value at the date of grant for the options granted during the years ended December 31, 2005 and 2004 was approximately $0.33 and $0.09, respectively, per common share. Cord Blood estimates the fair value of each stock option at the grant date using the Black-Scholes option-pricing model based on the following assumptions:

Risk free interest rate	4.39%
Expected life	10 years
Dividend yield	0%
Volatility	199.74%

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

December 31, 2005 and 2004

NOTE 10. – STOCK OPTION AND WARRANT AGREEMENTS, CONTINUED

The following table summarizes the stock options outstanding and exercisable at December 31, 2005:

Outstanding				Exercisable
Exercise Price	Number of Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
$0.25	1,750,000	8 years, 4 months	$0.25	550,000	$0.25
$0.25	506,000	9 years	$0.25	—	$—
$0.34	7,250	9 years, 3 months	$0.34	—	$—
$0.29	8,250	9 years, 6 months	$0.29	—	$—
$0.18	256,941	9 years, 6 months	$0.18	—	$—
$0.25	660,400	9 years, 6 months	$0.25	—	$—
$0.25	400,000	9 years, 7 months	$0.25	150,000	$0.25
$0.33	189,848	9 years, 7 months	$0.33	—	$—
$0.31	1,600,000	9 years, 9 months	$0.31	—	$—
$0.51	62,000	9 years, 9 months	$0.51	—	$—
$1.00	150,000	9 years, 10 months	$1.00	—	$—
$0.25	1,000	9 years, 10 months	$0.25	—	$—
$0.22	22,500	10 years	$0.22	—	$—
$0.20	1,025,000	10 years	$0.20	12,500	$0.20
	6,639,189			712,500

The following table summarizes the warrants outstanding and exercisable at December 31, 2005:

Number of Warrants Outstanding	Exercise Price	Maturity Date

1,000,000	$ 0.1875	09/16/2009
14,285,000	$ 0.35	09/09/2010
8,285,000	$ 0.40	09/09/2010
23,570,000

NOTE 11. – PREFERRED STOCK

At inception, Cord Blood had 5,000,000 shares of preferred stock authorized. In March 2004, the board of directors of Cord Blood amended the company’s articles of incorporation to establish a $.0001 par value for the preferred stock. No preferred stock has been issued to date.

NOTE 12. – COMMON STOCK

At inception, Cord Blood had 50,000,000 shares of non-par common stock authorized.

In January 2004, Cord Blood issued 2,000 shares of common stock for professional services. The services were valued at $10,000.

In March 2004, Cord Blood sold 2,290 shares of common stock for $185,000.

In March 2004, the board of directors of Cord Blood amended their articles of incorporation to authorize 100,000,000 shares of $.0001 par value common stock.

Effective March 31, 2004, Cord Blood entered into an Agreement for the Exchange of Common Stock (the “Agreement”) with Cord where Cord Blood issued 20,790,000 shares, for all of the outstanding stock of Cord.

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

December 31, 2005 and 2004

NOTE 12. – COMMON STOCK, CONTINUED

In April 2004, the board of directors of Cord Blood declared and paid a two for one stock split, affected as a stock dividend to its shareholders. Amounts in the accompanying financial statements have been retroactively changed to reflect this stock split.

In April 2004, Cord Blood issued 20,000 shares of common stock to former employees of Cord in connection with the termination of employment agreements. The stock was valued at $5,000, was charged to income during the year and is included in selling, general, and administrative expenses.

In June 2004, Cord Blood sold 280,000 shares of common stock through a private placement at $.25 per share for $70,000.

In December 2004, Cord Blood sold 112,400 shares of common stock through a private placement at $.25 per share for $28,100.

During the year 2005, the company issued 3,141,867 shares for services. These services were valued at $659,638.

During the year 2005, the company issued 1,200,001 shares to officers of the company as compensation. The total value of these shares on the date of issuance was $208,000.

During the year 2005, we issued 185,000 shares in a private placement.

The total cash value of the stock on the date of issuance was $53,000.

In February 2005, we entered into a purchase and sale agreement to acquire 100% of the outstanding shares of Rain, through a share exchange. Because Rain and Cord Blood were entities under common control, this transaction will be accounted for in a manner similar to a pooling of interests. We issued 3,656,000 shares of common stock for all of the outstanding shares of Rain of which 1,170,177 was retroactively recorded prior to the purchase transaction.

On March 28, 2005, we issued 1,290,665 shares of our common stock in relation to the Equity Distribution Agreement with Cornell Capital Partners. The total cash value of the stock on the date of issuance was $260,000.

In April 2005, we entered into a purchase and sale agreement to acquire 100% of the outstanding shares of Family through a share exchange. We will issue 95,200 shares of common stock for all of the outstanding shares of Family. Family was owned by a member of the board of directors and is in the business of internet advertising. As a result of the acquisition, the company expects to position itself in front of more expectant families through Family’s marketing channels. As a result of the purchase, goodwill of $12,077 was recognized and is included in the accompanying condensed consolidated balance sheet as of December 31, 2005.

In July 2005, 1,000,000 warrants were exercised by Cornell Capital Partners L.P. The warrants had an exercise price of $0.20 per share. During the three months ended September 30, 2005, Cord Blood issued a total of 3,568,734 shares the proceeds of which paid $1,360,553 in outstanding debt and interest to Cornell Capital Partners LP.

On September 7, 2005, 34,000,000 shares of common stock were issued to Cord Blood to serve as collateral to the Securities Purchase Agreement entered into with Cornell Capital Partners L.P. These shares are held as treasury shares, in the accompanying financial statements. If Cord Blood defaulted on the loan these shares could potentially be sold into the market by Cornell Capital Partners and our current shareholders would experience dilution.

NOTE 13. – SEGMENT REPORTING

SFAS 131 “Disclosures about Segments of an Enterprise and Related Information,” requires that public business enterprises report financial and descriptive information about its reportable operating segments. Operating

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

December 31, 2005 and 2004

NOTE 13. – SEGMENT REPORTING, CONTINUED

segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision makers in deciding how to allocate resources and in assessing performance.

Cord Blood has three operating segments. Cord generates revenues related to the processing and preservation of umbilical cord blood. Rain generates revenues related to television and radio advertising. Family generates revenues related to internet advertising. All of its long-lived assets are located in, and substantially all of its revenues are generated from within, the United States of America. The table below presents certain financial information by business segment for the year ended December 31, 2005:

	Umbilical Cord Blood	Radio/TV Advertising	Internet Advertising	Segments Total	Consolidated Total

Revenue from	$1,097,160	$1,106,029	$74,334	$2,277,523	$2,277,523
External Customers Interest Expense	1,659,688	8,156	0	1,667,844	1,667,844
Depreciation and Amortization	8,308	155	0	8,464	8,464
Segment Income (Loss)	(6,061,914)	2,363	61,854	(6,126,131)	(6,126,131)
Segment Assets	$2,120,141	$1,183	$108,669	$2,229,993	$2,229,993

The table below presents certain financial information by business segment for the year ended December 31, 2004:

	Umbilical Cord Blood	Radio/TV Advertising	Segments Total	Consolidated Total

Revenue from External	$751,850	$751,852	$1,503,702	$1,503,702
Customers Interest Expense	56,513	22,538	79,051	79,051
Depreciation and Amortization	1,406	1,069	2,475	2,475
Segment Income (Loss)	(1,762,955)	81,379	(1,681,576)	(1,681,576)
Segment Assets	$320,224	$13,850	$334,074	$334,074

NOTE 14. – SUBSEQUENT EVENTS

Employement Agreements

On January 1, 2006, Cord Blood entered into one-year employment agreements with three executive officers, Matthew L. Schissler, Sandra D. Smith and Noah J. Anderson (the “executive Agreements”). Pursuant to the Executive Agreements with Matthew L. Schissler, Mr. Schissler serves as Chairman and Chief Executive Officer of Cord Blood at an annual salary of $150,000 through December 31, 2006. The Executive Agreement entitles Mr. Schissler to receive a net year-end performance bonus of $25,000 as well as certain other benefits. Mr. Schissler is subject to non-competition and confidentiality requirements. Cord Blood may terminate Mr. Schissler’s Executive Agreement at any time without cause. In such event, not later than the Termination Date specified in the Termination Notice (both as defined in the Executive Agreement), Cord Blood shall pay to Mr. Schissler an amount in cash equal to the sum of his Compensation determined as of the date of such Termination Notice through the remaining term of the Executive Agreement.

Pursuant to the Executive Agreement with Sandra Smith, Ms. Smith will serve as Chief Financial Officer of Cord Blood at an annual salary of $108,000 through December 31, 2006. The Executive Agreement entitles Ms. Smith to receive a quarterly performance bonus of up to $5,500 as well as certain other benefits.

Ms. Smith is subject to non-competition and confidentiality requirements. Cord Blood may terminate this Executive Agreement at any time without cause. In such event, not later than the Termination Date specified in the Termination Notice (both as defined in the Executive Agreement, Cord Blood shall pay to Ms. Smith an amount in cash equal to the sum of her Compensation for 90 days determined as of the date of such Termination Notice Agreement (as defined in the Executive Agreement).

CORD BLOOD AMERICA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED

December 31, 2005 and 2004

NOTE 14. – SUBSEQUENT EVENTS, CONTINUED

Pursuant to the Executive Agreement with Noah J. Anderson, Mr. Anderson will serve as Chief Technology Officer of Cord Blood and President of Family at an annual salary of $108,000 through December 31, 2006. The Executive Agreement entitles Mr. Anderson to receive a quarterly performance bonus of up to 10% of Gross Profit of Family, a year-end bonus of up to 10% of Net Income of Family as well as certain other benefits. Mr. Anderson is subject to non-competition and confidentiality requirements. Cord Blood may terminate this Executive Agreement at any time without cause. In such event, not later than the Termination Date specified in the Termination Notice (both as defined in the Executive Agreement), Cord Blood shall pay to Mr. Anderson an amount in cash equal to the sum of his Compensation for 90 days determined as of the date of such Termination Notice Agreement (as defined in the Executive Agreement).

Related Party Transactions

On January 1, 2006, Cord Blood entered into a one-year consulting agreement with Stephanie Schissler, Cord Blood’s former President and Chief Operating Officer. Ms. Schissler is the spouse of the Company’s Chief Executive Officer. The agreement entitles Ms. Schissler to a $10,000 per month retainer and stock option incentives for her services in relation to strategic corporate planning and other business related matters. The agreement automatically renews for a second year, unless a 60 day written notice of cancellation is provided by either Cord Blood or Ms. Schissler.

Completion Of Acquisition Or Disposition Of Assets

On January 24, 2006, Cord, a Florida corporation and wholly-owned subsidiary of Cord Blood, a Florida corporation, completed the acquisition of certain assets from Cryobank for Oncologic and Reproductive Donors, Inc., a New York corporation (“CORD”), for the purchase price of $120,000 in cash and $140,000, or 703,518, unregistered shares of Cord Blood’s common stock (the “Acquisition”). The Acquisition related to our collecting, testing, processing and preserving umbilical cord blood and included the assets and liabilities associated with approximately 750 umbilical cord blood samples, as well as three cryogenic freezers used for the storage of such umbilical cord blood samples.

Pursuant to the terms of the acquisition agreement, Cord Blood registered the resale of the common stock CORD received in the Acquisition on a Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on February 13, 2006.

Compensation Of Directors

On January 26, 2006, Cord Blood’s board of directors approved a board compensation plan through 2008. Shares issued as compensation for one year of service in 2006 are based on the closing stock price on January 25, 2006 divided by $10,000. Shares issued as compensation for one year of service in 2007 and 2008 will be based on the closing stock price of the last business day of 2006 and 2007, respectively, divided by $10,000.

Election Of Directors

On February 6, 2006, Timothy G. McGrath accepted his election by Cord Blood’s Board of Directors to serve as a Board Member. The term begins on March 1, 2006 and extends through Cord Blood’s annual meeting in 2008. Fifty-four thousand and fifty-four (54,054) restricted shares of CBAI stock will be issued as compensation for the first year of service. The number of shares received for compensation for 2007, will be calculated by dividing the closing stock price of the last business day of 2006 by $10,000. The number of shares received for compensation for 2008, will be calculated by dividing the closing stock price of the last business day of 2007 by $10,000. Mr. McGrath has served in an executive capacity for the past twelve years. From October 1999 thru September 2005 Mr. McGrath served as Vice President and Chief Financial Officer of Orphan Medical, Inc. There have been no transactions between Mr. McGrath and the Company or any of its subsidiaries that are required to be reported pursuant to Item 404(a) of Regulation S-B.

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Cord Blood America, Inc., except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

———————

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

•

except the common stock offered by this prospectus;

•

in any jurisdiction in which the offer or solicitation is not authorized;

•

in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

•

to any person to whom it is unlawful to make the offer or solicitation; or

•

to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

•

there have been no changes in the affairs of Cord Blood after the date of this prospectus; or

•

the information contained in this prospectus is correct after the date of this prospectus.

——————— PROSPECTUS ——————— 20,569,022 Shares of Common Stock CORD BLOOD AMERICA, INC. ________ __, 2006

———————

Until _________, 2006 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification Of Directors And Officers

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as a director or officer of Cord Blood. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Cord Blood pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all of the expenses in connection with this offering.

Securities and Exchange Commission Registration Fee	$1,017.14
Printing and Engraving Expenses	$2,500.00
Accounting Fees and Expenses	$15,000.00
Legal Fees and Expenses	$50,000.00
Miscellaneous	$16,100.86

TOTAL	$85,022.00

Recent Sales Of Unregistered Securities

We have issued the following securities in the past three years without registering them under the Securities Act of 1933:

2003

In January 2003, three founders and employees of Cord acquired a total of 16,500 shares of common stock of Cord for an aggregate consideration of $82.50. Each of the certificates representing shares of common stock of Cord contained a legend restricting transferability under the Securities Act of 1933.

2004

In January 2004, three persons were issued a total of 2,000 shares of common stock of Cord for services. The services had an aggregate value of $10,000. Each of the certificates representing shares of common stock of Cord contained a legend restricting transferability under the Securities Act of 1933.

In March 2004, one investor acquired a total of 2,290 shares of common stock of Cord for $185,000. Each of the certificates representing shares of common stock of Cord contained a legend restricting transferability under the Securities Act of 1933.

As of March 31, 2004, Cord Blood acquired all of the shares of common stock of Cord from its shareholders in exchange for 20,790,000 shares of common stock of Cord Blood pursuant to an Exchange Agreement dated March 31, 2004. Each of the certificates representing shares of common stock of Cord Blood contained a legend restricting transfer ability under the Securities Act of 1933.

During March 2004, we entered into a stock option agreement in connection with a Web Development Agreement. The agreement calls for the issuance of 150,000 options which vest over a 4-year period at an exercise price of $.25 per share. In connection with these options issued, we recognized an expense of approximately $13,900.

In April 2004, two former employees of Cord were issued a total of 20,000 shares of common stock of Cord Blood, valued at $5,000, in exchange for the termination of certain agreements and the exchange of general releases, pursuant to the exemption from registration set forth in Rule 504 under Regulation D. Neither of these persons was an accredited investor. Each of the certificates representing shares of common stock of Cord Blood contained a legend restricting transferability under the Securities Act of 1933.

On April 29, 2004, we issued options to purchase 1,600,000 of our common stock. The options were issued to our employees as part of their total compensation. The options vest at a rate of 25% per year and have an exercise price of $0.25.

On June 30, 2004, eight investors acquired a total of 280,000 shares of common stock of Cord Blood for $70,000. Each of the certificates representing shares of common stock of Cord Blood contained a legend restricting transferability under the Securities Act of 1933.

In August 2004, we entered into a Loan Agreement with a lender that required us to issue three promissory notes for a total loan amount of $1,000,000. The first promissory note for $500,000 bears interest at 8% per annum. In September 2004, we entered into the second of the three promissory notes for $250,000 bearing interest at 10% per annum to the same party. In October 2004, we entered into the last of the three promissory notes for $250,000 bearing interest at 10% to the same party.

On September 17, 2004, as part of a Loan Agreement, a lender acquired warrants to purchase 1,000,000 shares of common stock at an exercise price of $0.1875 per share for a period of five years. The document evidencing the warrants contained a legend restricting transferability under the Securities Act of 1933.

In December 2004, we sold 112,400 shares of our common stock in a private placement for $28,100.

2005

During the year 2005, the company issued 2,051,400 options to employees as compensation. The strike price ranged from $0.20 - $0.51 and the total intrinsic value of the options was $113,153. Total expense was $15,226 during the year 2005.

During the year 2005, the company issued 86,000 options for consulting services ranging in strike price from $0.20 - $0.33. The value was $18,235. Total expense was $5,785 during the year 2005.

During the year 2005, the company issued 318,610 options to related party vendors for carrying past due balances. The strike price ranged from $0.18 - $0.25 and the value was $186,318. Total expense was $186,318 during the year 2005.

During the year 2005, the company issued 483,179 options to certain employees for loaning money to the company. The strike price ranged from $0.18 - $0.33 and the value was $191,303. Total expense was $191,303 during the year 2005.

During the year 2005, the company issued 200,000 options as compensation to its directors. All options had a strike price of $0.25 and the value was $73,898. Total expense was $52,336 during the year 2005.

During the year 2005, the company issued 150,000 options for services. The options had a strike price of $1.00 and a value of $28,522. Total expense was $2,377 during the year 2005.

In September 2005, 1,600,000 options at $0.31 were issued to the Chief Executive Officer of Cord Blood in exchange for that officer placing 7,770,000 shares of common stock owned by such in escrow to be used as collateral for the Securities Purchase Agreement. The fair value of these options is approximately $527,100.

During the three months ended September 30, 2005, Cord Blood issued a total of 3,568,734 shares to repay $1,360,553 in outstanding debt and interest to Cornell Capital Partners LP.

On September 1, 2005, 60,000 shares were issued to a consultant for $12,500 in investor relations services performed from May 2005 through September 2005.

On September 7, 2005, 34,000,000 shares of common stock were issued to Cord Blood to serve as collateral to the Agreement entered into with Cornell. These shares are held as treasury shares.

In January 2005, we sold 185,000 shares of our common stock through a private placement. The shares were sold for a total of $53,000.

In February 2005, we entered into a purchase and sale agreement to acquire 100% of the outstanding shares of Career Channel, Inc., also known as Rain, through a share exchange. Because Rain and Cord Blood were entities under common control, this transaction will be accounted for in a manner similar to a pooling of interests. We issued 3,656,000 shares of common stock for all of the outstanding shares of Rain.

On March 25, 2005, we issued 20,000 shares of our common stock to Digital Wall Street in return for investor relations conference services. The total cash value of the stock on the date of issuance was $3,400.

On March 25, 2005, we issued 250,000 share of our common stock to Mr. Jim Learish in return for consulting services performed in 2004. The total cash value of the stock on the date of issuance was $62,500.

On March 25, 2005, we issued 212,661 shares of our common stock to Tremont Associates in return for consulting services performed in 2004. The total cash value of the stock on the date of issuance was $53,165.

On March 25, 2005, we issued 400,001 shares of our common stock to Mr. Joe Vicente in return for his service on the Board of Directors. The total cash value of the stock on the date of issuance was $68,000.

On March 25, 2005, we issued 48,000 shares of our common stock to Sweet Karma in return for operating and distributorship. The total cash value of the stock on the date of issuance was $10,560.

On April 6, 2005, we issued 1,000,000 shares of our common stock to Bergen County as collateral for blood banking services. The total cash value of the stock on the date of issuance was $200,000.

On April 8, 2005, we issued 1,000,000 shares of our common stock to Digital Wall Street in return for investor relations conference services. The total cash value of the stock on the date of issuance was $200,000 On April 14, 2005, we issued a promissory note to Cornell Capital Partners for the amount of $350,000 for a loan we received from Cornell Capital Partners, equal to that amount. The promissory note accrues interest at 12% per annum and is due and payable nine months from the date of the note. The promissory note is secured by 18,944,313 shares of our common stock. Pursuant to the terms of the promissory note, we have also issued to Cornell Capital Partners a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $0.20. The warrant is exercisable for a period of 5 years.

On September 9, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners. Pursuant to the Securities Purchase Agreement, Cornell Capital Partners purchased secured convertible debentures from us in the original principal amount of $5,000,000, of which $3,500,000 was funded on September 9, 2005 and $1,500,000 was funded on December 28, 2005. The secured convertible debentures have a 3-year term and accrue annual interest of 10%. These secured convertible debentures are also convertible at the holder’s option at the lesser of (i) a conversion price equal to $0.35 or 96% of the lowest daily volume weighted average price of the common stock during the 30 trading days immediately proceeding the conversion date. The debentures are secured by substantially all our assets. The secured convertible debentures may be redeemed by us at any time, in whole or in part, provided the closing price is less than $0.35 per share. Upon redemption we will pay a redemption premium of 10% of the principal amount being redeemed. Pursuant to an Investor Registration Rights Agreement we entered into with Cornell Capital Partners on September 9, 2005, we are registering under this registration statement, 60,000,000 shares of our common stock under the secured convertible debentures issued to Cornell Capital Partners under the Securities Purchase Agreement.

On September 9, 2005, in connection with the Securities Purchase Agreement we entered into an Investor Registration Rights Agreement with Cornell Capital Partners, whereby we committed to registering shares of our common stock underlying the conversion of our secured convertible debentures. On December 26, 2005, we amended the Investor Registration Rights to state that the number of shares of common stock to be registered in an initial registration statement was to be 60 million shares underlying the secured convertible debentures and filed no later than January 15, 2006. In addition, we agreed to file a second registration statement after we increased our authorized common stock to at least 200 million shares no later than March 1, 2006. On June 20, 2006, we entered into an additional agreement with Cornell Capital Partners, whereby we agreed with Cornell Capital Partners to (i) increase the time for us to comply with our obligations to increase our authorized common stock to August 18, 2006, (ii) increase the time for us to have a second registration statement declared effective to September 1, 2006, (iii) have us waive the conversion restriction for Cornell Capital Partners as set forth in the secured convertible debentures and (iv) allow us in the event we do not have sufficient authorized common stock to issue shares upon conversion of the secured convertible debentures to issue such conversion shares from shares of common stock pledged to Cornell Capital Partners and reduce such number of pledged shares.

In April 2005, we entered into a purchase and sale agreement to acquire 100% of the outstanding shares of Family through a share exchange. We issued 95,200 shares of common stock for all of the outstanding shares of Family. Family. was owned by a member of the board of directors and is in the business of internet advertising. As a result of the acquisition, the company expects to position itself in front of more expectant families through Family’s marketing channels. As a result of the purchase, goodwill of $12,077 was recognized and is included in the accompanying condensed consolidated balance sheet as of June 30, 2005.

In April 2005, we sold 197,500 shares of our common stock through a private placement. The shares were sold for a total of $20,085.

On May 3, 2005, we issued 800,000 shares of our common stock to the CFO and CTO as compensation. The value of the stock on the date of issuance was $64,000.

On May 5, 2005, we issued 72,500 shares to Premier Funding for $7,500 in investor relations services performed from February 2005 through April 2005.

On May 11, 2005, we issued 79,206 shares to Hearthstone Communications for $12,673 in web advertising services performed from December 2004 through February 2005.

On May 11, 2005, we issued 250,000 shares of common stock to Mike Lewis for investor relations performed during 2004. The services were valued at $62,500.

On June 3, 2005, we issued 20,000 shares of common stock to Cinapsys for investor conference attendance fees valued at $4,800.

On June 28, 2005, we issued 250,000 restricted shares in connection with a Placement Agency Agreement relating to due diligence efforts. These services were valued at 62,500.

2006

During the three months ended March 31, 2006, Cord Blood issued a total of 271,270 shares to its directors as compensation. The total cash value of the stock on the date of issuance was $44,760.

Unless otherwise noted in this section, with respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “1933 Act”), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Cord Blood so as to make an informed investment decision. More specifically, we had a reasonable basis to believe that each purchaser was an “accredited investor” as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Cord Blood’s securities.

INDEX TO EXHIBITS

Exhibit No.	Description	Location

2.0	Form of Common Stock Share Certificate of Cord Blood America, Inc.	Filed as an exhibit to Registration Statement on Form 10-SB filed on May 6, 2004
3.0	Amended and Restated Articles of Incorporation of Cord Blood America, Inc.	Filed as an exhibit to Registration Statement on Form 10-SB filed on May 6, 2004
3.1	Amended and Restated Bylaws of Cord Blood America, Inc.	Filed as an exhibit to Registration Statement on Form 10-SB filed on May 6, 2004
5.1	Opinion of Kirkpatrick & Lockhart LLP re: Legality	Provided herewith
10.0	Patent License Agreement dated as of January 1, 2004 between PharmaStem Therapeutics, Inc. and Cord Partners, Inc.	Filed as an exhibit to Amendment Number 1 to Registration Statement on Form 10-SB filed on August 23, 2004
10.1	Service Agreement dated as of February 15, 2004 by and between Bergen Community Regional Blood Center and Cord Partners, Inc.	Filed as an exhibit to Amendment Number 1 to Registration Statement on Form 10-SB filed on August 23, 2004
10.2	Web Development and Maintenance Agreement dated March 18, 2004 by and between Gecko Media, Inc. and Cord Partners, Inc.	Filed as an exhibit to Registration Statement on Form 10-SB filed on May 6, 2004
10.3	Employment Agreement dated April 29, 2004 by and between Cord Blood America, Inc. and Matthew L. Schissler	Filed as an exhibit to Registration Statement on Form 10-SB filed on May 6, 2004
10.4	Employment Agreement dated April 29, 2004 by and between Cord Blood America, Inc. and Stephanie A. Schissler	Filed as an exhibit to Registration Statement on Form 10-SB filed on May 6, 2004
10.5	Stock Option Agreement dated April 29, 2004 by and between Cord Blood America, Inc. and Matthew L. Schissler	Filed as an exhibit to Registration Statement on Form 10-SB filed on May 6, 2004
10.6	Stock Option Agreement dated April 29, 2004 by and between Cord Blood America, Inc. and Stephanie A. Schissler	Filed as an exhibit to Registration Statement on Form 10-SB filed on May 6, 2004
10.7	Stock Option Agreement dated April 29, 2004 by and between Cord Blood America, Inc. and Joseph R. Vicente	Filed as an exhibit to Registration Statement on Form 10-SB filed on May 6, 2004
10.8	Stock Option Agreement dated April 29, 2004 by and between Cord Blood America, Inc. and Stephen Weir	Filed as an exhibit to Registration Statement on Form 10-SB filed on May 6, 2004
10.9	Stock Option Agreement dated April 29, 2004 by and between Cord Blood America, Inc. and Gecko Media, Inc.	Filed as an exhibit to Registration Statement on Form 10-SB filed on May 6, 2004
10.10	License Agreement by and between Cord Partners, Inc. and Premier Office Centers, LLC	Filed as an exhibit to Amendment Number 1 to Registration Statement on Form 10-SB filed on August 23, 2004
10.11	Purchase and Sale of Future Receivables Agreement between AdvanceMe, Inc. and Cord Partners, Inc.	Filed as an exhibit to Amendment Number 1 to Registration Statement on Form 10-SB filed on August 23, 2004
10.12	Promissory Note dated August 12, 2004 made by Cord Blood America, Inc. to the order of Thomas R. Walkey	Filed as an exhibit to Amendment Number 1 to Registration Statement on Form 10-SB filed on August 23, 2004

Exhibit No.	Description	Location

10.13	Loan Agreement Dated September 17, 2004 by and between Cord Blood America, Inc. and Thomas R. Walkey	Filed as an exhibit to Amendment Number 2 to Registration Statement on Form 10-SB filed on October 6, 2004
10.14	Lease Agreement by and between Cord Partners, Inc. and Nine Thousand Sunset, LLC	Filed as an exhibit to Amendment Number 1 to Registration Statement on Form 10-SB filed on August 23, 2004
10.15	Promissory Note dated January 17, 2005 made by CBA Professional Services, Inc. to the order of Joseph R. Vicente	Filed as an exhibit to Current Report on Form 8-K filed on January 17, 2005
10.16	Exchange Agreement dated February 28, 2005 by and between Cord Blood America, Inc. and Career Channel, Inc.	Filed as an exhibit to Current Report on Form 8-K filed on March 1, 2005
10.17	Standby Equity Distribution Agreement dated March 22, 2004 between Cornell Capital Partners, LP and Cord Blood America, Inc.	Filed as an exhibit to Current Report on Form 8-K filed on March 28, 2005
10.18	Placement Agent Agreement dated March 22, 2005 between Newbridge Securities Corporation, Cornell Capital Partners, LP and Cord Blood America, Inc.	Filed as an exhibit to Current Report on Form 8-K filed on March 28, 2005
10.19	Registration Rights Agreement dated March 22, 2004 between Cornell Capital Partners, LP and Cord Blood America, Inc.	Filed as an exhibit to Current Report on Form 8-K filed on March 28, 2005
10.20	Escrow Agreement dated March 22, 2004 between Cord Blood America, Inc., Cornell Capital Partners, LP and David Gonzalez, Esq.	Filed as an exhibit to Current Report on Form 8-K filed on March 28, 2005
10.21	Promissory Note to Cornell Capital Partners for $350,000	Filed as an exhibit on Form SB-2 filed on May 2, 2005
10.22	Warrant for 1,000,000 shares of common stock to Cornell Capital Partners	Filed as an exhibit on Form SB-2 filed on May 2, 2005
10.23	Pledge and Escrow Agreement with Cornell Capital Partners	Filed as an exhibit on Form SB-2 filed on May 2, 2005
10.24	Exchange Agreement with Family Marketing Inc.	Filed as an exhibit to Current Report on Form 8-K filed on May 3, 2005
10.25	Amended and Restated Promissory Note with Cornell Capital Partners for $600,000	Filed as an exhibit to Current Report on Form 8-K filed on June 24, 2005
10.26	Officer’s Certificate from Matthew L. Schissler in connection with a Promissory Note with Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on June 24, 2005
10.27	Joint Disbursement Instructions for $300,000 in gross proceeds from a Promissory Note with Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on June 24, 2005
10.28	Amendment Agreement to a Promissory Note with Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on July 7, 2005
10.29	Officer’s Certificate from Matthew L. Schissler in connection with a Promissory Note with Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on July 7, 2005
10.30	Joint Disbursement Instructions for $125,000 in gross proceeds from a Promissory Note with Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on July 7, 2005
10.31	Employment Agreement with Sandra D. Smith, Chief Financial Officer	Filed as an exhibit to Current Report on Form 8-K filed on July 13, 2005

Exhibit No.	Description	Location

10.32	Employment Agreement with Noah J. Anderson, Chief Technology Officer	Filed as an exhibit to Current Report on Form 8-K filed on July 13, 2005
10.33	Stock Option Agreement with Sandra D. Smith, Chief Financial Officer	Filed as an exhibit to Current Report on Form 8-K filed on July 13, 2005
10.34	Stock Option Agreement with Noah J. Anderson, Chief Technology Officer	Filed as an exhibit to Current Report on Form 8-K filed on July 13, 2005
10.35	Promissory Note to Cornell Capital Partners for $500,000	Filed as an exhibit to Current Report on Form 8-K filed on July 21, 2005
10.36	Joint Disbursement Instructions for $250,000 per the terms of the SEDA agreement with Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on July 21, 2005
10.37	Warrant to Purchase Common Stock by Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on September 12, 2005
10.38	Security Agreement between Family Marketing Inc. and Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on September 12, 2005
10.39	Security Agreement between Career Channel Inc. and Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on September 12, 2005
10.39	Security Agreement between Career Channel Inc. and Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on September 12, 2005
10.40	Security Agreement between CBA Professional Services Inc. and Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on September 12, 2005
10.41	Security Agreement between CBA Properties Inc. and Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on September 12, 2005
10.42	Security Agreement between Cord Blood America Inc. and Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on September 12, 2005
10.43	Security Agreement between Cord Partners Inc. and Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on September 12, 2005
10.44	Pledge and Escrow Agreement by Cord Blood America, Inc, Cornell Capital Partners, and David Gonzalez, Esq.	Filed as an exhibit to Current Report on Form 8-K filed on September 12, 2005
10.45	Insider Pledge and Escrow Agreement by Cornell Capital Partners, Cord Blood America, Inc., Matthew L. Schissler, and David Gonzalez, Esq.	Filed as an exhibit to Current Report on Form 8-K filed on September 12, 2005
10.46	Investor Registration Rights Agreement between Cord Blood America, Inc. and Cornell Capital Partners.	Filed as an exhibit to Current Report on Form 8-K filed on September 12, 2005
10.47	Securities Purchase Agreement between Cord Blood America, Inc. and Cornell Capital Partners.	Filed as an exhibit to Current Report on Form 8-K filed on September 12, 2005
10.48	Warrant to Purchase Common Stock by Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on September 12, 2005
10.50	Warrant to Purchase Common Stock by Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on September 12, 2005
10.51	Secured Convertible Debenture issued by Cord Blood America to Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on September 12, 2005
10.52	Secured Convertible Debenture issued by Cord Blood America, Inc. to Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on December 23, 2005
10.53	Amended and Restated Secured Convertible Debenture issued by Cord Blood America, Inc. to Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on December 23, 2005
10.54	Termination Agreement between Cord Blood America, Inc. to Cornell Capital Partners	Filed as an exhibit to Current Report on Form 8-K filed on December 23, 2005

Exhibit No.	Description	Location

10.55	Employment Agreement dated January 1, 2006 by and between Cord Blood America, Inc. and Matthew L. Schissler	Filed as an exhibit to Current Report on Form 8-K filed on January 6, 2006
10.56	Employment Agreement dated January 1, 2006 by and between Cord Blood America, Inc. and Sandra D. Smith	Filed as an exhibit to Current Report on Form 8-K filed on January 6, 2006
10.57	Employment Agreement dated January 1, 2006 by and between Cord Blood America, Inc. and Noah J. Anderson	Filed as an exhibit to Current Report on Form 8-K filed on January 6, 2006
10.58	Consulting Agreement dated January 1, 2006 by and between Cord Blood America, Inc. and Stephanie Schissler	Filed as an exhibit to Current Report on Form 8-K filed on January 6, 2006
10.59	Stock Option Schedule dated January 1, 2006 by and between Cord Blood America, Inc. and Stephanie Schissler	Filed as an exhibit to Current Report on Form 8-K filed on January 6, 2006
10.60	Asset Purchase Agreement between Cord Partners, Inc. and Cryobank for Oncologic and Reproductive Donors, Inc.	Filed as an exhibit to Current Report on Form 8-K filed on January 18, 2006
10.61	Board Compensation Plan	Filed as an exhibit to Current Report on Form 8-K filed on February 8, 2006
10.62	Web Development and Maintenance Agreement with Gecko Media, Inc.	Filed as an exhibit to Current Report on Form 8-K filed on May 5, 2006
14.1	Code of Ethics	Filed as an exhibit to the Company’s Form SB-2 filed on May 2, 2005
23.1	Consent of Kirkpatrick & Lockhart Nicholson Graham, LLP	Included in Exhibit 5.1
23.2	Consent of Rose, Snyder & Jacobs, a corporation of public accountants	Provided herewith
23.3	Consent of Tedder, James, Worden and Associates, PA	Provided herewith

Undertakings

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the “Act”);

(ii)

Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

Include any additional or changed material information on the plan of distribution;

(2)

That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, September 20, 2006.

Date:   September 20, 2006

CORD BLOOD AMERICA, INC.

By:	/s/ MATTHEW L. SCHISSLER
Name: Matthew L. Schissler
Title: Chief Executive Officer

By:	/s/ SANDRA D. SMITH
Name: Sandra D. Smith
Title: Chief Financial Officer and Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew L. Schissler his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly singed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MATTHEW L. SCHISSLER	Chairman of the Board and Chief Executive Officer	September 20, 2006
Matthew L. Schissler

/s/ JOSEPH VICENTE	Director	September 20, 2006
Joseph Vicente

/s/ STEPHEN WEIR	Director	September 20, 2006
Stephen Weir

/s/ GAYL ROGERS CHRYSLER	Director	September 20, 2006
Gayl Rogers Chrysler

/s/ TIMOTHY MCGRATH	Director	September 20, 2006
Timothy McGrath